 PROSPECTUS SUPPLEMENT DATED JULY 27, 2007 (TO PROSPECTUS DATED APRIL 9, 2007)

                                  $696,428,029

                           RALI SERIES 2007-QS9 TRUST
                                 ISSUING ENTITY

                        RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                        RESIDENTIAL FUNDING COMPANY, LLC
                           MASTER SERVICER AND SPONSOR

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-QS9

The trust will hold a pool of one- to four-family residential first lien mortgage loans.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o    37 classes of senior certificates designated Class A-1, Class A-2,
          Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8,
          Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14,
          Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class
          A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25,
          Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class
          A-31, Class A-32, Class A-33, Class A-P, Class A-V, Class R-I and
          Class R-II Certificates, and

     o    3 classes of subordinated certificates designated Class M-1, Class M-2 and Class M-3 Certificates

all as more fully described in the table on pages S-7 and S-8 of this prospectus supplement.

CERTAIN CLASSES OF CERTIFICATES ARE EXCHANGEABLE FOR OTHER CLASSES OF OFFERED
CERTIFICATES AS FURTHER DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

Credit enhancement for all of these certificates will be provided by additional classes of subordinated certificates which are not offered hereby.

Distributions on the certificates will be on the 25th of each month or, if the
25th is not a business day, on the next business day, beginning August 27, 2007.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 IN THIS
PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES REPRESENT INTERESTS ONLY IN THE TRUST, AS THE ISSUING ENTITY,
AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF RESIDENTIAL ACCREDIT LOANS,
INC., AS THE DEPOSITOR, RESIDENTIAL FUNDING COMPANY, LLC, AS THE SPONSOR, OR ANY
OF THEIR AFFILIATES.

Greenwich Capital Markets, Inc. will purchase thirty-five classes of the senior certificates from the depositor, which certificates are offered by the issuing entity through Greenwich Capital Markets, Inc. to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. Residential Funding Securities, LLC will purchase the Class
A-V Certificates from the depositor, which certificates are offered by the issuing entity through Residential Funding Securities, LLC to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. The net proceeds to the depositor from the sale of the underwritten certificates, other than the Class A-V Certificates, will be approximately 100.05% of the certificate principal balance of those underwritten certificates plus accrued interest, before deducting expenses, and the net proceeds to the depositor from the sale of the Class A-V Certificates will be approximately 1.12% of the notional amount of the Class A-V Certificates plus accrued interest, before deducting expenses. There is no underwriting arrangement for the Class A-P Certificates and the three classes of subordinate certificates offered under this prospectus supplement.

GREENWICH CAPITAL                                            GMAC RFC SECURITIES

                                  UNDERWRITERS

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o    this prospectus supplement, which describes the specific terms of your series of certificates.

     The depositor's principal offices are located at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each
Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by the
     Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression Prospectus
Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                       S-2

                                 UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
     FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                       S-3

                                                                           PAGE
                                                                          -----

   The Bankruptcy of a Borrower May Increase the Risk of

   Principal Only Certificates, Variable Strip Certificates
      and Interest Only Certificates Yield Considerations..............    S-99
   Class M-2 Certificates and Class M-3 Certificates
      Yield Considerations ............................................   S-101
   Additional Yield Considerations Applicable
      Solely to the Residual Certificates .............................   S-103
POOLING AND SERVICING

   Special Tax Considerations Applicable to

                                       S-4

--------------------------------------------------------------------------------

                                     SUMMARY

     The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing entity................   RALI Series 2007-QS9 Trust.

Title of securities...........   Mortgage Asset-Backed Pass-Through
                                 Certificates, Series 2007-QS9.

Depositor.....................   Residential Accredit Loans, Inc., an affiliate
                                 of Residential Funding Company, LLC.

Master servicer and sponsor...   Residential Funding Company, LLC.

Subservicers..................   Homecomings Financial, LLC, a wholly-owned
                                 subsidiary of Residential Funding Company, LLC,
                                 will subservice approximately 70.8% by
                                 principal amount of the mortgage loans. GMAC
                                 Mortgage, LLC, an affiliate of Residential
                                 Funding Company, LLC, will subservice
                                 approximately 9.3% by principal amount of the
                                 mortgage loans. National City Mortgage Company
                                 will subservice approximately 11.8% by
                                 principal amount of the mortgage loans.

Trustee ......................   Deutsche Bank Trust Company Americas.

Originators...................   Approximately 50.0%, 7.9% and 11.8% by
                                 principal amount of the mortgage loans were
                                 originated by Homecomings Financial, LLC, a
                                 wholly-owned subsidiary of Residential Funding
                                 Company, LLC, GMAC Mortgage, LLC, an affiliate
                                 of Residential Funding Company, LLC and
                                 National City Mortgage Company, respectively.

Mortgage pool.................   2,605 fixed rate mortgage loans with an
                                 aggregate principal balance of approximately
                                 $707,033,726 as of the cut-off date, secured by
                                 first liens on one- to four-family residential
                                 properties.

Cut-off date..................   July 1, 2007.

Closing date..................   On or about July 30, 2007.

Distribution dates............   The distribution date in August 2007 and
                                 thereafter on the 25th of each month or, if the
                                 25th is not a business day, on the next
                                 business day.

Assumed final distribution       July 25, 2037. The actual final distribution
date..........................   date could be substantially earlier. See
                                 "Certain Yield and Prepayment Considerations"
                                 in this prospectus supplement.

Form of certificates..........   Book-entry: Class A-1 through Class A-33, Class
                                 A-P, Class A-V and Class M Certificates.

                                 Physical: Class R Certificates.

--------------------------------------------------------------------------------

                                       S-5

--------------------------------------------------------------------------------

                                 See "Description of the
                                 Certificates--Book-Entry Registration of
                                 Certain of the Offered Certificates" in this
                                 prospectus supplement.

Minimum denominations.........   All classes of certificates other than the
                                 classes of certificates listed below: $25,000.

                                 o    Class A-2, Class A-3, Class A-6, Class
                                      A-9, Class A-12, Class A-16, Class A-20
                                      and Class A-V Certificates: $2,000,000
                                      notional amount.

                                 o    Class M-2 Certificates and Class M-3
                                      Certificates: $250,000.

                                 o    Class R Certificates: 20% percentage
                                      interests.

Legal investment..............   When issued, the Class A, Class R and Class M-1
                                 Certificates will, and the Class M-2
                                 Certificates and Class M-3 Certificates will
                                 not, be "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, or SMMEA.

                                 See "Legal Investment" in this prospectus
                                 supplement and "Legal Investment Matters" in
                                 the prospectus.

ERISA Considerations..........   Subject to the considerations described in this
                                 prospectus supplement, the Class A Certificates
                                 and Class M Certificates are expected to be
                                 considered eligible for purchase by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts. Sales of the
                                 Class R Certificates to such plans or
                                 retirement accounts are prohibited, except as
                                 permitted under "ERISA Considerations" in this
                                 prospectus supplement.

                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the prospectus.

--------------------------------------------------------------------------------

                                       S-6

                              OFFERED CERTIFICATES

                                                                        INITIAL RATING
                                    INITIAL PRINCIPAL   PASS-THROUGH    (FITCH/MOODY'S/
               CLASS                     BALANCE            RATE             S&P)(1)                   DESIGNATION(3)
-----------------------------------------------------------------------------------------------------------------------------------

CLASS A SENIOR CERTIFICATES:
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-1                    $313,992,000    Adjustable Rate    AAA/Aaa/AAA      Senior/Exchangeable/Floater/Adjustable
                                                                                                            Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Senior/Interest
                A-2                    $          0    Adjustable Rate    AAA/Aaa/AAA            Only/Exchangeable/Inverse
                                                                                                  Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Senior/Interest
                A-3                    $          0    Adjustable Rate    AAA/Aaa/AAA            Only/Exchangeable/Inverse
                                                                                                  Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-4                    $143,244,000    Adjustable Rate    AAA/Aaa/AAA    Senior/PAC/Exchangeable/Floater/Adjustable
                                                                                                            Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-5                    $ 23,874,000    Adjustable Rate    AAA/Aaa/AAA         Senior/PAC/Exchangeable/Inverse
                                                                                                  Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Senior/Interest
                A-6                    $          0    Adjustable Rate    AAA/Aaa/AAA            Only/Exchangeable/Inverse
                                                                                                  Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-7                    $ 22,200,000    Adjustable Rate    AAA/Aaa/AAA    Senior/PAC/Exchangeable/Floater/Adjustable
                                                                                                            Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-8                    $  3,700,000    Adjustable Rate    AAA/Aaa/AAA         Senior/PAC/Exchangeable/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Senior/Interest
                A-9                    $          0    Adjustable Rate    AAA/Aaa/AAA            Only/Exchangeable/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-10                   $  3,372,000    Adjustable Rate    AAA/Aaa/AAA    Senior/PAC/Exchangeable/Floater/Adjustable
                                                                                                            Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-11                   $    562,000    Adjustable Rate    AAA/Aaa/AAA         Senior/PAC/Exchangeable/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Senior/Interest
                A-12                   $          0    Adjustable Rate    AAA/Aaa/AAA            Only/Exchangeable/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-13                   $100,320,000    Adjustable Rate    AAA/Aaa/AAA      Senior/Companion/Exchangeable/Floater/
                                                                                                       Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-14                   $ 13,072,000    Adjustable Rate    AAA/Aaa/AAA      Senior/Companion/Exchangeable/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-15                   $  3,648,000    Adjustable Rate    AAA/Aaa/AAA             Senior/Companion/Inverse
                                                                                            Floater/Exchangeable/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Senior/Interest
                A-16                   $          0    Adjustable Rate    AAA/Aaa/AAA        Only/Exchangeable/Inverse Floater/
                                                                                                       Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                A-17                   $ 22,995,000         6.50%         AAA/Aa1/AAA         Senior/Senior Support/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-18                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA        Senior/Exchanged/Floater/Adjustable
                                                                                                            Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-19                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA        Senior/Exchanged/Floater/Adjustable
                                                                                                            Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Senior/Interest Only/Exchanged/ Inverse
                A-20                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA              Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------

                                       S-7

                                                                                                        Senior/Super
                A-21                   $       0(4)         6.00%         AAA/Aaa/AAA         Senior/PAC/Exchanged/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-22                   $       0(4)         6.00%         AAA/Aaa/AAA         Senior/PAC/Exchanged/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-23                   $       0(4)         6.00%         AAA/Aaa/AAA         Senior/PAC/Exchanged/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-24                   $       0(4)         6.00%         AAA/Aaa/AAA          Senior/PAC/Exchanged/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-25                   $       0(4)         6.00%         AAA/Aaa/AAA       Senior/Companion/Exchanged/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-26                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA           Senior/PAC/Exchanged/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-27                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA           Senior/PAC/Exchanged/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-28                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA        Senior/Companion/Exchanged/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-29                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA        Senior/Companion/Exchanged/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Senior/Super
                A-30                   $       0(4)    Adjustable Rate    AAA/Aaa/AAA        Senior/Companion/Exchanged/Inverse
                                                                                                   Floater/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Senior/Super Senior/Exchanged/Fixed
                A-31                   $       0(4)         7.00%         AAA/Aaa/AAA                       Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            Senior/Super Senior/Exchanged/Fixed
                A-32                   $       0(4)         6.00%         AAA/Aaa/AAA                       Rate
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Senior/Super Senior/Exchanged/Fixed
                A-33                   $       0(4)         6.50%         AAA/Aaa/AAA                       Rate
-----------------------------------------------------------------------------------------------------------------------------------
                A-P                    $  8,329,329         0.00%         AAA/Aaa/AAA               Senior/Principal Only
-----------------------------------------------------------------------------------------------------------------------------------
                A-V                    $          0     Variable Rate     AAA/Aaa/AAA        Senior/Interest Only/Variable Rate
-----------------------------------------------------------------------------------------------------------------------------------
Total Class A
Certificates:                          $659,308,329
-----------------------------------------------------------------------------------------------------------------------------------
CLASS R SENIOR CERTIFICATES:
-----------------------------------------------------------------------------------------------------------------------------------
                R-I                    $        100        6.50%          AAA/Aaa/AAA            Senior/Residual/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                R-II                   $        100        6.50%          AAA/Aaa/AAA            Senior/Residual/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
Total offered senior certificates:     $659,308,529
-----------------------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
-----------------------------------------------------------------------------------------------------------------------------------
                M-1                    $ 22,271,800        6.50%           AA/NA/NA                 Mezzanine/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                M-2                    $  8,484,400        6.50%            A/NA/NA                 Mezzanine/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                M-3                    $  6,363,300        6.50%           BBB/NA/NA                Mezzanine/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:            $ 37,119,500
-----------------------------------------------------------------------------------------------------------------------------------
Total offered certificates:            $696,428,029
-----------------------------------------------------------------------------------------------------------------------------------

                                       S-8

                          NON-OFFERED CERTIFICATES (2)
-----------------------------------------------------------------------------------------------------------------------------------

CLASS P  CERTIFICATES:
-----------------------------------------------------------------------------------------------------------------------------------
                P                      $        100        0.00%          AAA/Aaa/AAA              Senior/Prepayment Charge
-----------------------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
-----------------------------------------------------------------------------------------------------------------------------------
                B-1                    $  4,242,200        6.50%           BB/NA/NA                 Subordinate/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                B-2                    $  3,181,700        6.50%            B/NA/NA                 Subordinate/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
                B-3                    $  3,181,696        6.50%           NA/NA/NA                 Subordinate/Fixed Rate
-----------------------------------------------------------------------------------------------------------------------------------
Total Class B Certificates:            $ 10,605,596
-----------------------------------------------------------------------------------------------------------------------------------
Total offered and non-offered
certificates:                          $707,033,726

(1)  See "Ratings" in this prospectus supplement.

(2)  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

(3)  AS MORE FULLY DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THE CLASSES OF
     CERTIFICATES DESIGNATED AS EXCHANGEABLE CERTIFICATES MAY BE EXCHANGED FOR
     OTHER CLASSES OF CERTIFICATES DESIGNATED AS EXCHANGED CERTIFICATES IN THE
     COMBINATIONS INDICATED IN ANNEX II TO THIS PROSPECTUS SUPPLEMENT.

(4)  As of any date of determination, the certificate principal balance of any class of exchanged certificates will be equal to the aggregate certificate principal balance of the exchangeable certificates in the related combination group, as described in this prospectus supplement.

                                       S-9

OTHER INFORMATION:

     The aggregate initial certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding. Only the offered certificates, including the exchanged certificates, are offered for sale pursuant to the prospectus supplement and the related prospectus. The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

     INTEREST ON THE CLASS A-1 THROUGH CLASS A-16, CLASS A-18, CLASS A-19, CLASS
A-20, CLASS A-26, CLASS A-27, CLASS A-28, CLASS A-29 AND CLASS A-30 CERTIFICATES
WILL BE DETERMINED AS FOLLOWS:

ADJUSTABLE RATES:     INITIAL                         FORMULA                        MAXIMUM     MINIMUM
--------------------------------------------------------------------------------------------------------

Class A-1               5.92%                      LIBOR + 0.60%                       7.00%      0.60%
--------------------------------------------------------------------------------------------------------
Class A-2               0.98%                      6.30% - LIBOR                       6.30%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-3               0.10%                      6.40% - LIBOR                       0.10%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-4               5.92%                      LIBOR + 0.60%                       7.00%      0.60%
--------------------------------------------------------------------------------------------------------
Class A-5               5.88%           37.80% - (LIBOR multiplied by 6.00)           37.80%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-6               0.10%                      6.40% - LIBOR                       0.10%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-7               5.92%                      LIBOR + 0.60%                       7.00%      0.60%
--------------------------------------------------------------------------------------------------------
Class A-8               5.88%           37.80% - (LIBOR multiplied by 6.00)           37.80%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-9               0.10%                      6.40% - LIBOR                       0.10%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-10              5.92%                      LIBOR + 0.60%                       7.00%      0.60%
--------------------------------------------------------------------------------------------------------
Class A-11              5.88%           37.80% - (LIBOR multiplied by 6.00)           37.80%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-12              0.10%                      6.40% - LIBOR                       0.10%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-13              5.92%                      LIBOR + 0.60%                       7.00%      0.60%
--------------------------------------------------------------------------------------------------------
Class A-14          5.218604678%  46.04651163% - (LIBOR multiplied by 7.6744186)   46.04651163%   0.00%
--------------------------------------------------------------------------------------------------------
Class A-15              8.25%          173.25% - (LIBOR multiplied by 27.50)           8.25%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-16              0.10%                      6.40% - LIBOR                       0.10%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-18              5.92%                      LIBOR + 0.60%                       7.00%      0.60%
--------------------------------------------------------------------------------------------------------
Class A-19              6.02%                      LIBOR + 0.70%                       7.00%      0.70%
--------------------------------------------------------------------------------------------------------
Class A-20              1.08%                      6.40% - LIBOR                       6.40%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-26              5.88%           37.80% - (LIBOR multiplied by 6.00)           37.80%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-27              6.48%           38.40% - (LIBOR multiplied by 6.00)           38.40%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-28              5.88%           37.80% - (LIBOR multiplied by 6.00)           37.80%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-29              6.48%           38.40% - (LIBOR multiplied by 6.00)           38.40%      0.00%
--------------------------------------------------------------------------------------------------------
Class A-30             11.00%          176.00% - (LIBOR multiplied by 27.50)          11.00%      0.00%
--------------------------------------------------------------------------------------------------------

CLASS A-2, CLASS A-3, CLASS A-6, CLASS A-9, CLASS A-12 AND CLASS A-16
CERTIFICATES:

     The Class A-2, Class A-3, Class A-6, Class A-9, Class A-12 and Class A-16
Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, (i) interest on the Class A-2 Certificates will accrue on a notional amount equal to the certificate principal balance of the
Class A-1 Certificates immediately prior to the related distribution date, which is initially equal to approximately $313,992,000, (ii) interest on the Class A-3
Certificates will accrue on a notional amount equal to the certificate principal balance of the Class

                                      S-10

A-1 Certificates immediately prior to the related distribution date, which is initially equal to approximately $313,992,000, (iii) interest on the Class A-6
Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-4 Certificates immediately prior to the related distribution date, which is initially equal to approximately $143,244,000, (iv)
interest on the Class A-9 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-7 Certificates immediately prior to the related distribution date, which is initially equal to approximately $22,200,000, (v) interest on the Class A-12 Certificates will accrue on a notional amount equal to the certificate principal balance of the
Class A-10 Certificates immediately prior to the related distribution date, which is initially equal to approximately $3,372,000, and (vi) interest on the
Class A-16 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class A-13 Certificates immediately prior to the related distribution date, which is initially equal to approximately
$100,320,000.

CLASS A-20 CERTIFICATES:

The Class A-20 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class A-20
Certificates will accrue on a notional amount described in Annex II to this prospectus supplement.

CLASS A-V CERTIFICATES:

     Variable Rate: The interest rate payable with respect to the Class A-V
Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan, net of the applicable servicing fee rate and subservicing fee rate, over 6.50%. On each monthly distribution date, holders of Class A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable servicing fee rate, subservicing fee rate and 6.50%, provided that the interest rate will not be less than zero.

     The Class A-V Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans, which is initially equal to approximately $707,033,726. The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any losses realized with respect to such mortgage loan that have been previously allocated to certificateholders. In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

                                      S-11

--------------------------------------------------------------------------------

                           TRANSFER OF MORTGAGE LOANS

     The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential
Funding Company, LLC, as sponsor. Residential Funding Company, LLC will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to Residential Accredit Loans, Inc., as the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See "Pooling and
Servicing Agreement--The Trustee" in this prospectus supplement and in the prospectus. For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

                      ------------------------------------

                               Mortgage Loan Sellers

                      ------------------------------------
                                       |
                                       |
                                       |   sale of mortgage loans
                                       |
                                      \|/
                      ------------------------------------

                        Residential Funding Company, LLC
                          (Sponsor and Master Servicer)

                      ------------------------------------
                                       |
                                       |
                                       |   sale of mortgage loans
                                       |
                                      \|/
                      ------------------------------------

                        Residential Accredit Loans, Inc.
                                  (Depositor)

                      ------------------------------------
                                       |
                                       |
                                       |   sale of mortgage loans
                                       |
                                      \|/
                      ------------------------------------

                      Deutsche Bank Trust Company Americas
                                     (Trustee)
                       (owner of mortgage loans on behalf
                        of issuing entity for the benefit
                           of holders of certificates)

                      ------------------------------------

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

THE TRUST

The depositor will establish a trust with respect to the Series 2007-QS9
Certificates under a series supplement, dated as of July 1, 2007, to the standard terms of pooling and servicing agreement, dated as of July 1, 2007, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

                                    RANGE          WEIGHTED AVERAGE
                           ---------------------   ----------------
Principal balance          $24,984 to $1,982,500      $271,414*
Mortgage rate                5.500% to 9.625%           7.1062%
Remaining term to stated
   maturity (months)           236 to 360                  358

*    Indicates average principal balance.

The mortgage pool will consist of conventional, fixed-rate, first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination.

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

                           NUMBER OF                            PERCENT OF
LOAN PURPOSE             MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE LOANS
------------             --------------   -----------------   --------------
Purchase..............        1,055          $278,797,619          39.43%
Rate/Term Refinance...          679           186,325,320          26.35
Equity Refinance......          871           241,910,787          34.21
                              -----          ------------         ------
   Total..............        2,605          $707,033,726         100.00%
                              =====          ============         ======

                                     NUMBER OF                            PERCENT OF
LOAN DOCUMENTATION                 MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE LOANS
------------------                 --------------   -----------------   --------------

Full/Alternate Documentation ...          679          $163,265,001          23.09%
Reduced Documentation ..........        1,225           355,332,144          50.26
No Stated Income ...............          301            89,647,805          12.68
No Income/No Asset
   Verification ................          400            98,788,776          13.97
                                        -----          ------------         ------
   Total .......................        2,605          $707,033,726         100.00%
                                        =====          ============         ======

                                      NUMBER OF                           PERCENT OF
OCCUPANCY TYPE                     MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE LOANS
--------------                     --------------   -----------------   --------------

Primary Residence ..............        1,892          $556,320,309          78.68%
Second/Vacation ................           81            23,116,941           3.27
Non-Owner Occupied .............          632           127,596,476          18.05
                                        -----          ------------         ------
   Total .......................        2,605          $707,033,726         100.00%
                                        =====          ============         ======

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two- to four-family units, condominiums and townhouses.

Generally, the mortgage loans were originated using less stringent underwriting standards than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

The securities described on the table on pages S-7 to S-9 are the only securities backed by this mortgage pool that will be issued.

For additional information regarding the mortgage pool see "Description of the
Mortgage Pool" in this prospectus supplement.

SERVICING

Residential Funding Company, LLC will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.25% per annum and not more than 1.25% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.2686%
per annum. The servicing fees consist of subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a minimum rate of 0.25% per annum, and other related compensation payable to the subservicer and the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

If Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding
Company, LLC will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation.

Likewise, as described under "Description of the Certificates--Review of
Mortgage Loan or Contract Documents" in the prospectus, if Residential Funding
Company, LLC cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding Company, LLC will be required to repurchase the related mortgage loan.

In addition, Residential Funding Company, LLC may substitute a new mortgage loan for a deleted mortgage loan that is removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate,
LTV ratio and remaining term to maturity, as described more fully under "The
Trusts--Limited Right of Substitution" in the prospectus. See also "The
Trusts--Repurchases of Mortgage Collateral" in the prospectus.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o    collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections (other than prepayment charges) plus

o    advances for delinquent payments that are deemed recoverable by the master servicer minus

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------
o    the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

Priority of distributions. Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

                            PRIORITY OF DISTRIBUTIONS

                   ----------------------------
 |   Priority of        Senior Certificates
 |     Payment               interest
 |                 ----------------------------
 |                      Senior Certificates
 |                           principal
 |                 ----------------------------
 |                         Reimbursement
 |                      of certain advances
 |                      to master servicer
 |                 ----------------------------
 |                           Class M-1
 |                           interest
 |                 ----------------------------
 |                           Class M-1
 |                           principal
 |                 ----------------------------
 |                           Class M-2
 |                           interest
 |                 ----------------------------
 |                           Class M-2
 |                           principal
 |                 ----------------------------
 |                           Class M-3
 |                           interest
 |                 ----------------------------
 |                           Class M-3
\ /                          principal
                   ----------------------------

     Interest distributions. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

     o    the pass-through rate for that class of certificates multiplied by

     o    the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

     o    1/12th minus

     o    the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, the interest portion of realized losses not allocated through subordination and the interest portion of any advances made with respect to delinquencies that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses, as described more fully in the definition of "Accrued Certificate
          Interest" in "Description of the Certificates--Glossary of Terms" in
          this prospectus supplement.

The Class P Certificates will not receive any distribution of interest.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in August 2012, all principal prepayments on the mortgage loans will be distributed among the senior certificates, other than the Class A-2, Class A-3, Class A-6, Class A-9, Class
A-12, Class A-16, Class A-20 and Class A-V Certificates, which are collectively referred to herein as the interest only certificates, and consequently will not be distributed to the Class M Certificates and Class B Certificates, unless the senior certificates entitled to principal distributions, other than the Class
A-P Certificates and Class P Certificates, are no longer outstanding. Not all outstanding senior certificates will receive principal on each distribution date. The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 6.50%
per annum. The interest only
--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------
certificates are not entitled to receive any principal distributions.

See "Description of the Certificates--Principal Distributions on the Senior
Certificates" and "--Principal Distributions on the Class M Certificates" in
this prospectus supplement.

DISTRIBUTIONS ON EXCHANGEABLE CERTIFICATES

The Class A-1 Certificates through Class A-16 Certificates are referred to herein as the exchangeable certificates and the Class A-18 Certificates through
Class A-33 Certificates are referred to herein as the exchanged certificates.
Following the closing date, the holders of the exchangeable certificates will be entitled, for a fee, to exchange all or a part of the exchangeable certificates in the various combinations identified in Annex II hereto for the related class or classes of exchanged certificates and vice versa.

The exchangeable certificates outstanding on each distribution date will be entitled to the principal and interest distributions for each class of such exchangeable certificates as described under the headings "Description of the
Certificates--Interest Distributions" and "--Principal Distributions on the
Senior Certificates" in this prospectus supplement. In addition, such exchangeable certificates will be allocated their share of realized losses and interest shortfalls as described under the heading "Description of the
Certificates--Allocation of Losses; Subordination" in this prospectus supplement. On each distribution date when exchanged certificates are outstanding, those exchanged certificates will be entitled to a proportionate share of the principal distributions, if any, on each class of exchangeable certificates in the related allowable combination plus the pass-through rate on such exchangeable securities. In addition, exchanged certificates will bear a proportionate share of realized losses and interest shortfalls allocable to each class of exchangeable certificates in the related allowable combination. Annex
II to this prospectus supplement sets forth the allowable combinations of exchanged certificates offered hereunder.

See "Description of the Certificates--Exchangeable Certificates--Procedures" in
this prospectus supplement and "Description of the Securities--Exchangeable
Securities" in the accompanying prospectus for a description of exchangeable certificates and exchange procedures. For a more detailed description of how distributions will be allocated among the various classes of certificates, see
"Description of the Certificates--Distributions on Certain Classes of
Exchangeable Certificates", "--Interest Distributions" and "--Principal
Distributions on the Senior Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Except for the exceptions described below, losses on the mortgage loans will be allocated in full to the first class listed below with a certificate principal balance greater than zero:

     o    Class B-3

     o    Class B-2

     o    Class B-1

     o    Class M-3

     o    Class M-2

     o    Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class M Certificates and
Class B
--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------
Certificates has been reduced to zero, losses on the mortgage loans will be allocated proportionately among the senior certificates, subject to the exceptions described below.

In addition, most of the principal portion of losses otherwise allocable to the
Class A-1 Certificates through Class A-16 Certificates or Class A-18
Certificates through Class A-33 Certificates, as applicable, other than the interest only certificates, will be allocated to the Class A-17 Certificates as long as the Class A-17 Certificates remain outstanding.

Not all losses will be allocated in the priority described above. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or some losses related to the bankruptcy of a mortgagor, will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates except as described below for the Class A-P Certificate. Therefore, the Class M
Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for these types of losses.

Special loss allocation for Class A-P Certificates. Whenever losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the related mortgage loan had a net mortgage rate less than
6.50% per annum. In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates--Allocation of Losses; Subordination" in
this prospectus supplement.

PRIORITY OF DISTRIBUTIONS. All principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates as described in this prospectus supplement during the first five years after the closing date, subject to the exceptions described below. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the Class M Certificates and Class B
Certificates for absorption of losses, thereby decreasing the likelihood of losses being allocated to the senior certificates.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

o    purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

o    purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full
--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------
with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on pages S-7 and S-8 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates or cause holders of the interest only certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The Class A, Class R and Class M-1 Certificates will be "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies. The Class M-2
Certificates and Class M-3 Certificates will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment
Matters" in the prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the Class A Certificates and Class M Certificates are
expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of Class R
Certificates to such plan or retirement accounts are prohibited, except as permitted under "ERISA Considerations."

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust
(exclusive of the prepayment charges to which the Class P Certificates are entitled) as two real estate mortgage investment conduits. The offered certificates (other than the Class R Certificates) will represent ownership of regular interests in the related real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of
--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------
your usual methods of accounting. For federal income tax purposes, each class of the Class R Certificates will be the sole residual interest in the related real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.
--------------------------------------------------------------------------------

                                      S-19

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider the following risk factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may       Generally, the mortgage loans have been
affect risk of loss on the       originated using underwriting standards that
mortgage loans.                  are less stringent than the underwriting
                                 standards applied by certain other first lien
                                 mortgage loan purchase programs, such as those
                                 of Fannie Mae, Freddie Mac or the depositor's
                                 affiliate, Residential Funding Mortgage
                                 Securities I, Inc. Applying less stringent
                                 underwriting standards creates additional risks
                                 that losses on the mortgage loans will be
                                 allocated to certificateholders.

                                 Examples include the following:

                                 o    mortgage loans secured by non-owner
                                      occupied properties, which constitute
                                      18.0% of the mortgage loans by principal
                                      balance, may present a greater risk that
                                      the borrower will stop making monthly
                                      payments if the borrower's financial
                                      condition deteriorates;

                                 o    mortgage loans with loan-to-value ratios
                                      greater than 80% (i.e., the amount of the
                                      loan at origination is more than 80% of
                                      the value of the mortgaged property),
                                      which constitute 15.9% of the mortgage
                                      loans by principal balance, may increase
                                      the risk that the value of the mortgaged
                                      property will not be sufficient to satisfy
                                      the mortgage loan upon foreclosure; and

                                 o    mortgage loans made to borrowers whose
                                      income is not verified, including
                                      borrowers who may not be required to state
                                      their income, which constitute
                                      approximately 76.9% of the mortgage loans
                                      by principal balance, may increase the
                                      risk that the borrower's income is less
                                      than represented.

                                      S-20

                                 Some of the mortgage loans with loan-to-value
                                 ratios over 80% are insured by primary mortgage
                                 insurance to the extent described in this
                                 prospectus supplement. However, if the insurer
                                 is unable to pay a claim, the amount of loss
                                 incurred on those loans may be increased.

                                 In addition, in determining loan-to-value
                                 ratios for certain mortgage loans, the value of
                                 the related mortgaged property may be based on
                                 an appraisal that is up to 24 months old if
                                 there is a supporting broker's price opinion,
                                 automated valuation, drive-by appraisal or
                                 other certification of value. If such an
                                 appraisal does not reflect current market
                                 values and such market values have declined,
                                 the likelihood that proceeds from a sale of the
                                 mortgaged property may be insufficient to repay
                                 the mortgage loan is increased.

                                 See "The Trusts--Underwriting Policies" and
                                 "Certain Legal Aspects of Mortgage Loans and
                                 Contracts" in the prospectus.

The return on your               Losses on the mortgage loans may occur due to a
certificates may be affected     wide variety of causes, including a decline in
by losses on the mortgage        real estate values, and adverse changes in the
loans, which could occur due     borrower's financial condition. A decline in
to a variety of causes.          real estate values or economic conditions
                                 nationally or in the regions where the
                                 mortgaged properties are concentrated may
                                 increase the risk of losses on the mortgage
                                 loans.

The return on your               One risk of investing in mortgage-backed
certificates may be              securities is created by any concentration of
particularly sensitive to        the related properties in one or more
changes in real estate markets   geographic regions. Approximately 24.9% of the
in specific regions.             cut-off date principal balance of the mortgage
                                 loans are located in California. If the
                                 regional economy or housing market weakens in
                                 California or any other region having a
                                 significant concentration of properties
                                 underlying the mortgage loans, the mortgage
                                 loans in that region may experience high rates
                                 of loss and delinquency, resulting in losses to
                                 certificateholders. A region's economic
                                 condition and housing market may also be
                                 adversely affected by a variety of events,
                                 including natural disasters such as
                                 earthquakes, hurricanes, floods, tornadoes and
                                 eruptions, civil disturbances such as riots,
                                 disruptions such as ongoing power outages, or
                                 terrorist actions or acts of war. The economic
                                 impact of any of those events may also be felt
                                 in areas beyond the region immediately affected
                                 by the disaster or disturbance. The properties
                                 underlying the mortgage loans may be
                                 concentrated in these regions. This
                                 concentration may result in greater losses to
                                 certificateholders than those generally present
                                 for similar mortgage-backed securities without
                                 that concentration.

                                 See "Description of the Mortgage Pool--Mortgage
                                 Pool Characteristics" in this prospectus
                                 supplement.

                                      S-21

The return on your               The only credit enhancement for the senior
certificates will be reduced     certificates will be the subordination provided
if losses exceed the credit      by the Class M Certificates and Class B
enhancement available to your    Certificates (and with respect to the Class A-1
certificates.                    Certificates through Class A-16 Certificates
                                 and Class A-18 Certificates through Class A-33
                                 Certificates, the subordination provided by the
                                 Class A-17 Certificates). The only credit
                                 enhancement for the Class M Certificates will
                                 be the subordination provided by the Class B
                                 Certificates and by any class of Class M
                                 Certificates with a lower payment priority. You
                                 should also be aware that the credit
                                 enhancement provided for some types of losses
                                 is limited.

                                 See "Summary--Credit Enhancement" and
                                 "Description of the Certificates--Allocation of
                                 Losses; Subordination" in this prospectus
                                 supplement.

The value of your certificates   If the performance of the mortgage loans is
may be reduced if losses are     substantially worse than assumed by the rating
higher than expected.            agencies, the ratings of any class of the
                                 certificates may be lowered in the future. This
                                 would probably reduce the value of those
                                 certificates. None of the depositor, the master
                                 servicer or any other entity will have any
                                 obligation to supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any rating of the certificates.

A transfer of master servicing   If the master servicer defaults in its
in the event of a master         obligations under the pooling and servicing
servicer default may increase    agreement, the master servicing of the mortgage
the risk of payment              loans may be transferred to the trustee or an
application errors.              alternate master servicer, as described under
                                 "The Pooling and Servicing Agreement--Rights
                                 Upon Event of Default" in the prospectus. In
                                 the event of such a transfer of master
                                 servicing there may be an increased risk of
                                 errors in applying payments from borrowers or
                                 in transmitting information and funds to the
                                 successor master servicer.

Some of the mortgage loans       As of the cut-off date, approximately 0.1% of
have an initial interest only    the mortgage loans require the related
period, which may increase the   borrowers to make monthly payments of accrued
risk of loss and delinquency     interest, but not principal, for the first five
on these mortgage loans.         years following origination, approximately
                                 49.7% of the mortgage loans require the related
                                 borrowers to make monthly payments of accrued
                                 interest, but not principal, for the first ten
                                 years following origination and approximately
                                 0.1% of the mortgage loans require the related
                                 borrowers to make monthly payments of accrued
                                 interest, but not principal, for the first
                                 fifteen years following origination. During
                                 this period, the payment made by the related
                                 borrower will be less than it would be if the
                                 mortgage loan amortized. In addition, the
                                 mortgage loan balance will not be reduced by
                                 the principal portion of scheduled monthly
                                 payments during this period. As a result, no
                                 principal payments will be made to the
                                 certificates from mortgage loans of this nature
                                 during their interest only period except in the
                                 case of a prepayment.

                                      S-22

                                 After the initial interest only period, the
                                 scheduled monthly payment on these mortgage
                                 loans may increase, which may result in
                                 increased delinquencies by the related
                                 borrowers, particularly if interest rates have
                                 increased and the borrower is unable to
                                 refinance. In addition, losses may be greater
                                 on these mortgage loans as a result of the
                                 mortgage loan not amortizing during the early
                                 years of these mortgage loans. Although the
                                 amount of principal included in each scheduled
                                 monthly payment for a traditional mortgage loan
                                 can be relatively small during the first few
                                 years after the origination of a mortgage loan,
                                 in the aggregate the amount can be significant.

                                 Mortgage loans with an initial interest only
                                 period are relatively new in the mortgage
                                 marketplace. The performance of these mortgage
                                 loans may be significantly different than
                                 mortgage loans that fully amortize. In
                                 particular, there may be a higher expectation
                                 by these borrowers of refinancing their
                                 mortgage loans with a new mortgage loan, in
                                 particular one with an initial interest only
                                 period, which may result in higher prepayment
                                 speeds than would otherwise be the case. In
                                 addition, the failure to build equity in the
                                 related mortgaged property by the related
                                 mortgagor may affect the delinquency and
                                 prepayment experience of these mortgage loans.

Recent developments in the       Recently, the residential mortgage market in
residential mortgage market      the United States has experienced a variety of
may adversely affect the         difficulties and changed economic conditions
return on your certificates      that may adversely affect the yield on your
                                 certificates. Delinquencies and losses with
                                 respect to residential mortgage loans generally
                                 have increased in recent months, and may
                                 continue to increase. In addition, in recent
                                 months housing prices in many states have
                                 declined or stopped appreciating, after
                                 extended periods of significant appreciation. A
                                 continued decline or an extended flattening of
                                 those values may result in additional increases
                                 in delinquencies and losses on residential
                                 mortgage loans generally, particularly with
                                 respect to second homes and investor properties
                                 and with respect to any residential mortgage
                                 loans whose aggregate loan amounts (including
                                 any subordinate liens) are close to or greater
                                 than the related property values. As a result
                                 of these and other factors, the value of some
                                 mortgage-backed securities has been negatively
                                 impacted.

                                 You should consider that the general market
                                 conditions discussed above may affect the
                                 performance of the mortgage loans and may
                                 adversely affect the return on your
                                 certificates.

                                      S-23

RISKS RELATING TO PRIMARY
MORTGAGE INSURERS

You may incur losses if a        Approximately 15.9% of the aggregate principal
primary mortgage insurer         balance of the mortgage loans as of the cut-off
fails to make payments under     date have an LTV ratio at origination in excess
a primary mortgage insurance     of 80% and are insured by a primary mortgage
policy.                          insurance policy. All of the primary mortgage
                                 insurance policies were issued by Genworth
                                 Mortgage Ins. Co., Mortgage Guaranty Insurance
                                 Corporation, Republic Mortgage Ins. N.C.,
                                 United Guaranty Residential Insurance Company,
                                 PMI Mortgage Insurance Company, Wisconsin
                                 Mortgage Assurance Co., Triad Guaranty, Cuna
                                 Mutual Group or Radian Guaranty Inc., formerly
                                 known as Commonwealth Mortgage Assurance
                                 Company of Texas. If such a mortgage loan were
                                 subject to a foreclosure and the value of the
                                 related mortgaged property were not sufficient
                                 to satisfy the mortgage loan, payments under
                                 the primary mortgage insurance policy would be
                                 required to avoid any losses, or to reduce the
                                 losses on, such a mortgage loan. If the insurer
                                 is unable or refuses to pay a claim, the amount
                                 of such losses would be allocated to holders of
                                 the certificates as realized losses.

LIMITED OBLIGATIONS

Payments on the mortgage         The certificates represent interests only in
loans are the primary source     the RALI Series 2007-QS9 Trust. The
of payments on your              certificates do not represent an ownership
certificates.                    interest in or obligation of the depositor, the
                                 master servicer or any of their affiliates. If
                                 proceeds from the assets of the RALI Series
                                 2007-QS9 Trust are not sufficient to make all
                                 payments provided for under the pooling and
                                 servicing agreement, investors will have no
                                 recourse to the depositor, the master servicer
                                 or any other entity, and will incur losses.

LIQUIDITY RISKS

You may have to hold your        A secondary market for your certificates may
certificates to maturity if      not develop. Even if a secondary market does
their marketability is           develop, it may not continue or it may be
limited.                         illiquid. Neither the underwriters nor any
                                 other person will have any obligation to make a
                                 secondary market in your certificates.
                                 Illiquidity means you may not be able to find a
                                 buyer to buy your securities readily or at
                                 prices that will enable you to realize a
                                 desired yield. Illiquidity can have a severe
                                 adverse effect on the market value of your
                                 certificates.

                                      S-24

                                 Any class of offered certificates may
                                 experience illiquidity, although generally
                                 illiquidity is more likely for classes that are
                                 especially sensitive to prepayment, such as the
                                 Class A-P Certificates and the interest only
                                 certificates, or credit risk, such as the Class
                                 M Certificates or that have been structured to
                                 meet the investment requirements of limited
                                 categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could     The transfer of the mortgage loans from
delay or reduce distributions    Residential Funding Company, LLC, or
on the certificates.             Residential Funding, to the depositor is
                                 intended by the parties to be and has been
                                 documented as a sale. However, if Residential
                                 Funding were to become bankrupt, a trustee in
                                 bankruptcy could attempt to recharacterize the
                                 sale of the mortgage loans as a loan secured by
                                 the mortgage loans or to consolidate the
                                 mortgage loans with the assets of Residential
                                 Funding. Any such attempt could result in a
                                 delay in or reduction of collections on the
                                 mortgage loans available to make payments on
                                 the certificates.

THE BANKRUPTCY OF A BORROWER     If a borrower becomes subject to a bankruptcy
MAY INCREASE THE RISK OF LOSS    proceeding, a bankruptcy court may require
ON A MORTGAGE LOAN               modifications of the terms of a mortgage loan
                                 without a permanent forgiveness of the
                                 principal amount of the mortgage loan.
                                 Modifications have included reducing the amount
                                 of each monthly payment, changing the rate of
                                 interest and altering the repayment schedule.
                                 In addition, a court having federal bankruptcy
                                 jurisdiction may permit a debtor to cure a
                                 monetary default relating to a mortgage loan on
                                 the debtor's residence by paying arrearages
                                 within a reasonable period and reinstating the
                                 original mortgage loan payment schedule, even
                                 though the lender accelerated the mortgage loan
                                 and final judgment of foreclosure had been
                                 entered in state court. In addition, under the
                                 federal bankruptcy law, all actions against a
                                 borrower and the borrower's property are
                                 automatically stayed upon the filing of a
                                 bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

The yield on your                The yield to maturity on each class of offered
certificates will vary           certificates will depend on a variety of
depending on the rate of         factors, including:
prepayments.
                                 o    the rate and timing of principal payments
                                      on the mortgage loans, including
                                      prepayments, defaults and liquidations,
                                      and repurchases due to breaches of
                                      representations or warranties;

                                      S-25

                                 o    the allocation of principal payments on
                                      the mortgage loans among the various
                                      classes of offered certificates;

                                 o    the pass-through rate for that class;

                                 o    interest shortfalls due to mortgagor
                                      prepayments; and

                                 o    the purchase price of that class.

                                 The rate of prepayments is one of the most
                                 important and least predictable of these
                                 factors. No assurances are given that the
                                 mortgage loans will prepay at any particular
                                 rate.

                                 In addition, the master servicer may, in some
                                 cases, purchase any mortgage loan or contract
                                 that is at least three months delinquent. Such
                                 repurchases would increase the prepayment rates
                                 on the mortgage loans.

                                 In general, if you purchase a certificate at a
                                 price higher than its outstanding certificate
                                 principal balance and principal distributions
                                 on your certificate occur faster than you
                                 assumed at the time of purchase, your yield
                                 will be lower than you anticipated. Conversely,
                                 if you purchase a certificate at a price lower
                                 than its outstanding certificate principal
                                 balance and principal distributions on that
                                 class occur more slowly than you assumed at the
                                 time of purchase, your yield will be lower than
                                 you anticipated.

The rate of prepayments on the   Since mortgagors, in most cases, can prepay
mortgage loans will vary         their mortgage loans at any time, the rate and
depending on future market       timing of principal distributions on the
conditions and other factors.    offered certificates are highly uncertain and
                                 are dependent upon a wide variety of factors,
                                 including general economic conditions, interest
                                 rates, the availability of alternative
                                 financing and homeowner mobility. Generally,
                                 when market interest rates increase, borrowers
                                 are less likely to prepay their mortgage loans.
                                 This could result in a slower return of
                                 principal to you at a time when you might have
                                 been able to reinvest your funds at a higher
                                 rate of interest than the pass-through rate on
                                 your class of certificates. On the other hand,
                                 when market interest rates decrease, borrowers
                                 are generally more likely to prepay their
                                 mortgage loans. This could result in a faster
                                 return of principal to you at a time when you
                                 might not be able to reinvest your funds at an
                                 interest rate as high as the pass-through rate
                                 on your class of certificates.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to
                                 refinance their mortgage loans, may increase
                                 the rate of prepayments on the mortgage loans.
                                 These refinancing programs may be offered by
                                 the master servicer, any subservicer or their
                                 affiliates, and may include streamlined
                                 documentation programs. Streamlined
                                 documentation programs involve less

                                      S-26

                                 verification of underwriting information than
                                 traditional documentation programs.
                                 Approximately 0.4% of the aggregate principal
                                 balance of the mortgage loans, were originated
                                 under streamlined documentation programs.

                                 See "Description of the Mortgage Pool--The
                                 Program" and "Certain Yield and Prepayment
                                 Considerations" in this prospectus supplement
                                 and "Maturity and Prepayment Considerations" in
                                 the prospectus.

The mortgage loans with          As of the cut-off date, approximately 0.1% of
interest only payments may       the mortgage loans require the related
affect the yield on the          borrowers to make monthly payments of accrued
offered certificates.            interest, but not principal, for the first five
                                 years following origination, approximately
                                 49.7% of the mortgage loans require the related
                                 borrowers to make monthly payments of accrued
                                 interest, but not principal, for the first ten
                                 years following origination and approximately
                                 0.1% of the mortgage loans require the related
                                 borrowers to make monthly payments of accrued
                                 interest, but not principal, for the first
                                 fifteen years following origination. After the
                                 interest only period, the borrower's monthly
                                 payment will be recalculated to cover both
                                 interest and principal so that the mortgage
                                 loan will be paid in full by its final payment
                                 date. As a result, if the monthly payment
                                 increases, the related borrower may not be able
                                 to pay the increased amount and may default or
                                 may refinance the loan to avoid the higher
                                 payment.

                                 In addition, because no scheduled principal
                                 payments are required to be made on these
                                 mortgage loans for a period of time, the
                                 offered certificates will receive smaller
                                 scheduled principal distributions during that
                                 period than they would have received if the
                                 related borrowers were required to make monthly
                                 payments of interest and principal from
                                 origination of these mortgage loans. Absent
                                 other considerations, such as prepayments, this
                                 slower rate of principal distributions will
                                 result in longer weighted average lives of the
                                 offered certificates than would otherwise be
                                 the case if none of the mortgage loans had
                                 interest only periods.

The return on your               The Servicemembers Civil Relief Act, or Relief
certificates could be reduced    Act, provides relief to borrowers who enter
by shortfalls due to the         active military service and to borrowers in
Servicemembers Civil Relief      reserve status who are called to active duty
Act.                             after the origination of their mortgage loan.
                                 Current or future military operations of the
                                 United States may increase the number of
                                 borrowers who may be in active military
                                 service, including persons in reserve status
                                 who may be called to active duty. The Relief
                                 Act provides generally that a borrower who is
                                 covered by the Relief Act may not be charged
                                 interest on a mortgage loan in excess of 6% per
                                 annum during the period of the borrower's
                                 active duty. Any resulting interest shortfalls
                                 are not required to be paid by the borrower at
                                 any future time. The master servicer is not
                                 required to advance these shortfalls as
                                 delinquent payments, and the shortfalls

                                      S-27

                                 are not covered by any form of credit
                                 enhancement on the certificates. Interest
                                 shortfalls on the mortgage loans due to the
                                 application of the Relief Act or similar
                                 legislation or regulations will be applied to
                                 reduce accrued interest on each class of the
                                 certificates on a pro rata basis.

                                 The Relief Act also limits the ability of the
                                 servicer to foreclose on a mortgage loan during
                                 the borrower's period of active duty and, in
                                 some cases, during an additional three month
                                 period thereafter. As a result, there may be
                                 delays in payment and increased losses on the
                                 mortgage loans. Those delays and increased
                                 losses will be borne primarily by the class of
                                 certificates with a certificate principal
                                 balance greater than zero with the lowest
                                 payment priority.

                                 We do not know how many mortgage loans have
                                 been or may be affected by the application of
                                 the Relief Act or similar legislation or
                                 regulations.

                                 See the definition of Accrued Certificate
                                 Interest under "Description of the
                                 Certificates--Glossary of Terms" in this
                                 prospectus supplement and "Certain Legal
                                 Aspects of Mortgage Loans and
                                 Contracts--Servicemembers Civil Relief Act" in
                                 the prospectus.

The yield on your certificates   The offered certificates of each class have
will be affected by the          different yield considerations and different
specific terms that apply to     sensitivities to the rate and timing of
that class, discussed below.     principal distributions. The following is a
                                 general discussion of yield considerations and
                                 prepayment sensitivities of some classes of
                                 offered certificates.

                                 See "Yield and Prepayment Considerations" in
                                 this prospectus supplement.

Class A Certificates             The Class A Certificates, other than the
                                 interest only certificates, are subject to
                                 various priorities for payment of principal.
                                 Distributions of principal on the Class A
                                 Certificates entitled to principal
                                 distributions with an earlier priority of
                                 payment will be affected by the rates of
                                 prepayment of the mortgage loans early in the
                                 life of the mortgage pool. Those classes of
                                 Class A Certificates entitled to principal
                                 distributions with a later priority of payment
                                 will be affected by the rates of prepayment of
                                 the mortgage loans experienced both before and
                                 after the commencement of principal
                                 distributions on those classes, and will be
                                 more likely to be affected by losses on the
                                 mortgage loans not covered by the credit
                                 enhancement since these classes will be
                                 outstanding for a longer period of time.

                                      S-28

                                 See "Description of the Certificates--Principal
                                 Distributions on the Senior Certificates" in
                                 this Prospectus Supplement.

Class A-1 through Class A-16,    The pass-through rates on the Class A-1, Class
Class A-18, Class A-19, Class    A-4, Class A-7, Class A-10, Class A-13, Class
A-20, Class A-26, Class A-27,    A-18 and Class A-19 Certificates will vary with
Class A-28, Class A-29 and       LIBOR, subject to the limitations described in
Class A-30 Certificates          this prospectus supplement.

                                 The pass-through rates on the Class A-2, Class
                                 A-3, Class, A-5, Class A-6, Class A-8, Class
                                 A-9, Class A-11, Class A-12, Class A-14, Class
                                 A-15, Class A-16, Class A-20, Class A-26, Class
                                 A-27, Class A-28, Class A-29 and Class A-30
                                 Certificates will vary inversely with LIBOR or
                                 a multiple of LIBOR, subject to the limitations
                                 described in this prospectus supplement.

                                 Therefore, the yields to investors on the Class
                                 A-1, Class A-4, Class A-7, Class A-10, Class
                                 A-13, Class A-18 and Class A-19 Certificates
                                 will be sensitive, and the yield to investors
                                 on the Class A-2, Class A-3, Class, A-5, Class
                                 A-6, Class A-8, Class A-9, Class A-11, Class
                                 A-12, Class A-14, Class A-15, Class A-16, Class
                                 A-20, Class A-26, Class A-27, Class A-28, Class
                                 A-29 and Class A-30 Certificates will be
                                 extremely sensitive, to fluctuations in the
                                 level of LIBOR.

Class A-1 Certificates through   The Class A-1 Certificates through Class A-16
Class A-16 Certificates and      Certificates are referred to in this prospectus
Class A-18 through Class A-33    supplement as the exchangeable certificates.
Certificates

                                 The Class A-18 Certificates through Class A-33
                                 Certificates are referred to in this prospectus
                                 supplement as the exchanged certificates.

                                 The characteristics of the combinations of
                                 exchangeable certificates set forth in Annex II
                                 to this prospectus supplement will reflect, in
                                 the aggregate, generally the characteristics of
                                 the related exchanged certificates and vice
                                 versa. Investors are encouraged to also
                                 consider a number of factors that will limit a
                                 certificateholder's ability to exchange
                                 exchangeable certificates for exchanged
                                 certificates and vice versa:

                                      o    At the time of the proposed exchange,
                                           a certificateholder must own
                                           certificates of the related class or
                                           classes in the exact proportions
                                           necessary to make the desired
                                           exchange and must pay the exchange
                                           fee to the trustee.

                                      o    A certificateholder that does not own
                                           the certificates may be unable to
                                           obtain the necessary exchanged
                                           certificates or exchangeable
                                           certificates.

                                      S-29

                                      o    The certificateholder of any class of
                                           certificates required for a desired
                                           combination may refuse to sell them
                                           at a reasonable price (or any price)
                                           or may be unable to sell them.

                                      o    Certain certificates may have been
                                           purchased or placed into other
                                           financial structures and thus be
                                           unavailable.

                                      o    Principal distributions and
                                           reductions in certificate principal
                                           balances will decrease the amounts
                                           available for exchange over time.

                                      o    Only the combinations listed in Annex
                                           II to this prospectus supplement are
                                           permitted.

                                      o    The record dates for exchangeable
                                           certificates and the exchanged
                                           certificates that are the subject of
                                           the exchange must be the same.

Class A-2, Class A-3, Class      Investors in the Class A-2, Class A-3, Class
A-6, Class A-9, Class A-9,       A-6, Class A-9, Class A-12, Class A-16 and
Class A-12, Class A-16 and       Class A-20 Certificates should be aware A-12,
Class A-20 Certificates          Class A-16 and Class A-20 Certificates that the
                                 yields on the Class A-2, Class A-3, Class A-6,
                                 Class will be extremely sensitive to the rate
                                 and timing of principal payments on the
                                 mortgage loans, and that rate may fluctuate
                                 significantly over time. A faster than expected
                                 rate of principal payments on the mortgage
                                 loans may have an adverse effect on the yields
                                 to investors in the Class A-2, Class A-3, Class
                                 A-6, Class A-9, Class A-12, Class A-16 and
                                 Class A-20 Certificates and could result in
                                 their failure to fully recover their initial
                                 investments.

Class A-4, Class A-5, Class      Based on the structuring assumptions described
A-7, Class A-8, Class A-10,      in this prospectus supplement, the Class A-4,
Class A-11, Class A-18, Class    Class A-5, Class A-7, Class A-8, Class A-10,
A-19, Class A-21, Class A-22,    Class A-11, Class A-21, Class A-22, Class A-23,
Class A-23, Class A-24, Class    Class A-24, Class A-26 and Class A-27
A-26, Class A-27, Class A-32     Certificates, are structured so that their
and Class A-33 Certificates      principal payments and a portion of the
                                 principal payments to the Class A-18, Class
                                 A-19, Class A-32 and Class A-33 Certificates,
                                 in the aggregate, will be made in accordance
                                 with Schedule A in the table entitled
                                 "Aggregate Planned Principal Balances" in this
                                 prospectus supplement under the heading
                                 "Description of the Certificates--Principal
                                 Distributions on the Senior Certificates," but
                                 only if the mortgage loans prepay at a constant
                                 rate within a specified range for those
                                 classes. If prepayments occur at a rate slower
                                 than that range, the weighted average lives of
                                 the related certificates may be extended. On
                                 the other hand, if prepayments occur at a rate
                                 faster than that range, the weighted average
                                 lives of the related certificates may be
                                 reduced.

                                      S-30

Class A-13, Class A-14, Class    The Class A-13, Class A-14, Class A-15, Class
A-15, Class A-18, Class A-19,    A-25, Class A-28, Class A-29 and Class A-30
Class A-25, Class A-28, Class    Certificates may receive no distributions, or
A-29, Class A-30, Class A-32     small or large distributions, of principal on
and Class A-33 Certificates      each distribution date to the extent necessary
                                 to stabilize principal distributions on the
                                 Class A-4, Class A-5, Class A-7, Class A-8,
                                 Class A-10, Class A-11, Class A-21, Class A-22,
                                 Class A-23, Class A-24, Class A-26 and Class
                                 A-27 Certificates and a portion of the
                                 principal distributions on the Class A-18,
                                 Class A-19, Class A-32 and Class A-33
                                 Certificates. Due to the companion nature of
                                 the Class A-13, Class A-14, Class A-15, Class
                                 A-25, Class A-28, Class A-29 and Class A-30
                                 Certificates, these certificates will likely
                                 experience price and yield volatility. In
                                 addition, because the Class A-18, Class A-19,
                                 Class A-32 and Class A-33 Certificates, if
                                 issued, will be issued in exchange for, among
                                 other classes, the Class A-13, Class A-14 or
                                 Class A-15 Certificates, as applicable, the
                                 Class A-18, Class A-19, Class A-32 and Class
                                 A-33 Certificates may also experience price and
                                 yield volatility. Investors should consider
                                 whether this volatility is suitable to their
                                 investment needs.

Class A-17 Certificates          Investors in the Class A-17 Certificates should
                                 be aware that most of the principal portion of
                                 losses on mortgage loans otherwise allocable to
                                 the Class A-1 Certificates through Class A-16
                                 Certificates or Class A-18 Certificates through
                                 Class A-33 Certificates, other than the
                                 interest only certificates, will be allocated
                                 to the Class A-17 Certificates as described in
                                 this prospectus supplement.

                                 Therefore, the yields to maturity on the Class
                                 A-17 Certificates will be extremely sensitive
                                 to the principal portion of losses otherwise
                                 allocable to the Class A-1 Certificates through
                                 Class A-16 Certificates or Class A-18
                                 Certificates through Class A-33 Certificates,
                                 other than the interest only certificates, as
                                 applicable.

Class A-P Certificates           The Class A-P Certificates will receive a
                                 portion of the principal payments only on the
                                 mortgage loans that have net mortgage rates
                                 lower than 6.50%. Therefore, the yield on the
                                 Class A-P Certificates will be extremely
                                 sensitive to the rate and timing of principal
                                 prepayments and defaults on the mortgage loans
                                 that have net mortgage rates lower than 6.50%.

                                 Mortgage loans with lower mortgage rates are
                                 less likely to be prepaid than mortgage loans
                                 with higher mortgage rates. If prepayments of
                                 principal on the mortgage loans that have net
                                 mortgage rates lower than 6.50% occur at a rate
                                 slower than an investor assumed at the time of
                                 purchase, the investor's yield will be
                                 adversely affected.

Class A-V Certificates           The Class A-V Certificates will receive a
                                 portion of the interest payments only from
                                 mortgage loans that have net mortgage rates
                                 higher than 6.50%. Therefore, the yield on the
                                 Class A-V

                                      S-31

                                 Certificates will be extremely sensitive to the
                                 rate and timing of principal prepayments and
                                 defaults on the mortgage loans that have net
                                 mortgage rates higher than 6.50%.

                                 Mortgage loans with higher mortgage rates are
                                 more likely to be prepaid than mortgage loans
                                 with lower mortgage rates. If the mortgage
                                 loans that have net mortgage rates higher than
                                 6.50% are prepaid at a rate faster than an
                                 investor assumed at the time of purchase, the
                                 yield to investors in the Class A-V
                                 Certificates will be adversely affected.
                                 Investors in the Class A-V Certificates should
                                 fully consider the risk that a rapid rate of
                                 prepayments on the mortgage loans that have net
                                 mortgage rates higher than 6.50% could result
                                 in the failure of such investors to fully
                                 recover their investments.

Class M Certificates             The yield to investors in each class of the
                                 Class M Certificates will be sensitive to the
                                 rate and timing of losses on the mortgage
                                 loans, if those losses are not covered by a
                                 more subordinate class of Class M Certificates
                                 or the Class B Certificates.

                                 It is not expected that the Class M
                                 Certificates will receive any distributions of
                                 principal prepayments until the distribution
                                 date in August 2012. On or after that date, all
                                 or a disproportionately large portion of
                                 principal prepayments on the mortgage loans may
                                 be allocated to the senior certificates as
                                 described in this prospectus supplement, and
                                 none or a disproportionately small portion of
                                 principal prepayments may be paid to the
                                 holders of the Class M Certificates and Class B
                                 Certificates. As a result, the weighted average
                                 lives of the Class M Certificates may be longer
                                 than would otherwise be the case.

                                 See "Summary--Credit Enhancement--Allocation of
                                 Losses" and "Description of the
                                 Certificates--Allocation of Losses;
                                 Subordination" in this Prospectus Supplement.

The recording of mortgages in    The mortgages or assignments of mortgage for
the name of MERS may affect      many of the mortgage loans have been or may be
the yield on the certificates.   recorded in the name of Mortgage Electronic
                                 Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. Subsequent assignments of those
                                 mortgages are registered electronically through
                                 the MERS(R) System. However, if MERS
                                 discontinues the MERS(R) System and it becomes
                                 necessary to record an assignment of the
                                 mortgage to the trustee, then any related
                                 expenses shall be paid by the trust and will
                                 reduce the amount available to pay principal of
                                 and interest on the class or classes of
                                 certificates with certificate principal
                                 balances greater than zero with the lowest
                                 payment priorities.

                                 The recording of mortgages in the name of MERS
                                 is a relatively new practice in the mortgage
                                 lending industry. Public recording officers and
                                 others in the mortgage industry may have
                                 limited, if

                                      S-32

                                 any, experience with lenders seeking to
                                 foreclose mortgages, assignments of which are
                                 registered with MERS. Accordingly, delays and
                                 additional costs in commencing, prosecuting and
                                 completing foreclosure proceedings and
                                 conducting foreclosure sales of the mortgaged
                                 properties could result. Those delays and
                                 additional costs could in turn delay the
                                 distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

                                 For additional information regarding MERS and
                                 the MERS(R) System, see "Description of the
                                 Mortgage Pool--Mortgage Pool Characteristics"
                                 and "Certain Yield and Prepayment
                                 Considerations" in this prospectus supplement
                                 and "Description of the
                                 Certificates--Assignment of Mortgage Loans" in
                                 the prospectus.

                                      S-33

                                 ISSUING ENTITY

     The depositor will establish a trust with respect to Series 2007-QS9 on the closing date, under a series supplement, dated as of July 1, 2007, to the standard terms of pooling and servicing agreement, dated as of July 1, 2007, among the depositor, the master servicer and the trustee. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 30 years. The trust will not have any additional equity. The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust and making distributions to certificateholders.

     The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans.
Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

     Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the
prospectus under "Glossary."

                           SPONSOR AND MASTER SERVICER

     Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "The Trusts--Mortgage Collateral Sellers" and
"--Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding
Company, LLC's principal executive offices are located at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California,
Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC
finances its operations primarily through its securitization program.

     Residential Funding Company, LLC converted from a Delaware corporation to a
Delaware limited liability company on October 6, 2006. Residential Funding
Company, LLC was formerly known as Residential Funding Corporation. Residential
Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential Funding
Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include "Alt-A" first lien mortgage loans, such as some of the mortgage loans described in this prospectus supplement. Residential Funding
Company, LLC also began to acquire and service "subprime", closed-end and revolving loans secured by second liens in 1995.

     The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding
Company, LLC for the past five years and for the six months ended June 30, 2007, calculated as of year end or quarter end, as applicable. Residential Funding
Company, LLC sponsored approximately $31.6 billion and $2.8 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC sponsored approximately $61.8 billion and $3.0 billion in initial aggregate principal amount of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-34

                        SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS

VOLUME  BY OUTSTANDING                                                                                              SIX MONTHS
PRINCIPAL BALANCE             2002              2003             2004             2005             2006          ENDED 6/30/07
-------------------------------------------------------------------------------------------------------------------------------

Prime Mortgages(1)      $16,177,753,813   $18,964,072,062  $11,953,278,792   $24,149,038,614  $40,241,885,054   $17,385,909,520
Non Prime Mortgages(2)  $15,475,700,554   $27,931,235,627  $24,408,531,445   $27,928,496,334  $21,581,547,796   $ 5,296,779,910
                        -------------------------------------------------------------------------------------------------------
Total                   $31,653,454,367   $46,895,307,689  $36,361,810,237   $52,077,534,948  $61,823,432,850   $22,682,689,430
                        =======================================================================================================
Prime Mortgages(1)                51.11%            40.44%           32.87%            46.37%           65.09%            76.65%
Non Prime Mortgages(2)            48.89%            59.56%           67.13%            53.63%           34.91%            23.35%
                        -------------------------------------------------------------------------------------------------------
Total                            100.00%           100.00%          100.00%           100.00%          100.00%           100.00%
                        =======================================================================================================
PERCENTAGE CHANGE FROM
PRIOR YEAR(3)
Prime Mortgages(1)                (1.28)%           17.22%          (36.97)%          102.03%           66.64%               --
Non Prime Mortgages(2)           104.52%            80.48%          (12.61)%           14.42%          (22.73)%              --
                        -------------------------------------------------------------------------------------------------------
Total                             32.14%            48.15%          (22.46)%           43.22%           18.71%               --
                        =======================================================================================================

JUNIOR LIEN MORTGAGE LOANS

VOLUME  BY OUTSTANDING                                                                                     SIX MONTHS
PRINCIPAL BALANCE            2002            2003            2004             2005            2006        ENDED 6/30/07
-----------------------------------------------------------------------------------------------------------------------

Prime Mortgages(1)      $2,875,005,049  $3,207,008,585  $2,085,015,925   $2,409,506,573  $3,012,549,922  $2,933,100,838
Non Prime Mortgages(2)              --              --              --               --              --              --
                        -----------------------------------------------------------------------------------------------
Total                   $2,875,005,049  $3,207,008,585  $2,085,015,925   $2,409,506,573  $3,012,549,922  $2,933,100,838
                        ===============================================================================================
Prime Mortgages(1)              100.00%         100.00%         100.00%          100.00%         100.00%         100.00%
Non Prime Mortgages(2)              --              --              --               --              --              --
                        -----------------------------------------------------------------------------------------------
Total                           100.00%         100.00%         100.00%          100.00%         100.00%         100.00%
                        ===============================================================================================
PERCENTAGE CHANGE FROM
PRIOR YEAR(3)
Prime Mortgages(1)               17.90%          11.55%         (34.99)%          15.56%          25.03%             --
Non Prime Mortgages(2)              --              --              --               --              --              --
                        -----------------------------------------------------------------------------------------------
Total                            17.90%          11.55%         (34.99)%          15.56%          25.03%             --
                        ===============================================================================================

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-35

FIRST LIEN MORTGAGE LOANS

                                                                                 SIX MONTHS
VOLUME BY NUMBER OF LOANS     2002      2003      2004       2005      2006    ENDED 6/30/07
--------------------------------------------------------------------------------------------

Prime Mortgages(1)           68,077    86,166    55,773     91,631   141,188       53,570
Non Prime Mortgages(2)      136,789   200,446   170,696    173,796   132,069       29,854
                            ----------------------------------------------------------------
Total                       204,866   286,612   226,469    265,427   273,257       83,424
                            ================================================================
Prime Mortgages(1)            33.23%    30.06%    24.63%     34.52%    51.67%       64.21%
Non Prime Mortgages(2)        66.77%    69.94%    75.37%     65.48%    48.33%       35.79%
                            ----------------------------------------------------------------
Total                        100.00%   100.00%   100.00%    100.00%   100.00%      100.00%
                            ================================================================
PERCENTAGE CHANGE FROM
PRIOR YEAR(3)
Prime Mortgages(1)            17.87%    26.57%   (35.27)%    64.29%    54.08%          --
Non Prime Mortgages(2)        91.47%    46.54%   (14.84)%     1.82%   (24.01)%         --
                            ----------------------------------------------------------------
Total                         58.56%    39.90%   (20.98)%    17.20%     2.95%          --
                            ================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                            SIX MONTHS
VOLUME BY NUMBER OF LOANS    2002     2003      2004     2005     2006    ENDED 6/30/07
---------------------------------------------------------------------------------------

Prime Mortgages(1)          73,188   84,962   51,614    53,071   60,951       54,120
Non Prime Mortgages(2)          --       --       --        --       --           --
                            -----------------------------------------------------------
Total                       73,188   84,962   51,614    53,071   60,951       54,120
                            ===========================================================
Prime Mortgages(1)          100.00%  100.00%  100.00%   100.00%  100.00%      100.00%
Non Prime Mortgages(2)          --       --       --        --       --           --
                            -----------------------------------------------------------
Total                       100.00%  100.00%  100.00%   100.00%  100.00%      100.00%
                            ===========================================================
PERCENTAGE CHANGE FROM
PRIOR YEAR(3)
Prime Mortgages(1)           16.26%   16.09%  (39.25)%    2.82%   14.85%          --
Non Prime Mortgages(2)          --       --       --        --       --           --
                            -----------------------------------------------------------
Total                        16.26%   16.09%  (39.25)%    2.82%   14.85%          --
                            ===========================================================

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non- Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-36

     The following tables set forth the outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and for the six months ended June 30, 2007, and the number of such loans for the same periods. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in outstanding principal amount as of the end of the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in outstanding principal as of the end of the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-37

                      MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                         SIX
VOLUME BY OUTSTANDING                                                                                               MONTHS ENDED
PRINCIPAL BALANCE             2002              2003              2004              2005              2006             6/30/07
----------------------------------------------------------------------------------------------------------------------------------

Prime Mortgages(1)      $43,282,264,857   $33,749,084,171   $32,453,682,854   $ 47,935,800,813  $ 83,052,457,702  $ 94,939,036,849
Non Prime Mortgages(2)  $24,910,565,613   $39,334,697,127   $50,509,138,736   $ 53,938,083,312  $ 57,013,557,376  $ 56,633,632,751
                        ----------------------------------------------------------------------------------------------------------
Total                   $68,192,830,470   $73,083,781,298   $82,962,821,590   $101,873,884,125  $140,066,015,078  $151,572,669,600
                        ==========================================================================================================

Prime Mortgages(1)                63.47%            46.18%            39.12%             47.05%            59.30%            62.64%
Non Prime Mortgages(2)            36.53%            53.82%            60.88%             52.95%            40.70%            37.36%
                        ----------------------------------------------------------------------------------------------------------
Total                            100.00%           100.00%           100.00%            100.00%           100.00%           100.00%
                        ==========================================================================================================

PERCENTAGE CHANGE FROM
PRIOR YEAR(3)
Prime Mortgages(1)               (15.75)%          (22.03)%           (3.84)%            47.71%            73.26%               --
Non Prime Mortgages(2)            51.62%            57.90%            28.41%              6.79%             5.70%               --
                        ----------------------------------------------------------------------------------------------------------
Total                              0.57%             7.17%            13.52%             22.79%            37.49%               --
                        ==========================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                              SIX
VOLUME BY OUTSTANDING                                                                                     MONTHS ENDED
PRINCIPAL BALANCE            2002            2003            2004            2005            2006           6/30/07
-----------------------------------------------------------------------------------------------------------------------

Prime Mortgages(1)      $4,102,615,571  $4,365,319,862  $5,135,640,057  $5,476,133,777  $8,536,345,778  $11,693,966,448
Non Prime Mortgages(2)              --              --              --              --              --               --
                        -----------------------------------------------------------------------------------------------
Total                   $4,102,615,571  $4,365,319,862  $5,135,640,057  $5,476,133,777  $8,536,345,778  $11,693,966,448
                        ===============================================================================================

Prime Mortgages(1)              100.00%         100.00%         100.00%         100.00%         100.00%          100.00%
Non Prime Mortgages(2)              --              --              --              --              --               --
                        -----------------------------------------------------------------------------------------------
Total                           100.00%         100.00%         100.00%         100.00%         100.00%          100.00%
                        ===============================================================================================

PERCENTAGE CHANGE FROM
PRIOR YEAR(3)
Prime Mortgages(1)               16.79%           6.40%          17.65%           6.63%          55.88%              --
Non Prime Mortgages(2)              --              --              --              --              --               --
                        -----------------------------------------------------------------------------------------------
Total                            16.79%           6.40%          17.65%           6.63%          55.88%              --
                        ===============================================================================================

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-38

FIRST LIEN MORTGAGE LOANS

                                                                              SIX
VOLUME  BY NUMBER OF                                                      MONTHS ENDED
LOANS                     2002      2003      2004      2005      2006      6/30/07
--------------------------------------------------------------------------------------

Prime Mortgages(1)      202,938   168,654   156,745   201,903   312,825      347,936
Non Prime Mortgages(2)  242,625   341,863   414,639   411,550   405,577      384,738
                        --------------------------------------------------------------
Total                   445,563   510,517   571,384   613,453   718,402
                                                                             732,674
                        ==============================================================

Prime Mortgages(1)        45.55%    33.04%    27.43%    32.91%    43.54%       47.49%
Non Prime Mortgages(2)    54.45%    66.96%    72.57%    67.09%    56.46%       52.51%
                        --------------------------------------------------------------
Total                    100.00%   100.00%   100.00%   100.00%   100.00%      100.00%
                        ==============================================================

PERCENTAGE CHANGE FROM
PRIOR YEAR(3)
Prime Mortgages(1)       (14.71)%  (16.89)%   (7.06)%   28.81%    54.94%          --
Non Prime Mortgages(2)    44.37%    40.90%    21.29%    (0.74)%   (1.45)%         --
                        --------------------------------------------------------------
Total                      9.74%    14.58%    11.92%     7.36%    17.11%          --
                        ==============================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                           SIX
VOLUME BY NUMBER OF                                                   MONTHS ENDED
LOANS                     2002     2003     2004     2005       2006     6/30/07
----------------------------------------------------------------------------------

Prime Mortgages(1)      118,773  127,833  147,647  143,713   199,652    228,737
Non Prime Mortgages(2)       --       --       --       --        --         --
                        ----------------------------------------------------------
Total                   118,773  127,833  147,647  143,713   199,652    228,737
                        ==========================================================

Prime Mortgages(1)       100.00%  100.00%  100.00%  100.00%   100.00%    100.00%
Non Prime Mortgages(2)       --       --       --       --        --         --
                        ----------------------------------------------------------
Total                    100.00%  100.00%  100.00%  100.00%   100.00%    100.00%
                        ==========================================================

PERCENTAGE CHANGE FROM
PRIOR YEAR(3)

Prime Mortgages(1)        14.16%    7.63%   15.50%   (2.66)%   38.92%        --
Non Prime Mortgages(2)       --       --       --       --        --         --
                        ----------------------------------------------------------
Total                     14.16%    7.63%   15.50%   (2.66)%   38.92%        --
                        ==========================================================

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-39

     Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage
Pool--The Program" in this prospectus supplement. Residential Funding Company,
LLC's material role and responsibilities in this transaction, including as master servicer, are described in the prospectus under "The
Trusts--Qualification of Sellers" and "The Trusts--Repurchases of Mortgage
Collateral" and in this prospectus supplement under "Pooling and Servicing
Agreement--The Master Servicer and Subservicers--Master Servicer."

     Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings
Financial, LLC, or Homecomings, originated and sold to Residential Funding
Company, LLC approximately 50.0% of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction Parties," "Description of the Mortgage
Pool--Originators" and "Pooling and Servicing Agreement--The Master Servicer and
Subservicers" in this prospectus supplement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

          The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   ------------------------
                                                           GMAC LLC
                                                            (GMAC)
                                                   ------------------------
                                                               |
                                                               |
                                                               |
                                                   ------------------------

                                                   Residential Capital, LLC

                                                   ------------------------
                                                               |
                                                               |
                                                               |
            --------------------------------------------------------------------------------------------------------
            |                                         |                                 |                           |
            |                                         |                                 |                           |
--------------------------------        --------------------------------        ------------------              ---------
Residential Funding Company, LLC        Residential Accredit Loans, Inc.        GMAC Mortgage, LLC              GMAC Bank
(Sponsor and Master Servicer)                      (Depositor)                     (Subservicer)
--------------------------------        --------------------------------        ------------------              ---------
            |
            |
--------------------------
Homecomings Financial, LLC
      (Subservicer)
--------------------------

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The mortgage pool will consist of 2,605 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately
$707,033,726. The mortgage loans had individual principal balances at origination of at least $25,000 but not more than $1,982,500 with an average principal balance at origination of approximately $271,656. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, first lien mortgage loans with terms to maturity of not

                                      S-40

more than 30 years from the date of origination. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

     All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of approximately
50.0% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential Funding, from Homecomings Financial, LLC, a wholly-owned subsidiary of Residential Funding, and approximately 7.9% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential
Funding, from GMAC Mortgage, LLC, an affiliate of Residential Funding.
Approximately 11.8% of the mortgage loans were purchased from National City
Mortgage Company, which is an unaffiliated seller. Except as described in the preceding sentence, no unaffiliated seller sold more than 7.5% of the mortgage loans to Residential Funding. Approximately 70.8% of the mortgage loans are being subserviced by Homecomings, a wholly-owned subsidiary of Residential
Funding, approximately 9.3.% of the mortgage loans are being subserviced by GMAC
Mortgage, LLC, an affiliate of Residential Funding. Approximately 11.8% of the mortgage loans are being subserviced by National City Mortgage Company.

     The mortgage loans were selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Expanded Criteria Program described below based on the sponsor's assessment of investor preferences and rating agency criteria.

     The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by
Residential Funding and the depositor. See "The Trusts--Representations with
Respect to Mortgage Collateral" in the prospectus.

     A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of
Losses; Subordination."

MORTGAGE POOL CHARACTERISTICS

     None of the mortgage loans will have been originated prior to December 1,
2005, or will have a maturity date later than July 1, 2037. No mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than 236 months. The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 360 months. As used in this prospectus supplement the remaining term to stated maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled payments remaining after the cut-off date.

     The original mortgages for many of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to
MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System. For each of

                                      S-41

these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date 84.8% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and
Prepayment Considerations--General" in this prospectus supplement and
"Description of the Certificates--Assignment of Mortgage Loans" in the
prospectus.

     None of the mortgage loans were subject to the Home Ownership and Equity
Protection Act of 1994. None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of the Mortgage Loans--The Mortgage
Loans--Homeownership Act and Similar State Laws" in the prospectus.

          o    As of the cut-off date, none of the mortgage loans are 30 or more days delinquent in payment of principal and interest.

          o    As of the cut-off date, 0.2% of the mortgage loans have been delinquent by a maximum of 30 to 59 days in the last 12 months.

          o    As of the cut-off date, none of the mortgage loans have been delinquent by a maximum of 60 to 89 days in the last 12 months.

          o    As of the cut-off date, none of the mortgage loans have been delinquent by a maximum of 90 days or more in the last 12 months.

          o    None of the mortgage loans will be a Buy-Down Mortgage Loan.

          o    No mortgage loan provides for deferred interest or negative amortization.

          o    Four of the mortgage loans have been made to international borrowers.

          o    Approximately 1.5% of the aggregate principal balance of the mortgage loans are balloon loans.

     In the case of approximately 5.6% of the mortgage loans, in lieu of an appraisal, a valuation of the mortgaged property was obtained using one of several automated valuation models. See "--Automated Valuation Models" below.

     For a description of the methodology used to categorize mortgage loans as delinquent, see "--Static Pool Information" below.

     With respect to approximately 0.1%, 49.7% and 0.1% of the aggregate principal balance of the mortgage loans, the related mortgage note provides for an interest only period of five, ten and fifteen years, respectively. Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, monthly payments of principal are required to amortize the loan over its remaining term, in addition to accrued interest.

     Approximately 8.3% of the aggregate principal balance of the mortgage loans provide for payment of a prepayment charge for partial prepayments and prepayments in full, however, with respect to some of the mortgage loans, the prepayment charge may be waived in the case of a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge applies to prepayments made within a period of time specified in the related mortgage note and ranging from six months to three years following the origination of such mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note and is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other

                                      S-42

amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. See "Certain Yield and
Prepayment Considerations" in this prospectus supplement and "Certain Legal
Aspects of the Mortgage Loans and Contracts--Default Interest and Limitations on
Prepayments" in the prospectus.

     Set forth in Annex I is a description of certain additional characteristics of the mortgage loans as of the cut-off date, after deducting payments due during the month of the cut-off date, expressed as a percentage of the outstanding aggregate principal balance of the mortgage loans having those characteristics relative to the outstanding aggregate principal balance of all mortgage loans. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

SHARIA MORTGAGE LOANS

     Approximately 0.5% of the mortgage loans by aggregate principal balance, referred to as the Sharia Mortgage Loans, have been structured to comply with
Islamic religious law, which prohibits the charging of interest on loans.
Generally, ownership of the mortgaged property securing a Sharia Mortgage Loan is vested in two co-owners, the borrower, referred to as the "consumer", and an indirect wholly-owned subsidiary of the originator, referred to as the
"co-owner," pursuant to a Co-Ownership Agreement. Both the consumer and co-owner possess certain rights, which indicate their respective rights of ownership, under the Co-Ownership Agreement, including the "indicia of ownership". Certain indicia of ownership, such as the sole right to occupy the property and the obligation to pay taxes on the property, belong to the consumer, and other indicia of ownership, such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects regarding the property, belong to the co-owner. The consumer is obligated to make monthly payments to the co-owner pursuant to an Obligation to Pay. Each monthly payment is comprised of a "profit payment" and an "acquisition payment". The profit payment is made in consideration of the consumer's exclusive right to use and enjoy the mortgaged property. The sum of the acquisition payments required to be made under the Obligation to Pay will equal the portion of the purchase price or refinance amount paid by the co-owner at the time of origination. A lien on the mortgaged property to secure the obligations of the consumer under the
Obligation to Pay and the Co-Ownership Agreement is established pursuant to a
Mortgage or Security Instrument, which is filed in the real property records of the applicable recording office. The originator's security interest in both the co-owner's and the consumer's interest in the mortgaged property, along with the rights under the Co-Ownership Agreement and the Obligation to Pay, will be assigned to the trust as the originator's assignee. Title to the mortgaged property is retained by the consumer and the co-owner or the consumer alone.
Upon a default by the consumer under the Obligation to Pay or the Co-Ownership
Agreement, the trust, as the originator's assignee, will have the power to sell the property and use the proceeds of the sale to satisfy the full amount owed by the consumer under the Obligation to Pay and the Co-Ownership Agreement.

     For all purposes under this prospectus supplement, the profit factor on any
Sharia Mortgage Loan will be deemed to be the mortgage rate on that mortgage loan, any amounts received with respect to the profit payment for any Sharia
Mortgage Loan will be deemed to be interest collected on that mortgage loan, any amounts received with respect to the acquisition payment for any Sharia Mortgage
Loan will be deemed to be principal collected on that mortgage loan, references in this prospectus supplement to a note or mortgage note will be deemed to be references to the Obligation to Pay for any Sharia Mortgage Loan and references in this prospectus supplement to a mortgage will be deemed to be references to a
Mortgage or Security Instrument, as applicable, for any Sharia Mortgage Loan.

BALLOON LOANS

     Approximately 1.5% of the mortgage loans provide for the payment of principal generally based on a 40-year amortization schedule, although the mortgage loan will have a scheduled maturity date of approximately 30 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the scheduled maturity date of the mortgage loan. These mortgage loans are sometimes called balloon loans, and the payments due at maturity are called balloon amounts. The existence of a balloon amount generally will require the related mortgagor to refinance the balloon loan or to sell the

                                      S-43

mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the master servicer or the trustee is obligated to refinance any balloon loan.

STATIC POOL INFORMATION

     Current static pool data with respect to mortgage loans serviced by
Residential Funding is available on the internet at www.gmacrfcstaticpool.com
(the "Static Pool Data"). Information presented under (i) "RALI" as the issuer/shelf, (ii) "QS" as the series, and (iii) "2007-QS9" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

     The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of the RALI 2007-QS9 Trust for periods prior to January 1, 2006.

     As used in the Static Pool Data and in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

     From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final.
During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized.
Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool.
Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

     Charge-offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

     There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

PRIMARY MORTGAGE INSURANCE AND STANDARD HAZARD INSURANCE

     Each mortgage loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the depositor's knowledge each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the
LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%
except that one such mortgage loan has a primary insurance policy covering only
25.00% of the balance of the

                                      S-44

mortgage loan at origination, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12%
of the balance if the LTV ratio is between 85.00% and 80.01%.

     All of the primary insurance policies were issued by Genworth Mortgage Ins.
Co., Mortgage Guaranty Insurance Corporation, Republic Mortgage Ins. N.C.,
United Guaranty Residential Insurance Company, PMI Mortgage Insurance Company,
Wisconsin Mortgage Assurance Company, Triad Guaranty, Cuna Mutual Group or
Radian Guaranty Inc., formerly known as Commonwealth Mortgage Assurance Company of Texas, which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, no assurance as to the actual ability of any primary insurer to pay claims can be given by the depositor, the issuing entity or the underwriters. See "Insurance Policies on Mortgage Loans or
Contracts" in the prospectus.

THE PROGRAM

     General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by
Residential Funding in connection with securities issued by the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may also qualify for the Fannie Mae or
Freddie Mac programs. Examples of mortgage loans that may not qualify for such programs include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs.
Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See "--Underwriting Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

     Qualifications of Program Sellers. Each Expanded Criteria Program Seller
has been selected by Residential Funding on the basis of criteria described in
Residential Funding's Expanded Criteria Seller Guide, or the Seller Guide. See
"The Trusts--Qualifications of Sellers" in the prospectus.

     Program Underwriting Standards. In accordance with the Seller Guide, the
Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.
The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

     Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor's monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income.
The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the mortgage loans have been originated under "reduced documentation" or "no stated income" programs, which require less documentation and verification than do traditional "full documentation" programs.

                                      S-45

Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no stated
income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset"
program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller
Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "The
Trusts--Underwriting Policies--Automated Underwriting" in the prospectus.

     Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

     Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

UNDERWRITING STANDARDS

     All of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding described under
"--The Program" in this prospectus supplement. Residential Funding will review each mortgage loan for compliance with its underwriting standards prior to purchase as described under "The Trusts--Underwriting Policies--Automated
Underwriting" in the prospectus.

     The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

                                      S-46

AUTOMATED VALUATION MODELS

     In some cases, for mortgage loans underwritten through Residential
Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property was obtained by using one of several automated valuation models. There are multiple automated valuation models included in Residential
Funding's automated underwriting system. Based upon, among other factors, the geographic area, price range and other attributes of a qualifying mortgage loan, a mortgage loan is directed to the appropriate automated valuation model for that particular mortgage loan. An automated valuation model evaluates, among other things, various types of publicly-available information such as recent sales prices of similar homes within the same price range. Residential Funding uses automated valuation models in lieu of full appraisals for qualifying first lien mortgage loans underwritten through its automated underwriting system which meet specified underwriting criteria and receive an acceptable valuation.

ORIGINATORS

     Homecomings is a Delaware limited liability company and wholly-owned subsidiary of Residential Funding Company, LLC. Homecomings originated approximately 50.0% by principal amount of the mortgage loans. See also the "The
Pooling and Servicing Agreement--The Master Servicer and
Subservicers--Homecomings Financial, LLC."

     GMAC Mortgage, LLC, a Delaware limited liability company and an affiliate of Residential Funding Company, LLC, originated approximately 7.9% by principal amount of the mortgage loans.

     National City Mortgage Company, an Ohio corporation, originated approximately 11.8% by principal amount of the mortgage loans.

     The mortgage loans were originated in accordance with Residential Funding
Company, LLC's underwriting standards described above. See "Description of the
Mortgage Pool--Underwriting Standards" above.

ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, Residential Funding Company, LLC may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding Company, LLC may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

     A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange
Commission within fifteen days after the initial issuance of the offered certificates.

                                      S-47

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 2007-QS9 Mortgage Asset-Backed Pass-Through Certificates will include the following thirty-eight classes of Senior Certificates:

          o    Class A-1 Certificates;

          o    Class A-2 Certificates;

          o    Class A-3 Certificates;

          o    Class A-4 Certificates;

          o    Class A-5 Certificates;

          o    Class A-6 Certificates;

          o    Class A-7 Certificates;

          o    Class A-8 Certificates;

          o    Class A-9 Certificates;

          o    Class A-10 Certificates;

          o    Class A-11 Certificates;

          o    Class A-12 Certificates;

          o    Class A-13 Certificates;

          o    Class A-14 Certificates;

          o    Class A-15 Certificates;

          o    Class A-16 Certificates, and together with the Class A-1, Class
               A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
               A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13,
               Class A-14 and Class A-15 Certificates, the Exchangeable
               Certificates;

          o    Class A-17 Certificates, or the Senior Support Certificates;

          o    Class A-18 Certificates;

          o    Class A-19 Certificates, and together with the Class A-1, Class
               A-4, Class A-7, Class A-10, Class A-13 and Class A-18
               Certificates, the Floater Certificates;

          o    Class A-20 Certificates;

          o    Class A-21 Certificates;

          o    Class A-22 Certificates;

          o    Class A-23 Certificates;

                                      S-48

          o    Class A-24 Certificates;

          o    Class A-25 Certificates;

          o    Class A-26 Certificates;

          o    Class A-27 Certificates, and together with the Class A-4, Class
               A-5, Class A-7, Class A-8, Class A-10, Class A-11, Class A-21,
               Class A-22, Class A-23, Class A-24 and Class A-26 Certificates,
               the PAC Certificates;

          o    Class A-28 Certificates;

          o    Class A-29 Certificates;

          o    Class A-30 Certificates, and together with the Class A-2, Class
               A-3, Class A-5, Class A-6, Class A-8, Class A-9, Class A-11,
               Class A-12, Class A-14, Class A-15, Class A-16, Class A-20, Class
               A-26, Class A-27, Class A-28 and Class A-29 Certificates, the
               Inverse Floater Certificates, and together with the Floater
               Certificates, the Adjustable Rate Certificates, and together with the Class A-13, Class A-14, Class A-15, Class A-25, Class A-28
               and Class A-29 Certificates, the Companion Certificates;

          o    Class A-31 Certificates;

          o    Class A-32 Certificates;

          o    Class A-33 Certificates, and together with the Class A-1, Class
               A-4, Class A-5, Class A-7, Class A-8, Class A-10, Class A-11,
               Class A-13, Class A-14, Class A-15, Class A-18, Class A-19, Class
               A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26,
               Class A-27, Class A-28, Class A-29, Class A-30, Class A-31 and
               Class A-32 Certificates, the Super Senior Certificates, and
               together with the Class A-18, Class A-19, Class A-20, Class A-21,
               Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class
               A-27, Class A-28, Class A-29, Class A-30, Class A-31 and Class
               A-32 Certificates, the Exchanged Certificates;

          o    Class A-P Certificates, or, the Principal Only Certificates;

          o    Class A-V Certificates, or the Variable Strip Certificates, and
               together with Class A-2, Class A-3, Class A-6, Class A-9, Class
               A-12, Class A-16 and Class A-20 Certificates, the Interest Only
               Certificates;

          o    Class P Certificates; and

          o    Class R-I Certificates and R-II Certificates or, together, the
               Residual Certificates.

     In addition to the Senior Certificates, the Series 2007-QS9 Mortgage
Asset-Backed Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates,
Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class
B-2 Certificates and Class B-3 Certificates. Only the Senior Certificates, other than the Class P Certificates, and the Class M Certificates are offered hereby.
See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

     The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

          o    the mortgage loans;

          o    the cash deposited in respect of the mortgage loans in the
               Custodial Account and in the Certificate Account and belonging to the trust;

                                      S-49

          o    property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

          o    any applicable primary insurance policies and standard hazard insurance policies; and

          o    all proceeds of any of the foregoing.

     The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 93.25% in the trust. The Class
M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 3.15%, 1.20%, 0.90%, 0.60%, 0.45% and 0.45%, respectively, in the trust.

     The Senior Certificates, other than the Residual Certificates, and the
Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates, other than the Interest Only Certificates, will be issued in minimum denominations of $25,000, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The
Interest Only Certificates will be issued in minimum denominations representing an initial notional amount of $2,000,000, and integral multiples of $1 in excess thereof. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R-I Certificate and one Class R-II Certificate, as otherwise described in this prospectus supplement under "Material Federal Income Tax
Consequences."

     The DTC registered certificates will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in the prospectus under "Description of the Certificates--Form of Certificates."

     For additional information regarding DTC and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the
prospectus.

EXCHANGEABLE CERTIFICATES

     All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchanged Certificates in the combinations shown in Annex II to this prospectus supplement. All or a portion of the
Exchanged Certificates may also be exchanged for the related Exchangeable
Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.

     The classes of Exchangeable Certificates and of Exchanged Certificates that are outstanding at any given time, and the outstanding Certificate Principal
Balances and Notional Amounts, as applicable, of these classes will depend upon any related distributions of principal or reductions in Notional Amounts, as applicable, as well as any exchanges that occur.

     Exchangeable Certificates or Exchanged Certificates in any combination may be exchanged only in the proportion that the original Certificate Principal
Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in Annex II to this prospectus supplement. Further, the portion of any Exchangeable Certificate or Exchanged Certificate that is required to execute or the result of a permissible exchange will be based on the proportion that the Certificate Principal Balance shown in Annex II bears to the original
Certificate Principal Balance or Notional Amount thereof. As a result, the
Percentage Interest of each Exchangeable Certificate in a Combination Group must be the same and will represent the Percentage Interest of each related Exchanged
Certificate that will be received upon exchange.

     Procedures. If a certificateholder wishes to exchange certificates after the closing date, the certificateholder must notify the trustee and the master servicer in writing (including by e-mail at RFC.Exchangenotifications@db.com and
MSDocumentDistribution@gmacrfc.com), and in accordance with the

                                      S-50

requirements set forth herein, no earlier than the first calendar day of the month and no later than three business days before the proposed exchange date.
The exchange date can generally be any business day other than the first or last business day of the month, subject to the trustee's approval and subject to the preceding sentence. The notice must be on the certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the
CUSIP number for each of the certificates to be exchanged and certificates to be received, outstanding principal amount and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date.
After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The trustee will utilize the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date. In connection with each exchange, the certificateholder must pay the trustee a fee equal to $10,000. The trustee will make the first distribution on an Exchanged Certificate or an Exchangeable Certificate received in an exchange transaction on the distribution date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange. Neither the trustee nor the depositor or any of their affiliates will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex II.

     Additional Considerations. The characteristics of the Exchangeable
Certificates will reflect, in the aggregate, generally the aggregate characteristics of the related Exchanged Certificates and vice versa. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchanged Certificates for Exchangeable
Certificates and vice versa:

          o    At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the
               proportions necessary to make the desired exchange and must pay the exchange fee.

          o    A certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged Certificates or
               Exchangeable Certificates.

          o    The certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

          o    Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

          o    Principal distributions and reductions in Notional Amounts will decrease the amounts available for exchange over time.

          o    Only the combinations listed in Annex II are permitted.

          o    The Record Dates for Exchangeable Certificates and the Exchanged
               Certificates that are the subject of the exchange must be the same.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRUED CERTIFICATE INTEREST--With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal
Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only
Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior
Certificates, by the subordination provided by the Class B

                                      S-51

Certificates and Class M Certificates and, with respect to the Class M
Certificates, to the extent not covered by the subordination provided by the
Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

          (i) any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under
     "Description of the Certificates--Interest Distributions";

          (ii) the interest portions of Realized Losses, including Excess
     Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and
     Extraordinary Losses, not allocated through subordination;

          (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special
     Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or
     Extraordinary Losses; and

          (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates or Class B Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, or
     Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate
Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates, Accrued
Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under
"--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued
Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     ADVANCE--AS to any mortgage loan and any distribution date, an amount equal to the scheduled payment of principal and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

     AGGREGATE PLANNED PRINCIPAL BALANCE--With respect to the PAC Certificates and the portion of any Class A-18, Class A-19, Class A-32 and Class A-33
Certificates issued in exchange for the PAC Certificates and any distribution date, the amount set forth in the table entitled "Aggregate Planned Principal
Balances" under "--Principal Distributions on the Senior Certificates," for such certificates opposite that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--With respect to any distribution date, an amount equal to the aggregate of:

          o    the aggregate amount of scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related determination date, after deduction of the related servicing fees;

          o    all unscheduled payments on the mortgage loans, including
               mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds,
               Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the
               preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period, but not including prepayment charges received on the mortgage loans; and

          o    all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

     In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the
Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar

                                      S-52

month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

     CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans.

     CAPITALIZATION REIMBURSEMENT SHORTFALL AMOUNT--With respect to any distribution date, the amount, if any, by which the amount of Advances or
Servicing Advances that were added to the principal balance of the mortgage loans during the preceding calendar month exceeds the amount of principal payments on the mortgage loans included in the Available Distribution Amount for that distribution date.

     CERTIFICATE PRINCIPAL BALANCE--With respect to any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the
Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that the Certificate Principal Balance of any certificate of the class of Class M Certificates or Class B Certificates with a
Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess
Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the
Certificate Principal Balance of the class of certificates with a Certificate
Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate
Principal Balance of all classes of certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans. The
Certificate Principal Balance of any Exchangeable Certificates that have been exchanged for Exchanged Certificates is equal to zero. The Certificate Principal
Balance of any Exchanged Certificates that have not been issued or have been exchanged for Exchangeable Certificates is equal to zero.

     CLASS A-P COLLECTION SHORTFALL--With respect to each distribution date, the extent that (1) the amount included under clause (iii) of the definition of
Class A-P Principal Distribution Amount for that distribution date is less than
(2) the amount described in (a) under clause (iii) of the definition of Class
A-P Principal Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class A-P Collection
Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class B-1
Certificates and Class B-2 Certificates and (ii) second, the Class M
Certificates, in each case in reverse order of their payment priority.

     CLASS A-P PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date, a distribution allocable to principal made to holders of the Class A-P
Certificates from the Available Distribution Amount remaining after the Senior
Interest Distribution Amount is distributed, equal to the aggregate of:

          (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy
     Losses are in excess of the Bankruptcy Amount;

          (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan, other than amounts received in connection with a Final Disposition of a Discount

                                      S-53

     Mortgage Loan described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds, Subsequent
     Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

          (iii) in connection with the Final Disposition of a Discount Mortgage
     Loan that did not result in any Excess Special Hazard Losses, Excess Fraud
     Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated
     Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that
     Discount Mortgage Loan to the extent applied as recoveries of principal;

          (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

          (v) an amount equal to the aggregate of the Class A-P Collection
     Shortfalls for all distribution dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v)
     shall only be made to the extent of Eligible Funds on any distribution date; minus

          (vi) the related Discount Fraction of the portion of the
     Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan.

Notwithstanding the forgoing, on or after the Credit Support Depletion Date, the
Class A-P Principal Distribution Amount with respect to any distribution date will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage
Loans minus the related Discount Fraction of the portion of the Capitalization
Reimbursement Amount for such distribution date, if any, related to each
Discount Mortgage Loan.

     CLASS M PERCENTAGE--With respect to the Class M-1, Class M-2 and Class M-3
Certificates and any distribution date, a percentage that will initially equal approximately 3.19%, 1.21% and 0.91%, respectively, and each will in no event exceed 100%. The Class M-1, Class M-2 and Class M-3 Percentages will each be adjusted for each distribution date to be the percentage equal to the
Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated
Principal Balance of all of the mortgage loans, other than the related Discount
Fraction of the Stated Principal Balance of each Discount Mortgage Loan, immediately prior to that distribution date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the trust evidenced by the Class M-1, Class M-2 and Class M-3 Certificates,
respectively, because the Class M-1, Class M-2 and Class M-3 Percentages are
calculated without regard to the Discount Fraction of the Stated Principal
Balance of each Discount Mortgage Loan.

     COMBINATION GROUP--The group of Exchangeable Certificates set forth in
Annex II to this prospectus supplement.

     CREDIT SUPPORT DEPLETION DATE--The first distribution date on which the
Senior Percentage equals 100%.

     DISCOUNT FRACTION--With respect to each Discount Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is 6.50% minus the Net
Mortgage Rate for such Discount Mortgage Loan and the denominator of which is
6.50%. The Class A-P Certificates will be entitled to payments based on the
Discount Fraction of the Discount Mortgage Loans.

     DISCOUNT MORTGAGE LOAN--Any mortgage loan with a Net Mortgage Rate less than 6.50% per annum.

     DUE DATE--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

                                      S-54

     DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

     ELIGIBLE FUNDS--With respect to any distribution date, an amount equal to the excess of (i) the Available Distribution Amount over (ii) the sum of the
Senior Interest Distribution Amount, the Senior Principal Distribution Amount
(determined without regard to clause (iv) of the definition of "Senior Principal
Distribution Amount"), the Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal
Distribution Amount") and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

     EXCESS BANKRUPTCY LOSSES--Bankruptcy Losses in excess of the Bankruptcy
Amount.

     EXCESS FRAUD LOSSES--Fraud Losses in excess of the Fraud Loss Amount.

     EXCESS SPECIAL HAZARD LOSSES--Special Hazard Losses in excess of the
Special Hazard Amount.

     EXCESS SUBORDINATE PRINCIPAL AMOUNT--With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which
Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate
Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of
Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

     EXCHANGEABLE CERTIFICATES--The Class A-1 Certificates through Class A-16
Certificates.

     EXCHANGED CERTIFICATES--The Class A-18 Certificates through Class A-33
Certificates.

     FINAL DISPOSITION--With respect to a defaulted mortgage loan, a Final
Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     INTEREST ACCRUAL PERIOD--For all classes of certificates, other than the
Adjustable Rate Certificates, the calendar month preceding the month in which the distribution date occurs. The Interest Accrual Period for the Adjustable
Rate Certificates is the one-month period commencing on the 25th day of the month preceding the month in which the distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates, including the Adjustable Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any
Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

     NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate minus the rate per annum at which the subservicing fees accrue.

     NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount
Mortgage Loans.

     NOTIONAL AMOUNT-- As of any date of determination, the Notional Amount of the Class A-2 Certificates is equal to the Certificate Principal Balance of the
Class A-1 Certificates immediately prior to that date. The initial Notional
Amount of the Class A-2 Certificates is approximately $313,992,000. As of any date of determination, the Notional Amount of the Class A-3 Certificates is
equal to the Certificate Principal Balance of the Class A-1 Certificates
immediately prior to that date. The initial Notional Amount of the Class A-3
Certificates is approximately $313,992,000. As of any date of determination, the
Notional Amount of the Class A-6 Certificates is equal to the Certificate
Principal Balance of the Class A-4 Certificates immediately prior to that

                                      S-55

date. The initial Notional Amount of the Class A-6 Certificates is approximately
$143,244,000. As of any date of determination, the Notional Amount of the Class
A-9 Certificates is equal to the Certificate Principal Balance of the Class A-7
Certificates immediately prior to that date. The initial Notional Amount of the
Class A-9 Certificates is approximately $22,200,000. As of any date of determination, the Notional Amount of the Class A-12 Certificates is equal to the Certificate Principal Balance of Class A-10 Certificates immediately prior to that date. The initial Notional Amount of the Class A-12 Certificates is approximately $3,372,000. As of any date of determination, the Notional Amount of the Class A-16 Certificates is equal to the Certificate Principal Balance of
Class A-13 Certificates immediately prior to that date. The initial Notional
Amount of the Class A-16 Certificates is approximately $100,320,000. As of any date of determination, the Notional Amount of the Class A-20 Certificates is
equal to a percentage of the Certificate Principal Balance, immediately prior to that date, of the related Exchanged Certificate in the related Combination
Group, as set forth in Annex II to this prospectus supplement. As of any date of determination, the Notional Amount of the Class A-V Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans immediately prior to that date. The initial Notional Amount of the Class A-V Certificates is approximately $707,033,726. Reference to a Notional Amount with respect to the
Interest Only Certificates is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

     PERCENTAGE INTEREST--With respect to any certificate (other than a Class R
Certificate), the undivided percentage ownership interest in the related class evidenced by such certificate, which percentage ownership interest shall be equal to the initial Certificate Principal Balance thereof or initial Notional
Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate initial Certificate Principal Balance or the aggregate of the initial
Notional Amounts, as applicable, of all the certificates of the same class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such class evidenced thereby, expressed as a percentage, as stated on the face of each such certificate.

     RECORD DATE--With respect to any certificates, other than the Adjustable
Rate Certificates, and any distribution date, the close of business on the last business day of the preceding calendar month. With respect to the Adjustable
Rate Certificates and any distribution date, the close of business on the business day prior to that distribution date.

     SENIOR ACCELERATED DISTRIBUTION PERCENTAGE--For any distribution date occurring prior to the distribution date in August 2012, 100%. The Senior
Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

          o    for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus 70%
               of the Subordinate Percentage for that distribution date;

          o    for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus 60% of the Subordinate Percentage for that distribution date;

          o    for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus 40% of the Subordinate Percentage for that distribution date;

          o    for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus 20%
               of the Subordinate Percentage for that distribution date; and

          o    for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage exceeds the initial Senior
Percentage, the Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

     Any scheduled reduction to the Senior Accelerated Distribution Percentage shall not be made as of any distribution date unless either:

          (a)(i)(X) the outstanding principal balance of mortgage loans delinquent 60 days or more, including mortgage loans in foreclosure and
     REO, averaged over the last six months, as a percentage of the aggregate

                                      S-56

     outstanding Certificate Principal Balance of the Class M Certificates and
     Class B Certificates, is less than 50% or (Y) the outstanding principal balance of mortgage loans delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than
     30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial
     Certificate Principal Balances of the Class M Certificates and Class B
     Certificates; or

          (b)(i) the outstanding principal balance of mortgage loans delinquent
     60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year or any year thereafter, after the closing date, are less than
     10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial
     Certificate Principal Balances of the Class M Certificates and Class B
     Certificates.

     Notwithstanding the foregoing, upon reduction of the Certificate Principal
Balances of the Senior Certificates, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

     SENIOR INTEREST DISTRIBUTION AMOUNT--With respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date.

     SENIOR PERCENTAGE--As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Discount Fraction of the Stated Principal Balance of the Discount
Mortgage Loans, immediately prior to that distribution date. The Senior
Percentage will initially equal approximately 93.17% and will in no event exceed
100%. The initial Senior Percentage is less than the initial percentage interest in the trust evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal
Balance of the Class A-P Certificates or the Discount Fraction of the Stated
Principal Balance of each Discount Mortgage Loan.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Class A-P Principal
Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") have been distributed and (b) the sum of:

          (i) the product of (A) the then-applicable Senior Percentage and (B)
     the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to each Discount
          Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related
          Discount Fraction of the principal portion of the Debt Service
          Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (2) the principal portion of all proceeds of the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of

                                      S-57

          the principal portion of those proceeds with respect to each Discount
          Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan;

          (ii) in connection with the Final Disposition of a mortgage loan (x)
     that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
     Losses or Extraordinary Losses, an amount equal to the lesser of:

               (1) the then-applicable Senior Percentage of the Stated Principal
          Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage
          Loan; and

               (2) the then-applicable Senior Accelerated Distribution
          Percentage of the related unscheduled collections, including Insurance
          Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

          (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

          (iv) any Excess Subordinate Principal Amount for that distribution date; and

          (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or
     Class B Certificates; minus

          (vi) the Capitalization Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

     SUBORDINATE PERCENTAGE--As of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.

     SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

                                      S-58

DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES

     The classes of Exchangeable Certificates outstanding on any distribution date will be entitled to the principal and interest distributions for such certificates as further described under the headings "Description of the
Certificates--Interest Distributions" and "--Principal Distributions on the
Senior Certificates" in this prospectus supplement. In addition, the classes of
Exchangeable Certificates outstanding on any distribution date will bear the share of Realized Losses and interest shortfalls allocable to such class of certificates as described under the heading "Description of the
Certificates--Allocation of Losses; Subordination" in this prospectus supplement. The Exchanged Certificates outstanding on any distribution date will be entitled to the aggregate amount of principal and interest distributions that would be allocable to the related Exchangeable Certificates if such Exchangeable
Certificates were outstanding on such date. In addition, such Exchanged
Certificates will be allocated the Realized Losses and interest shortfalls that would be allocable to the class of related Exchangeable Certificates in a
Combination Group were such class of Exchangeable Certificates outstanding on such date, on a pro rata basis in accordance with their respective Certificate
Principal Balances in the case of the principal portion of a Realized Loss, or
Accrued Certificate Interest, in the case of the interest portion of a Realized
Loss. Principal distributions that would have been distributable to Exchangeable
Certificates if they had not been exchanged will be distributed to the related
Exchanged Certificates on a pro rata basis in accordance with their respective
Certificate Principal Balances.

INTEREST DISTRIBUTIONS

     Holders of each class of Senior Certificates other than the Principal Only
Certificates and Class P Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution
Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

     Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available
Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of
Class M Certificates having a higher payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However, with respect to any distribution date, any Prepayment Interest
Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated
Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the reinvestment income received by the master servicer on amounts payable with respect to that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest
Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If on any distribution date the Available Distribution Amount is less than the Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to their respective amounts of
Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically,

                                      S-59

interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as described in this prospectus supplement.

     These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

     The pass-through rates on all classes of offered certificates, other than the Adjustable Rate, Variable Strip and Principal Only Certificates, are fixed and are listed on pages S-7 and S-8 of this prospectus supplement.

     The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

          (1) The pass-through rate on the Class A-1 Certificates with respect to the initial Interest Accrual Period is 5.92% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 7.00% per annum and a minimum rate of
     0.60% per annum.

          (2) The pass-through rate on the Class A-2 Certificates with respect to the initial Interest Accrual Period is 0.98% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to 6.30%
     minus LIBOR, with a maximum rate of 6.30% per annum and a minimum rate of
     0.00% per annum.

          (3) The pass-through rate on the Class A-3 Certificates with respect to the initial Interest Accrual Period is 0.10% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to 6.40%
     minus LIBOR, with a maximum rate of 0.10% per annum and a minimum rate of
     0.00% per annum.

          (4) The pass-through rate on the Class A-4 Certificates with respect to the initial Interest Accrual Period is 5.92% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 7.00% per annum and a minimum rate of
     0.60% per annum.

          (5) The pass-through rate on the Class A-5 Certificates with respect to the initial Interest Accrual Period is 5.88% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     37.80% minus (LIBOR multiplied by 6.00), with a maximum rate of 37.80% per annum and a minimum rate of 0.00% per annum.

          (6) The pass-through rate on the Class A-6 Certificates with respect to the initial Interest Accrual Period is 0.10% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to 6.40%
     minus LIBOR, with a maximum rate of 0.10% per annum and a minimum rate of
     0.00% per annum.

          (7) The pass-through rate on the Class A-7 Certificates with respect to the initial Interest Accrual Period is 5.92% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 7.00% per annum and a minimum rate of
     0.60% per annum.

          (8) The pass-through rate on the Class A-8 Certificates with respect to the initial Interest Accrual Period is 5.88% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     37.80% minus (LIBOR multiplied by 6.00), with a maximum rate of 37.80% per annum and a minimum rate of 0.00% per annum.

          (9) The pass-through rate on the Class A-9 Certificates with respect to the initial Interest Accrual Period is 0.10% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to 6.40%
     minus LIBOR, with a maximum rate of 0.10% per annum and a minimum rate of
     0.00% per annum.

                                      S-60

          (10) The pass-through rate on the Class A-10 Certificates with respect to the initial Interest Accrual Period is 5.92% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 7.00% per annum and a minimum rate of
     0.60% per annum.

          (11) The pass-through rate on the Class A-11 Certificates with respect to the initial Interest Accrual Period is 5.88% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     37.80% minus (LIBOR multiplied by 6.00), with a maximum rate of 37.80% per annum and a minimum rate of 0.00% per annum.

          (12) The pass-through rate on the Class A-12 Certificates with respect to the initial Interest Accrual Period is 0.10% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to 6.40%
     minus LIBOR, with a maximum rate of 0.10% per annum and a minimum rate of
     0.00% per annum.

          (13) The pass-through rate on the Class A-13 Certificates with respect to the initial Interest Accrual Period is 5.92% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 7.00% per annum and a minimum rate of
     0.60% per annum.

          (14) The pass-through rate on the Class A-14 Certificates with respect to the initial Interest Accrual Period is 5.218604678% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to
     46.04651163% minus (LIBOR multiplied by 7.6744186), with a maximum rate of
     46.04651163% per annum and a minimum rate of 0.00% per annum.

          (15) The pass-through rate on the Class A-15 Certificates with respect to the initial Interest Accrual Period is 8.25% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     173.25% minus (LIBOR multiplied by 27.50), with a maximum rate of 8.25% per annum and a minimum rate of 0.00% per annum.

          (16) The pass-through rate on the Class A-16 Certificates with respect to the initial Interest Accrual Period is 0.10% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to 6.40%
     minus LIBOR, with a maximum rate of 0.10% per annum and a minimum rate of
     0.00% per annum.

          (17) The pass-through rate on the Class A-18 Certificates with respect to the initial Interest Accrual Period is 5.92% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 7.00% per annum and a minimum rate of
     0.60% per annum.

          (18) The pass-through rate on the Class A-19 Certificates with respect to the initial Interest Accrual Period is 6.02% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.70%, with a maximum rate of 7.00% per annum and a minimum rate of
     0.70% per annum.

          (19) The pass-through rate on the Class A-20 Certificates with respect to the initial Interest Accrual Period is 1.08% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to 6.40%
     minus LIBOR, with a maximum rate of 6.40% per annum and a minimum rate of
     0.00% per annum.

          (20) The pass-through rate on the Class A-26 Certificates with respect to the initial Interest Accrual Period is 5.88% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     37.80% minus (LIBOR multiplied by 6.00), with a maximum rate of 37.80% per annum and a minimum rate of 0.00% per annum.

          (21) The pass-through rate on the Class A-27 Certificates with respect to the initial Interest Accrual Period is 6.48% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     38.40% minus (LIBOR multiplied by 6.00), with a maximum rate of 38.40% per annum and a minimum rate of 0.00% per annum.

                                      S-61

          (22) The pass-through rate on the Class A-28 Certificates with respect to the initial Interest Accrual Period is 5.88% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     37.80% minus (LIBOR multiplied by 6.00), with a maximum rate of 37.80% per annum and a minimum rate of 0.00% per annum.

          (23) The pass-through rate on the Class A-29 Certificates with respect to the initial Interest Accrual Period is 6.48% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     38.40% minus (LIBOR multiplied by 6.00), with a maximum rate of 38.40% per annum and a minimum rate of 0.00% per annum.

          (24) The pass-through rate on the Class A-30 Certificates with respect to the initial Interest Accrual Period is 11.00% per annum, and as to any
     Interest Accrual Period thereafter, will be a per annum rate equal to
     176.00% minus (LIBOR multiplied by 27.50), with a maximum rate of 11.00%
     per annum and a minimum rate of 0.00% per annum.

     The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period are available at the trustee's website, which may be obtained by telephoning the trustee at (800) 735-7777.

     The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal
Balance of the mortgage loans immediately preceding that distribution date, of the pool strip rates on each of the mortgage loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus
6.50%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans range between 0.00% and 2.38% per annum. The initial pass-through rate on the Variable Strip Certificates is approximately 0.4142%
per annum.

     As described in this prospectus supplement, the Accrued Certificate
Interest allocable to each class of certificates, other than the Principal Only
Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

DETERMINATION OF LIBOR

     LIBOR for any Interest Accrual Period after the initial Interest Accrual
Period will be determined as described in the three succeeding paragraphs.

     On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period for the Adjustable Rate Certificates other than the initial Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date.
Reuters Screen LIBOR01 page means the display designated as page LIBOR01 on the
Reuters Screen or any other page as may replace LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the

                                      S-62

arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00
A.M., New York City time, on that date for loans in U.S. Dollars to leading
European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date,
5.32% per annum with respect to the Adjustable Rate Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London,
England are required or authorized by law to be closed.

     The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Adjustable
Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior Certificates, other than the Interest Only
Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available
Distribution Amount remaining after the distribution of the Senior Interest
Distribution Amount, a distribution allocable to principal equal to the sum of the Senior Principal Distribution Amount and the Class A-P Principal
Distribution Amount.

     After the distribution of the Senior Interest Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

          (a) Prior to the occurrence of the Credit Support Depletion Date:

               (i) the Class A-P Principal Distribution Amount shall be
          distributed to the Class A-P Certificates, until the Certificate
          Principal Balance of the Class A-P Certificates has been reduced to zero;

               (ii) the Senior Principal Distribution Amount shall be
          distributed in the following manner and priority:

                    (A) first, to the Class R-I Certificates and Class R-II
               Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate
               Principal Balances thereof have been reduced to zero;

                    (B) second, to the Class P Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

               (iii) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (a)(ii)
          above shall be distributed concurrently as follows:

                    (A) a percentage of such amount equal to a fraction, the
               numerator of which is the Certificate Principal Balance of the
               Class A-17 Certificates, the denominator of which is the
               aggregate Certificate Principal Balance of the Class A-1, Class
               A-4, Class A-5, Class A-7, Class A-8, Class A-10, Class A-11,
               Class A-13, Class A-14, Class A-15 and Class A-17 Certificates,
               shall be distributed to the Class A-17 Certificates, until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

                    (B) a percentage of such amount equal to a fraction, the
               numerator of which is the aggregate Certificate Principal Balance of the Class A-1, Class A-4, Class A-5, Class A-7, Class A-8,
               Class A-10, Class A-11, Class A-13, Class A-14 and Class A-15
               Certificates, the denominator of

                                      S-63

               which is the aggregate Certificate Principal Balance of the Class
               A-1, Class A-4, Class A-5, Class A-7, Class A-8, Class A-10,
               Class A-11, Class A-13, Class A-14, Class A-15 and Class A-17
               Certificates, shall be distributed concurrently as follows:

                         (a) 50.00% of such amount shall be distributed to the
                    Class A-1 Certificates, until the Certificate Principal
                    Balance thereof has been reduced to zero; and

                         (b) 50.00% of such amount shall be distributed in the
                    following manner and priority:

                         a. first, an amount required to reduce the aggregate
                    Certificate Principal Balance of the Class A-4, Class A-5,
                    Class A-7, Class A-8, Class A-10 and Class A-11 Certificates
                    to the Aggregate Planned Principal Balance for the Class
                    A-4, Class A-5, Class A-7, Class A-8, Class A-10 and Class
                    A-11 Certificates for that distribution date shall be
                    distributed in the following manner and priority:

                              1) first, to the Class A-4 Certificates and Class
                         A-5 Certificates on a pro rata basis, in accordance
                         with their respective Certificate Principal Balances,
                         until the Certificate Principal Balances thereof have
                         been reduced to zero;

                              2) second, to the Class A-7 Certificates and Class
                         A-8 Certificates on a pro rata basis, in accordance
                         with their respective Certificate Principal Balances,
                         until the Certificate Principal Balances thereof have
                         been reduced to zero; and

                              3) third, to the Class A-10 Certificates and Class
                         A-11 Certificates on a pro rata basis, in accordance
                         with their respective Certificate Principal Balances,
                         until the Certificate Principal Balances thereof have
                         been reduced to zero;

                         b. second, any remaining amount shall be distributed to
                    the Class A-13, Class A-14 and Class A-15 Certificates on a
                    pro rata basis, in accordance with their respective
                    Certificate Principal Balances, until the Certificate
                    Principal Balances thereof have been reduced to zero;

                         c. third, any remaining amount shall be distributed to
                    the Class A-4 Certificates and Class A-5 Certificates on a
                    pro rata basis, in accordance with their respective
                    Certificate Principal Balances, until the Certificate
                    Principal Balances thereof have been reduced to zero;

                         d. fourth, any remaining amount shall be distributed to
                    the Class A-7 Certificates and Class A-8 Certificates, on a
                    pro rata basis, in accordance with their respective
                    Certificate Principal Balances, until the Certificate
                    Principal Balances thereof have been reduced to zero; and

                         e. fifth, any remaining amount shall be distributed to
                    the Class A-10 Certificates and Class A-11 Certificates, on
                    a pro rata basis, in accordance with their respective
                    Certificate Principal Balances, until the Certificate
                    Principal Balances thereof have been reduced to zero.

               (b) On or after the occurrence of the Credit Support Depletion
          Date, all priorities relating to distributions as described in clause
          (a) above relating to principal among the Senior Certificates will be disregarded. Instead, an amount equal to the Class A-P Principal
          Distribution Amount will be distributed to the Class A-P Certificates, and then the Senior Principal Distribution Amount will be distributed to the

                                      S-64

          Senior Certificates remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate
          Principal Balances.

               (c) After reduction of the Certificate Principal Balances of the
          Senior Certificates, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior
          Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available
          Distribution Amount will be paid solely to the holders of the Class
          A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

     The following table sets forth for each distribution date the Aggregate
Planned Principal Balances for the PAC Certificates.

     THERE IS NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY
DISTRIBUTION DATE TO REDUCE THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE
CLASS A-4, CLASS A-5, CLASS A-7, CLASS A-8, CLASS A-10, CLASS A-11, CLASS A-21,
CLASS A-22, CLASS A-23, CLASS A-24, CLASS A-26 AND CLASS A-27 CERTIFICATES AND
THE PORTION OF ANY CLASS A-18, CLASS A-19, CLASS A-32 AND CLASS A-33
CERTIFICATES ISSUED IN EXCHANGE FOR THE PAC CERTIFICATES TO THE AGGREGATE
PLANNED PRINCIPAL BALANCE, OR THAT DISTRIBUTIONS WILL NOT BE MADE IN EXCESS OF
THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

                      AGGREGATE PLANNED PRINCIPAL BALANCES

                                                    SCHEDULE A
       DISTRIBUTION DATE               AGGREGATE PLANNED PRINCIPAL BALANCES
------------------------------   -----------------------------------------------
Initial Balance
                                                 $196,952,000.00
                   August 2007                    194,512,779.76
                September 2007                    192,070,026.57
                  October 2007                    189,644,447.32
                 November 2007                    187,235,923.65
                 December 2007                    184,844,338.04
                  January 2008                    182,469,573.76
                 February 2008                    180,111,514.93
                    March 2008                    177,770,046.45
                    April 2008                    175,445,054.03
                      May 2008                    173,136,424.17
                     June 2008                    170,844,044.17
                     July 2008                    168,567,802.12
                   August 2008                    166,307,586.87
                September 2008                    164,063,288.06
                  October 2008                    161,834,796.09
                 November 2008                    159,622,002.13
                 December 2008                    157,424,798.11
                  January 2009                    155,243,076.71
                 February 2009                    153,076,731.35
                    March 2009                    150,925,656.20
                    April 2009                    148,789,746.17
                      May 2009                    146,668,896.91
                     June 2009                    144,563,004.78
                     July 2009                    142,471,966.87
                   August 2009                    140,395,680.98
                September 2009                    138,334,045.65
                  October 2009                    136,286,960.10
                 November 2009                    134,254,324.26
                 December 2009                    132,236,038.76
                  January 2010                    130,232,004.92
                 February 2010                    128,242,124.75
                    March 2010                    126,266,300.96
                    April 2010                    124,304,436.91

                                      S-65

                                                    SCHEDULE A
       DISTRIBUTION DATE               AGGREGATE PLANNED PRINCIPAL BALANCES
------------------------------   -----------------------------------------------
                      May 2010                    122,356,436.66
                     June 2010                    120,422,204.91
                     July 2010                    118,501,647.06
                   August 2010                    116,594,669.15
                September 2010                    114,701,177.88
                  October 2010                    112,821,080.59
                 November 2010                    110,954,285.30
                 December 2010                    109,100,700.63
                  January 2011                    107,260,235.88
                 February 2011                    105,432,800.94
                    March 2011                    103,618,306.37
                    April 2011                    101,816,663.33
                      May 2011                    100,027,783.61
                     June 2011                     98,251,579.62
                     July 2011                     96,487,964.36
                   August 2011                     94,736,851.48
                September 2011                     92,998,155.18
                  October 2011                     91,271,790.31
                 November 2011                     89,557,672.29
                 December 2011                     87,855,717.14
                  January 2012                     86,165,841.45
                 February 2012                     84,487,962.41
                    March 2012                     82,821,997.80
                    April 2012                     81,167,865.94
                      May 2012                     79,525,485.76
                     June 2012                     77,894,719.58
                     July 2012                     76,275,545.14
                   August 2012                     74,714,280.46
                September 2012                     73,164,297.21
                  October 2012                     71,625,517.00
                 November 2012                     70,097,861.94
                 December 2012                     68,581,254.73
                  January 2013                     67,075,618.56
                 February 2013                     65,580,877.18
                    March 2013                     64,096,954.88
                    April 2013                     62,623,776.45
                      May 2013                     61,161,267.22
                     June 2013                     59,709,353.04
                     July 2013                     58,267,960.27
                   August 2013                     56,856,466.77
                September 2013                     55,475,117.49
                  October 2013                     54,123,300.76
                 November 2013                     52,800,417.04
                 December 2013                     51,505,878.70
                  January 2014                     50,239,109.79
                 February 2014                     48,999,545.81
                    March 2014                     47,786,633.49
                    April 2014                     46,599,830.54
                      May 2014                     45,438,605.48
                     June 2014                     44,302,437.38
                     July 2014                     43,190,815.69
                   August 2014                     42,175,852.53
                September 2014                     41,182,931.33
                  October 2014                     40,211,594.35
                 November 2014                     39,261,393.12
                 December 2014                     38,331,888.26
                  January 2015                     37,422,649.25

                                      S-66

                                                    SCHEDULE A
       DISTRIBUTION DATE               AGGREGATE PLANNED PRINCIPAL BALANCES
------------------------------   -----------------------------------------------
                 February 2015                     36,533,254.34
                    March 2015                     35,663,290.28
                    April 2015                     34,812,352.24
                      May 2015                     33,980,043.56
                     June 2015                     33,165,975.66
                     July 2015                     32,369,767.80
                   August 2015                     31,653,567.74
                September 2015                     30,952,692.73
                  October 2015                     30,266,822.81
                 November 2015                     29,595,644.57
                 December 2015                     28,938,851.03
                  January 2016                     28,296,141.51
                 February 2016                     27,667,221.51
                    March 2016                     27,051,802.57
                    April 2016                     26,449,602.14
                      May 2016                     25,860,343.51
                     June 2016                     25,283,755.61
                     July 2016                     24,719,572.99
                   August 2016                     24,218,841.04
                September 2016                     23,728,120.02
                  October 2016                     23,247,211.50
                 November 2016                     22,775,920.98
                 December 2016                     22,314,057.78
                  January 2017                     21,861,434.98
                 February 2017                     21,417,869.35
                    March 2017                     20,983,181.26
                    April 2017                     20,557,194.64
                      May 2017                     20,139,736.88
                     June 2017                     19,730,638.76
                     July 2017                     19,310,067.00
                   August 2017                     18,898,178.25
                September 2017                     18,494,796.75
                  October 2017                     18,099,750.25
                 November 2017                     17,712,869.95
                 December 2017                     17,333,990.43
                  January 2018                     16,962,949.55
                 February 2018                     16,599,588.45
                    March 2018                     16,243,751.41
                    April 2018                     15,895,285.85
                      May 2018                     15,554,042.24
                     June 2018                     15,219,874.05
                     July 2018                     14,892,637.65
                   August 2018                     14,572,192.32
                September 2018                     14,258,400.15
                  October 2018                     13,951,125.98
                 November 2018                     13,650,237.36
                 December 2018                     13,355,604.52
                  January 2019                     13,067,100.26
                 February 2019                     12,784,599.93
                    March 2019                     12,507,981.40
                    April 2019                     12,237,124.97
                      May 2019                     11,971,913.35
                     June 2019                     11,712,231.60
                     July 2019                     11,457,967.09
                   August 2019                     11,209,009.44
                September 2019                     10,965,250.49
                  October 2019                     10,726,584.27

                                      S-67

                                                    SCHEDULE A
       DISTRIBUTION DATE               AGGREGATE PLANNED PRINCIPAL BALANCES
------------------------------   -----------------------------------------------
                 November 2019                     10,492,906.90
                 December 2019                     10,264,116.61
                  January 2020                     10,040,113.69
                 February 2020                      9,820,800.39
                    March 2020                      9,606,080.97
                    April 2020                      9,395,861.58
                      May 2020                      9,190,050.27
                     June 2020                      8,988,556.95
                     July 2020                      8,791,293.32
                   August 2020                      8,598,172.87
                September 2020                      8,409,110.82
                  October 2020                      8,224,024.12
                 November 2020                      8,042,831.37
                 December 2020                      7,865,452.81
                  January 2021                      7,691,810.30
                 February 2021                      7,521,827.25
                    March 2021                      7,355,428.64
                    April 2021                      7,192,540.95
                      May 2021                      7,033,092.14
                     June 2021                      6,877,011.63
                     July 2021                      6,724,230.25
                   August 2021                      6,574,680.23
                September 2021                      6,428,295.18
                  October 2021                      6,285,010.03
                 November 2021                      6,144,761.04
                 December 2021                      6,007,485.76
                  January 2022                      5,873,122.98
                 February 2022                      5,741,612.74
                    March 2022                      5,612,896.29
                    April 2022                      5,486,916.07
                      May 2022                      5,363,615.68
                     June 2022                      5,242,939.86
                     July 2022                      5,124,821.33
                   August 2022                      5,009,220.63
                September 2022                      4,896,085.76
                  October 2022                      4,785,365.80
                 November 2022                      4,677,010.84
                 December 2022                      4,570,972.01
                  January 2023                      4,467,201.39
                 February 2023                      4,365,652.07
                    March 2023                      4,266,278.06
                    April 2023                      4,169,034.32
                      May 2023                      4,073,876.72
                     June 2023                      3,980,762.02
                     July 2023                      3,889,647.87
                   August 2023                      3,800,492.76
                September 2023                      3,713,256.05
                  October 2023                      3,627,897.89
                 November 2023                      3,544,379.26
                 December 2023                      3,462,661.95
                  January 2024                      3,382,708.49
                 February 2024                      3,304,482.20
                    March 2024                      3,227,947.13
                    April 2024                      3,153,068.07
                      May 2024                      3,079,810.53
                     June 2024                      3,008,140.70
                     July 2024                      2,938,025.49

                                      S-68

                                                    SCHEDULE A
       DISTRIBUTION DATE               AGGREGATE PLANNED PRINCIPAL BALANCES
------------------------------   -----------------------------------------------
                   August 2024                      2,869,432.47
                September 2024                      2,802,329.85
                  October 2024                      2,736,686.53
                 November 2024                      2,672,472.00
                 December 2024                      2,609,656.41
                  January 2025                      2,548,210.49
                 February 2025                      2,488,105.59
                    March 2025                      2,429,313.63
                    April 2025                      2,371,807.11
                      May 2025                      2,315,559.08
                     June 2025                      2,260,543.17
                     July 2025                      2,206,733.51
                   August 2025                      2,154,104.78
                September 2025                      2,102,632.19
                  October 2025                      2,052,291.43
                 November 2025                      2,003,058.71
                 December 2025                      1,954,910.71
                  January 2026                      1,907,824.60
                 February 2026                      1,861,778.02
                    March 2026                      1,816,749.05
                    April 2026                      1,772,716.23
                      May 2026                      1,729,658.56
                     June 2026                      1,687,555.43
                     July 2026                      1,646,386.69
                   August 2026                      1,606,132.58
                September 2026                      1,566,773.76
                  October 2026                      1,528,291.29
                 November 2026                      1,490,666.60
                 December 2026                      1,453,881.51
                  January 2027                      1,417,918.23
                 February 2027                      1,382,759.32
                    March 2027                      1,348,387.70
                    April 2027                      1,314,786.64
                      May 2027                      1,281,939.77
                     June 2027                      1,249,831.04
                     July 2027                      1,218,444.74
                   August 2027                      1,187,765.48
                September 2027                      1,157,778.19
                  October 2027                      1,128,468.12
                 November 2027                      1,099,820.80
                 December 2027                      1,071,822.07
                  January 2028                      1,044,458.09
                 February 2028                      1,017,715.27
                    March 2028                        991,580.31
                    April 2028                        966,040.19
                      May 2028                        941,082.17
                     June 2028                        916,693.75
                     July 2028                        892,862.71
                   August 2028                        869,577.07
                September 2028                        846,825.11
                  October 2028                        824,595.34
                 November 2028                        802,876.52
                 December 2028                        781,657.65
                  January 2029                        760,927.93
                 February 2029                        740,676.80
                    March 2029                        720,893.94
                    April 2029                        701,569.22

                                      S-69

                                                    SCHEDULE A
       DISTRIBUTION DATE               AGGREGATE PLANNED PRINCIPAL BALANCES
------------------------------   -----------------------------------------------
                      May 2029                        682,692.72
                     June 2029                        664,254.74
                     July 2029                        646,245.78
                   August 2029                        628,656.53
                September 2029                        611,477.88
                  October 2029                        594,700.90
                 November 2029                        578,316.87
                 December 2029                        562,317.23
                  January 2030                        546,693.61
                 February 2030                        531,437.81
                    March 2030                        516,541.80
                    April 2030                        501,997.72
                      May 2030                        487,797.88
                     June 2030                        473,934.75
                     July 2030                        460,400.94
                   August 2030                        447,189.25
                September 2030                        434,292.60
                  October 2030                        421,704.07
                 November 2030                        409,416.89
                 December 2030                        397,424.42
                  January 2031                        385,720.18
                 February 2031                        374,297.79
                    March 2031                        363,151.06
                    April 2031                        352,273.87
                      May 2031                        341,660.27
                     June 2031                        331,304.42
                     July 2031                        321,200.61
                   August 2031                        311,343.25
                September 2031                        301,726.86
                  October 2031                        292,346.08
                 November 2031                        283,195.66
                 December 2031                        274,270.48
                  January 2032                        265,565.50
                 February 2032                        257,075.81
                    March 2032                        248,796.58
                    April 2032                        240,723.12
                      May 2032                        232,850.81
                     June 2032                        225,175.12
                     July 2032                        217,691.65
                   August 2032                        210,396.07
                September 2032                        203,284.15
                  October 2032                        196,351.74
                 November 2032                        189,594.80
                 December 2032                        183,009.35
                  January 2033                        176,591.51
                 February 2033                        170,337.48
                    March 2033                        164,243.55
                    April 2033                        158,306.07
                      May 2033                        152,521.49
                     June 2033                        146,886.31
                     July 2033                        141,397.14
                   August 2033                        136,050.64
                September 2033                        130,843.53
                  October 2033                        125,772.63
                 November 2033                        120,834.81
                 December 2033                        116,027.01
                  January 2034                        111,346.24

                                      S-70

                                                    SCHEDULE A
       DISTRIBUTION DATE               AGGREGATE PLANNED PRINCIPAL BALANCES
------------------------------   -----------------------------------------------
                 February 2034                        106,789.57
                    March 2034                        102,354.13
                    April 2034                         98,037.13
                      May 2034                         93,835.81
                     June 2034                         89,747.51
                     July 2034                         85,769.58
                   August 2034                         81,899.48
                September 2034                         78,134.67
                  October 2034                         74,472.70
                 November 2034                         70,911.18
                 December 2034                         67,447.74
                  January 2035                         64,080.09
                 February 2035                         60,805.97
                    March 2035                         57,623.19
                    April 2035                         54,529.59
                      May 2035                         51,523.06
                     June 2035                         48,601.54
                     July 2035                         45,763.03
                   August 2035                         43,005.53
                September 2035                         40,327.14
                  October 2035                         37,725.95
                 November 2035                         35,200.13
                 December 2035                         32,747.88
                  January 2036                         30,367.43
                 February 2036                         28,057.04
                    March 2036                         25,815.05
                    April 2036                         23,639.79
                      May 2036                         21,529.66
                     June 2036                         19,483.07
                     July 2036                         17,498.48
                   August 2036                         15,574.38
                September 2036                         13,709.31
                  October 2036                         11,901.80
                 November 2036                         10,150.47
                 December 2036                          8,453.92
                  January 2037                          6,810.81
                 February 2037                          5,219.81
                    March 2037                          3,679.65
                    April 2037                          2,189.06
                      May 2037                            746.81
      June 2037 and thereafter                                 0

     The Aggregate Planned Principal Balances for each distribution date listed in Schedule A in the table above were calculated based on assumptions, including the assumption that prepayments of the mortgage loans occur each month at a constant rate of approximately 8% to 21% of CPR, as described in this prospectus supplement under "Certain Yield and Prepayment Considerations--Weighted Average
Life".

     The performance of the mortgage loans may differ from the assumptions used in determining those balances. The Aggregate Planned Principal Balances listed in the table above are final and binding regardless of any error or alleged error in making the calculations.

     There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balance of the PAC
Certificates will be sufficient or will not be in excess of amounts needed to reduce the aggregate Certificate Principal Balances of the PAC Certificates and
the portion of the Class A-18, Class A-19, Class A-32 and Class A-33
Certificates issued in exchange for the PAC Certificates to the related
Aggregate Planned Principal Balance, as applicable, for any distribution date.
Distributions in reduction of the Certificate

                                      S-71

Principal Balances of the PAC Certificates and the portion of the Class A-18,
Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the
PAC Certificates may commence significantly later than would be anticipated based on the amounts shown in the table above. Distributions of principal in reduction of the aggregate Certificate Principal Balance of the PAC Certificates
and the portion of the Class A-18, Class A-19, Class A-32 and Class A-33
Certificates issued in exchange for the PAC Certificates may end significantly earlier or later than would be anticipated based on the table above. See
"Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the assumptions used to produce the above table and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

     Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after:

          o    the sum of the Senior Interest Distribution Amount, Class A-P
               Principal Distribution Amount and Senior Principal Distribution
               Amount is distributed;

          o    reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under
               "Advances";

          o    the aggregate amount of Accrued Certificate Interest and
               principal required to be distributed to any class of Class M
               Certificates having a higher payment priority is distributed; and

          o    the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed, a distribution allocable to principal in the sum of the following:

               (i) the product of (A) the then-applicable related Class M
          Percentage and (B) the aggregate of the following amounts:

                    (1) the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to a
               Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount
               Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                    (2) the principal portion of all proceeds of the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related
               Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                    (3) the principal portion of all other unscheduled
               collections, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final
               Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage
               Loan;

               (ii) that class's pro rata share, based on the Certificate
          Principal Balance of each class of Class M Certificates and Class B
          Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related
          Discount Fraction of those amounts with

                                      S-72

          respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess
          Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses
          or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior
          Certificates;

               (iii) the portion of mortgagor prepayments in full made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the
          Discount Fraction of those mortgagor prepayments with respect to a
          Discount Mortgage Loan, allocable to that class of Class M
          Certificates as described in the third succeeding paragraph;

               (iv) if that class is the most senior class of certificates then outstanding with a Certificate Principal Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount, if any; and

               (v) any amounts allocable to principal for any previous
          distribution date calculated pursuant to clauses (i) through (iii)
          above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates; minus

               (vi) the Capitalization Reimbursement Amount for such
          distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

     References in this prospectus supplement to "payment priority" of the Class
M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2
Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates, on any distribution date, any
Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds.
Notwithstanding the foregoing, if the Certificate Principal Balances of the
Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the pooling and servicing agreement.

     All mortgagor prepayments not otherwise distributable to the Senior
Certificates will be allocated on a pro rata basis among the class of Class M
Certificates with the highest payment priority then outstanding with a
Certificate Principal Balance greater than zero and each other class of Class M
Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded.
The related loss level on any distribution date would be satisfied as to any
Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

     As stated above under "--Principal Distributions on the Senior
Certificates," the Senior Accelerated Distribution Percentage will be 100%
during the first five years after the closing date, unless the Certificate
Principal Balances of the Senior Certificates, other than the Class A-P
Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial
Senior Percentage. Furthermore, as described in this prospectus supplement, the
Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing

                                      S-73

date, unless the Certificate Principal Balances of the Senior Certificates
(other than the Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M
Percentage during certain periods after this five year period. See "--Principal
Distributions on the Senior Certificates" in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

     The subordination provided to the Senior Certificates by the Class B
Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of
Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy
Losses and Special Hazard Losses. Any Realized Losses which are not Excess
Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or
Extraordinary Losses will be allocated as follows:

          o    first, to the Class B Certificates;

          o    second, to the Class M-3 Certificates;

          o    third, to the Class M-2 Certificates; and

          o    fourth, to the Class M-1 Certificates;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage
Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis; provided, however, that the principal portion of such losses otherwise allocable to the Class A-1 Certificates through Class A-16
Certificates and the Class A-18 Certificates through Class A-33 Certificates, as applicable, other than the Interest Only Certificates, will be allocated to the
Class A-17 Certificates until the Certificate Principal Balance of the Class
A-17 Certificates has been reduced to zero;.

     Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

          o    its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate
               Principal Balance of that class has been reduced to zero,
               provided that no reduction shall reduce the aggregate Certificate
               Principal Balance of the certificates below the aggregate stated
               principal balance of the mortgage loans, and

          o    the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

     In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any
class of Class M Certificates with a higher payment priority.

     As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may

                                      S-74

permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Servicing and
Administration of Mortgage Collateral" in the prospectus. However the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.
Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose.
The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the servicing fee rate. There is no limitation on the number of mortgage loans in the mortgage pool that may be subject to modifications.

     Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net
Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

     Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the
Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt
Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M
Certificateholders, as applicable.

     The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of Eligible Funds.
Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized
Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the
Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class A-P Certificates by the Class M
Certificates and Class B Certificates is limited to the prior right of the Class
A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P
Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal
Balance of the Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Class A-P Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Class A-P Certificates, as described in this prospectus supplement.

     Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding with a Certificate Principal Balance greater than zero.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Class A-P Certificates,
Class M Certificates and Class B Certificates. Any Realized Losses so allocated to the Senior Certificates or Class M Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Class
A-P Certificates,

                                      S-75

or Class M Certificates. The principal portion of these losses on Discount
Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on
Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

     An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     In order to maximize the likelihood of distribution in full of the Senior
Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior
Principal Distribution Amount, on each distribution date, holders of Senior
Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class
B Certificates, to the extent necessary to satisfy the Senior Interest
Distribution Amount, Class A-P Principal Distribution Amount and Senior
Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class
M Certificates with a lower payment priority.

     The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution
Amount will accelerate the amortization of the Senior Certificates, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Class A-P Certificates will not receive more than the
Discount Fraction of any unscheduled payment relating to a Discount Mortgage
Loan. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and
Class B Certificates, the percentage interest evidenced by the Senior
Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under
"--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior
Certificates in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior
Certificates relative to the Class M and Class B Certificates.

     The priority of payments, including principal prepayments, among the Class
M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B
Certificates and any class of Class M Certificates with a lower payment priority.

     The Special Hazard Amount shall initially be equal to $7,070,337. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $7,070,337 less the sum of any amounts allocated through subordination relating to Special Hazard Losses. In addition, the Special Hazard
Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.

     The Fraud Loss Amount shall initially be equal to $21,211,012. The Fraud
Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

     The Bankruptcy Amount will initially be equal to $272,205. As of any date of determination prior to the first anniversary of the cut-off date, the
Bankruptcy Amount will equal $272,205 less the sum of any amounts allocated through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a)
the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing

                                      S-76

agreement, which amount as calculated will provide for a reduction in the
Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

          o    the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

          o    either:

               o    the related mortgage loan is not in default with regard to payments due thereunder; or

               o    delinquent payments of principal and interest under the
                    related mortgage loan and any premiums on any applicable
                    standard hazard insurance policy and any related escrow
                    payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be
further reduced as described in the prospectus under "Subordination."

ADVANCES

     Prior to each distribution date, the master servicer is required to make
Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

     These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections,
Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. Recoverability is
determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and
Liquidation Proceeds from the mortgage loan as to which such unreimbursed
Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M
Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses
are reimbursable to the master servicer out of any funds in the Custodial
Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

     The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the

                                      S-77

Certificate Principal Balances of the Class M Certificates and Class B
Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates.

     The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any
Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

     Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

          o    the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

          o    the allocation of principal payments among the various classes of offered certificates;

          o    realized losses and interest shortfalls on the mortgage loans;

          o    the pass-through rate on the offered certificates;

          o    with respect to any class of Exchanged Certificates, the yield to maturity of the related class or classes of Exchangeable
               Certificates; and

          o    the purchase price paid for the offered certificates.

     For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

PREPAYMENT CONSIDERATIONS

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of

                                      S-78

principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment
Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under
"Yield Considerations" and "Maturity and Prepayment Considerations", no
assurance can be given as to the rate or the timing of principal payments on the offered certificates.

     The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although 8.3% of the mortgage loans by aggregate principal balance provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool
Characteristics" in this prospectus supplement.

     Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See
"Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and
Limitations on Prepayments" in the prospectus.

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential
Funding Mortgage Securities I, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See
"Description of the Mortgage Pool--The Program" in this prospectus supplement.
Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See
"Maturity and Prepayment Considerations" in the prospectus.

     Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to

                                      S-79

the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

     The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior
Certificates" and "--Principal Distributions on the Class M Certificates" in
this prospectus supplement, during specified periods all principal prepayments on the mortgage loans will be allocated among the Senior Certificates, other than the Interest Only Certificates and Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class
M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

     Approximately 0.1%, 49.7% and 0.1% of the mortgage loans have an interest only period of five, ten and fifteen years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

     Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

     PAC Certificates: The PAC Certificates have been structured so that principal distributions to the PAC Certificates will be made in the aggregate in accordance with Schedule A in the table "Aggregate Planned Principal Balances"
in this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level described in the paragraph immediately following the table "Aggregate Planned Principal Balances", and based on some other assumptions. It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Aggregate Planned Principal
Balances were calculated based on assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC Certificates and the
portion of the Class A-18, Class A-19, Class A-32 and Class A-33 Certificates
issued in exchange for the PAC Certificates equaling the Aggregate Planned
Principal Balance for any distribution date may differ from the rates used to calculate those amounts. The prepayment rates that will result in the aggregate
Certificate Principal Balance of the PAC Certificates and the portion of the
Class A-18, Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the PAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Aggregate Planned Principal Balances were calculated using some assumptions regarding the mortgage loans, the actual prepayment behavior

                                      S-80

of the individual mortgage loans could be such that the amount available for distributions of principal in reduction of the PAC Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the PAC Certificates may not result in the aggregate Certificate
Principal Balance of the PAC Certificates and the portion of the Class A-18,
Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the
PAC Certificates equaling the Aggregate Planned Principal Balances even if prepayments were at a constant speed within the related PAC targeted range.

     There can be no assurance that funds available for distribution of principal on the PAC Certificates and the portion of the Class A-18, Class A-19,
Class A-32 and Class A-33 Certificates issued in exchange for the PAC
Certificates will result in the aggregate Certificate Principal Balance of the
PAC Certificates and the portion of the Class A-18, Class A-19, Class A-32 and
Class A-33 Certificates issued in exchange for the PAC Certificates equaling the
Aggregate Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the related PAC targeted range, the funds available for principal distributions on the PAC Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class A-33 Certificates
issued in exchange for the PAC Certificates on each distribution date may be insufficient to reduce the aggregate Certificate Principal Balance of the PAC
Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class
A-33 Certificates issued in exchange for the PAC Certificates to the Aggregate
Planned Principal Balances for that distribution date, and the weighted average lives of the PAC Certificates and the portion of the Class A-18, Class A-19,
Class A-32 and Class A-33 Certificates issued in exchange for the PAC
Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the related PAC targeted range, after the aggregate Certificate
Principal Balance of the Companion Certificates has been reduced to zero, the aggregate Certificate Principal Balance of the PAC Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the PAC Certificates may be reduced below the Aggregate Planned
Principal Balance, as applicable, and the weighted average lives of the PAC
Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class
A-33 Certificates issued in exchange for the PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the applicable range, will not ensure the distribution on the PAC Certificates and the portion of the Class A-18, Class
A-19, Class A-32 and Class A-33 Certificates issued in exchange for the PAC
Certificates of an amount that will result in the aggregate Certificate
Principal Balance of the PAC Certificates and the portion of the Class A-18,
Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the
PAC Certificates equaling the Aggregate Planned Principal Balance, because the balance of the portion of the Senior Principal Distribution Amount allocable to the PAC Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the PAC Certificates remaining after distribution on the PAC Certificates and the portion of the
Class A-18, Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the PAC Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on the PAC
Certificates or the portion of the Class A-18, Class A-19, Class A-32 and Class
A-33 Certificates issued in exchange for the PAC Certificates.

     Investors in the Class A-4, Class A-5, Class A-7, Class A-8, Class A-10,
Class A-11, Class A-18, Class A-19, Class A-21, Class A-22, Class A-23, Class
A-24, Class A-26, Class A-27, Class A-32 and Class A-33 Certificates should be aware that the stabilization provided by the Class A-13, Class A-14, Class A-15,
Class A-25, Class A-28, Class A-29 and Class A-30 Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class A-33 Certificates issued in exchange for the Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the aggregate Certificate Principal
Balance of the Class A-13, Class A-14, Class A-15, Class A-25, Class A-28, Class
A-29 and Class A-30 Certificates and the portion of the Class A-18, Class A-19,
Class A-32 and Class A-33 Certificates issued in exchange for the Companion
Certificates may be reduced to zero significantly earlier than anticipated. The initial aggregate Certificate Principal Balance of the Class A-13, Class A-14,
Class A-15, Class A-25, Class A-28, Class A-29 and Class A-30 Certificates is
approximately 59.43% of the initial aggregate Certificate Principal Balance of
Class A-4, Class A-5, Class A-7, Class A-8, Class A-10, Class A-11, Class A-21,
Class A-22, Class A-23, Class A-24, Class A-26 and Class A-27 Certificates.

     After the aggregate Certificate Principal Balance of the Companion
Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class
A-33 Certificates issued in exchange for the Companion Certificates has been reduced to zero, the PAC Certificates and the portion of the Class A-18, Class
A-19, Class A-32 and Class A-33 Certificates issued in exchange for the PAC
Certificates may receive monthly principal distributions that are in excess of the amounts that would reduce the aggregate Certificate Principal Balance of the
PAC

                                      S-81

Certificates and the portion of the Class A-18, Class A-19, Class A-32 and Class
A-33 Certificates issued in exchange for the PAC Certificates to the Aggregate
Planned Principal Balance for that distribution date. Accordingly, after the aggregate Certificate Principal Balance of the Companion Certificates and the
portion of the Class A-18, Class A-19, Class A-32 and Class A-33 Certificates
issued in exchange for the Companion Certificates has been reduced to zero, the
PAC Certificates and the portion of the Class A-18, Class A-19, Class A-32 and
Class A-33 Certificates issued in exchange for the PAC Certificates may experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

     Companion Certificates: The Companion Certificates will receive monthly principal distributions only after distribution of an amount sufficient to reduce the aggregate Certificate Principal Balance of the PAC Certificates and
the portion of the Class A-18, Class A-19, Class A-32 and Class A-33
Certificates issued in exchange for the PAC Certificates to the Aggregate
Planned Principal Balance for the related distribution date, and will receive all of the remaining portion of the Senior Principal Distribution Amount allocated to the PAC and Companion Certificates after that amount is distributed until the Certificate Principal Balances of the Companion Certificates are
reduced to zero. Due to the companion nature of the Companion Certificates, those certificates will likely experience price and yield volatility. In addition, because the Class A-18, Class A-19, Class A-32 and Class A-33
Certificates, if issued, will be issued in exchange for, among other classes, the Class A-13, Class A-14 or Class A-15 Certificates, as applicable, the Class
A-18, Class A-19, Class A-32 and Class A-33 Certificates may also experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

     Sequentially Paying Certificates: The Senior Certificates, other than the
Principal Only Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. Holders of any class of Senior
Certificates with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates with a shorter weighted average life because the Certificate Principal Balances of the Class M Certificates and Class B
Certificates could be reduced to zero before the Senior Certificates are retired.

     Certificates with Subordination Features: After the Certificate Principal
Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal
Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "Class M-2 and Class M-3 Certificate
Yield Considerations" below. After the Credit Support Depletion Date, the yield to maturity of the Class A-17 Certificates will be extremely sensitive to losses on the mortgage loans, and the timing thereof, because the principal portion of the entire amount of losses, other than Excess Bankruptcy Losses, Excess Fraud
Losses, Excess Special Hazard Losses and Extraordinary Losses, that would be otherwise allocable to the Class A-1 Certificates through Class A-16
Certificates or Class A-18 Certificates through Class A-33 Certificates, as applicable, other than the Interest Only Certificates, will be allocated to the
Class A-17 Certificates until the Certificate Principal Balance of the Class
A-17 Certificates has been reduced to zero. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M
Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

     The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered certificates could significantly affect the

                                      S-82

yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

     After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See
"--Class M-2 and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

     As described under "Description of the Certificates--Allocation of Losses;
Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M
Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M
Certificates. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those losses. Thus, after the Class B
Certificates and the Class M Certificates are retired or in the case of Excess
Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and
Extraordinary Losses, the Senior Certificates, other than the Class A-P
Certificates, may be affected to a greater extent by losses on Non-Discount
Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and
Class B Certificates.

     The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the master servicer, including Prepayment Interest
Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by the master servicer or otherwise, except as described in this prospectus supplement with respect to
Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and
"Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yields to maturity of the offered certificates and possible shortfalls in the collection of interest.

     The yields to investors in the offered certificates will be affected by
Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer.
See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the class or classes of certificates with Certificate Principal Balances greater than zero with the lowest payment priorities.

                                      S-83

For additional information regarding the recording of mortgages in the name of
MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in
this prospectus supplement and "Description of the Certificates--Assignment of
Mortgage Loans" in the prospectus.

PASS-THROUGH RATES

     The yields to maturity on the offered certificates will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Adjustable
Rate Certificates and Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass-through rate on the Variable Strip Certificates is based on the weighted average of the pool strip rates on the mortgage loans and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

PURCHASE PRICE

     In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and
"Maturity and Prepayment Considerations" in the prospectus.

ASSUMED FINAL DISTRIBUTION DATE

     The assumed final distribution date with respect to each class of the offered certificates is the distribution date in July 2037, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security.
The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement, the prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 8.00% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and approximately an additional 1.09090909% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 20.00% per annum each month. As used in the table below, a 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption--no prepayments. Correspondingly, a 200% prepayment assumption assumes prepayment rates equal to 200% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

                                      S-84

     The table captioned "Percent of Initial Certificate Principal Balance
Outstanding at the Following Percentages of the Prepayment Assumption" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described in Annex I in this prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:

                                      S-85

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                        DISCOUNT MORTGAGE     NON-DISCOUNT      NON-DISCOUNT   DISCOUNT MORTGAGE    NON-DISCOUNT      NON-DISCOUNT
                             LOANS           MORTGAGE LOANS   MORTGAGE LOANS        LOANS          MORTGAGE LOANS    MORTGAGE LOANS
                          NON-INTEREST        NON-INTEREST         5 YR              10 YR             10 YR            15 YR
                             ONLY                ONLY          INTEREST ONLY     INTEREST ONLY      INTEREST ONLY    INTEREST ONLY
                        -----------------   ---------------   --------------   -----------------   ---------------   --------------

Aggregate principal
   balance                $78,395,796.82    $276,726,181.03     $161,250.00      $94,710,853.71    $256,585,144.46    $454,500.00
Weighted average
   mortgage rate            6.4609735558%            7.3496%          7.0000%       6.4535913510%           7.2820%        7.0000%
Weighted average
   servicing fee rate       0.2662132495%            0.2637%          0.2500%       0.2725741547%           0.2731%        0.2500%
Weighted average
   original term to
   maturity (months)           359                359               360               360                360              360
Weighted average
   remaining term to
   maturity (months)           358                358               358               359                359              359

                                      S-86

(ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity (after taking into account the interest only period), so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity
(after taking into account the interest only period); (iii) each of the 5 year,
10 year and 15 year interest only mortgage loans has an original interest only period of 60 months, 120 months and 180 months, respectively; (iv) none of the unaffiliated sellers, Residential Funding or the depositor will repurchase any mortgage loan, as described under "The Trusts--Representations with Respect to
Mortgage Collateral" and "The Trusts--Repurchases of Mortgage Collateral" in the
prospectus, and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust; (v) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption set forth in the table; (vi) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vii) payments on the certificates will be received on the 25th day of each month, commencing in August 2007; (viii) payments on the mortgage loans earn no reinvestment return; (ix) there are no additional ongoing trust expenses payable out of the trust; and (x) the certificates will be purchased on July 30, 2007. Clauses (i) through (x) above are collectively referred to as the structuring assumptions.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same level of the prepayment assumption.
Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

     In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, other than the Interest Only Certificates and Residual Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of the prepayment assumption shown.

                                      S-87

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT
             THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                               CLASS A-1, CLASS A-31,              CLASS A-4, CLASS A-5                 CLASS A-7, CLASS A-8
                             CLASS A-32 AND CLASS A-33                AND CLASS A-21                       AND CLASS A-22
                        ---------------------------------   ---------------------------------   ------------------------------------
DISTRIBUTION DATE         0%     50%   100%   150%   200%     0%     50%   100%   150%   200%     0%     50%     100%   150%    200%
---------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----   -----   -----   -----   ----   -----

Initial Percentage ..     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%    100%    100%    100%   100%   100%
July 25, 2008 .......      99     91     83     75     67      99     84     83     83     83     100     100     100    100    100
July 25, 2009 .......      99     81     65     50     37      98     67     67     67     52     100     100     100    100    100
July 25, 2010 .......      98     72     50     33     19      97     53     53     44     18     100     100     100    100    100
July 25, 2011 .......      98     64     38     21      9      96     40     40     21      0     100     100     100    100     89
July 25, 2012 .......      97     56     29     12      2      95     28     28      5      0     100     100     100    100     13
July 25, 2013 .......      96     50     22      7      0      93     17     17      0      0     100     100     100     71      0
July 25, 2014 .......      96     44     17      4      0      92      8      8      0      0     100     100     100     32      0
July 25, 2015 .......      95     39     13      2      0      90      2      2      0      0     100     100     100     10      0
July 25, 2016 .......      94     35     10      1      0      88      0      0      0      0     100      80      80      0      0
July 25, 2017 .......      93     31      8      1      0      87      0      0      0      0     100      59      59      0      0
July 25, 2018 .......      91     27      6      1      0      82      0      0      0      0     100      42      42      0      0
July 25, 2019 .......      88     24      5      *      0      78      0      0      0      0     100      29      29      0      0
July 25, 2020 .......      86     21      4      *      0      73      0      0      0      0     100      19      19      0      0
July 25, 2021 .......      83     18      3      *      0      68      0      0      0      0     100      11      11      0      0
July 25, 2022 .......      80     16      2      *      0      63      0      0      0      0     100       5       5      0      0
July 25, 2023 .......      77     14      2      *      0      57      0      0      0      0     100       0       0      0      0
July 25, 2024 .......      74     12      1      *      0      50      0      0      0      0     100       0       0      0      0
July 25, 2025 .......      70     10      1      *      0      43      0      0      0      0     100       0       0      0      0
July 25, 2026 .......      66      8      1      *      0      36      0      0      0      0     100       0       0      0      0
July 25, 2027 .......      62      7      1      *      0      28      0      0      0      0     100       0       0      0      0
July 25, 2028 .......      57      6      *      *      0      20      0      0      0      0     100       0       0      0      0
July 25, 2029 .......      53      5      *      *      0      11      0      0      0      0     100       0       0      0      0
July 25, 2030 .......      47      4      *      *      0       1      0      0      0      0     100       0       0      0      0
July 25, 2031 .......      42      3      *      *      0       0      0      0      0      0      41       0       0      0      0
July 25, 2032 .......      36      2      *      *      0       0      0      0      0      0       0       0       0      0      0
July 25, 2033 .......      30      2      *      *      0       0      0      0      0      0       0       0       0      0      0
July 25, 2034 .......      23      1      *      *      0       0      0      0      0      0       0       0       0      0      0
July 25, 2035 .......      15      1      *      *      0       0      0      0      0      0       0       0       0      0      0
July 25, 2036 .......       7      *      *      *      0       0      0      0      0      0       0       0       0      0      0
July 25, 2037 .......       0      0      0      0      0       0      0      0      0      0       0       0       0      0      0
Weighted Average
   Life (in years)**    21.04   7.95   4.15   2.60   1.86   15.98   3.51   3.49   2.72   2.07   23.88   10.99   10.99   6.69   4.52

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Certificate
     Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
     (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

                                      S-88

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT
             THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                               CLASS A-13, CLASS A-14, CLASS A-15,
                                                                     CLASS A-25, CLASS A-28,
                       CLASS A-10, CLASS A-11 AND CLASS A-23        CLASS A-29 AND CLASS A-30
                       -------------------------------------   -----------------------------------
DISTRIBUTION DATE        0%      50%     100%    150%   200%     0%      50%    100%   150%   200%
--------------------   ------   -----   -----   -----   ----   ------   -----   ----   ----   ----

Initial Percentage..      100%    100%    100%    100%   100%     100%    100%   100%   100%   100%
July 25, 2008.......      100     100     100     100    100      100     100     80     58     36
July 25, 2009.......      100     100     100     100    100      100      96     52     13      0
July 25, 2010.......      100     100     100     100    100      100      92     33      0      0
July 25, 2011.......      100     100     100     100    100      100      88     21      0      0
July 25, 2012.......      100     100     100     100    100      100      85     13      0      0
July 25, 2013.......      100     100     100     100      0      100      83     10      0      0
July 25, 2014.......      100     100     100     100      0      100      81      8      0      0
July 25, 2015.......      100     100     100     100      0      100      77      7      0      0
July 25, 2016.......      100     100     100      98      0      100      72      6      0      0
July 25, 2017.......      100     100     100      67      0      100      66      5      0      0
July 25, 2018.......      100     100     100      46      0      100      60      4      0      0
July 25, 2019.......      100     100     100      31      0      100      54      3      0      0
July 25, 2020.......      100     100     100      21      0      100      48      3      0      0
July 25, 2021.......      100     100     100      14      0      100      43      2      0      0
July 25, 2022.......      100     100     100      10      0      100      38      2      0      0
July 25, 2023.......      100      99      99       7      0      100      33      1      0      0
July 25, 2024.......      100      75      75       4      0      100      29      1      0      0
July 25, 2025.......      100      56      56       3      0      100      25      1      0      0
July 25, 2026.......      100      42      42       2      0      100      21      1      0      0
July 25, 2027.......      100      31      31       1      0      100      18      *      0      0
July 25, 2028.......      100      23      23       1      0      100      15      *      0      0
July 25, 2029.......      100      16      16       1      0      100      13      *      0      0
July 25, 2030.......      100      12      12       *      0      100      10      *      0      0
July 25, 2031.......      100       8       8       *      0      100       8      *      0      0
July 25, 2032.......        6       6       6       *      0       96       6      *      0      0
July 25, 2033.......        4       4       4       *      0       79       5      *      0      0
July 25, 2034.......        2       2       2       *      0       61       3      *      0      0
July 25, 2035.......        1       1       1       *      0       41       2      *      0      0
July 25, 2036.......        *       *       *       *      0       20       1      *      0      0
July 25, 2037.......        0       0       0       0      0        0       0      0      0      0
Weighted Average
   Life (in years)**    24.82   19.25   19.25   11.58   5.55    27.51   13.25   3.07   1.22   0.85

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Certificate
     Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
     (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

                                      S-89

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT
             THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                            CLASS A-17, CLASS A-18              CLASS A-24, CLASS A-26
                                AND CLASS A-19                      AND CLASS A-27
                       ---------------------------------   ---------------------------------
DISTRIBUTION DATE        0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
--------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage..     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
July 25, 2008.......      99     91     83     75     67      99     86     86     86     86
July 25, 2009.......      99     81     65     50     37      98     72     72     72     59
July 25, 2010.......      98     72     50     33     19      97     60     60     52     31
July 25, 2011.......      98     64     38     21      9      96     49     49     33     14
July 25, 2012.......      97     56     29     12      2      95     39     39     19      4
July 25, 2013.......      96     50     22      7      0      94     30     30     11      0
July 25, 2014.......      96     44     17      4      0      93     22     22      6      0
July 25, 2015.......      95     39     13      2      0      92     16     16      3      0
July 25, 2016.......      94     35     10      1      0      90     13     13      2      0
July 25, 2017.......      93     31      8      1      0      89     10     10      1      0
July 25, 2018.......      91     27      6      1      0      85      8      8      1      0
July 25, 2019.......      88     24      5      *      0      81      6      6      1      0
July 25, 2020.......      86     21      4      *      0      77      4      4      *      0
July 25, 2021.......      83     18      3      *      0      73      3      3      *      0
July 25, 2022.......      80     16      2      *      0      68      3      3      *      0
July 25, 2023.......      77     14      2      *      0      63      2      2      *      0
July 25, 2024.......      74     12      1      *      0      58      1      1      *      0
July 25, 2025.......      70     10      1      *      0      52      1      1      *      0
July 25, 2026.......      66      8      1      *      0      46      1      1      *      0
July 25, 2027.......      62      7      1      *      0      39      1      1      *      0
July 25, 2028.......      57      6      *      *      0      32      *      *      *      0
July 25, 2029.......      53      5      *      *      0      24      *      *      *      0
July 25, 2030.......      47      4      *      *      0      16      *      *      *      0
July 25, 2031.......      42      3      *      *      0       7      *      *      *      0
July 25, 2032.......      36      2      *      *      0       *      *      *      *      0
July 25, 2033.......      30      2      *      *      0       *      *      *      *      0
July 25, 2034.......      23      1      *      *      0       *      *      *      *      0
July 25, 2035.......      15      1      *      *      0       *      *      *      *      0
July 25, 2036.......       7      *      *      *      0       *      *      *      *      0
July 25, 2037.......       0      0      0      0      0       0      0      0      0      0
Weighted Average
   Life (in years)**   21.04   7.95   4.15   2.60   1.86   17.20   4.81   4.79   3.42   2.46

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Certificate
     Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
     (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued on next page.)

                                      S-90

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT
             THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                     CLASS A-P              CLASS M-1, CLASS M-2 AND CLASS M-3
                       ---------------------------------   -----------------------------------
DISTRIBUTION DATE        0%     50%   100%   150%   200%     0%     50%     100%   150%   200%
--------------------   -----   ----   ----   ----   ----   -----   -----   -----   ----   ----

Initial Percentage..     100%   100%   100%   100%   100%    100%    100%    100%   100%   100%
July 25, 2008.......      99     92     84     77     69      99      99      99     99     99
July 25, 2009.......      99     82     67     54     41      99      99      99     99     99
July 25, 2010.......      98     74     53     37     25      98      98      98     98     98
July 25, 2011.......      98     66     43     26     15      98      98      98     98     98
July 25, 2012.......      97     59     34     18      9      97      97      97     97     97
July 25, 2013.......      96     53     27     13      5      96      93      90     87     76
July 25, 2014.......      96     47     21      9      3      96      89      82     75     45
July 25, 2015.......      95     42     17      6      2      95      83      71     60     27
July 25, 2016.......      94     37     13      4      1      94      75      59     45     16
July 25, 2017.......      93     33     11      3      1      93      67      47     31     10
July 25, 2018.......      91     29      8      2      *      91      59      36     21      6
July 25, 2019.......      88     26      6      1      *      88      52      28     14      3
July 25, 2020.......      85     22      5      1      *      86      45      22     10      2
July 25, 2021.......      83     19      4      1      *      83      39      17      7      1
July 25, 2022.......      79     17      3      *      *      80      34      13      4      1
July 25, 2023.......      76     14      2      *      *      77      29      10      3      *
July 25, 2024.......      73     12      2      *      *      74      25       8      2      *
July 25, 2025.......      69     11      1      *      *      70      22       6      1      *
July 25, 2026.......      65      9      1      *      *      66      18       4      1      *
July 25, 2027.......      61      8      1      *      *      62      16       3      1      *
July 25, 2028.......      56      6      1      *      *      57      13       2      *      *
July 25, 2029.......      51      5      *      *      *      53      11       2      *      *
July 25, 2030.......      46      4      *      *      *      47       9       1      *      *
July 25, 2031.......      41      3      *      *      *      42       7       1      *      *
July 25, 2032.......      35      3      *      *      *      36       5       1      *      *
July 25, 2033.......      29      2      *      *      *      30       4       *      *      *
July 25, 2034.......      22      1      *      *      *      23       3       *      *      *
July 25, 2035.......      15      1      *      *      *      15       2       *      *      *
July 25, 2036 ......       7      *      *      *      *       7       1       *      *      *
July 25, 2037 ......       0      0      0      0      0       0       0       0      0      0
Weighted Average
   Life (in years)**   20.89   8.31   4.58   3.04   2.23   21.04   13.44   10.48   9.04   7.31

----------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by
     (i) multiplying the amount of each net distribution of Certificate
     Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
     (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                      S-91

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

     The yields to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rates on the
Floater Certificates will vary with LIBOR and the pass-through rate on the
Inverse Floater Certificates will vary inversely with LIBOR or a multiple of
LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates
should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

     The yields to investors on the Class A-2, Class A-3, Class A-6, Class A-9,
Class A-12 and Class A-16 Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yields to such investors and could result in the failure of investors in the Class A-2, Class A-3, Class A-6, Class A-9, Class
A-12 and Class A-16 Certificates to fully recover their initial investments.

     To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the prepayment assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at the constant percentages of the prepayment assumption and the level of LIBOR is as specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

     In addition, it is highly unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

     The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

     o    on each LIBOR rate adjustment date, LIBOR will be at the level shown;

     o    the aggregate purchase prices of the Class A-1, Class A-2, Class A-3,
          Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9,
          Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class
          A-15, Class A-16, Class A-18, Class A-19, Class A-20, Class A-26,
          Class A-27, Class A-28, Class A-29 and Class A-30 Certificates are
          approximately $314,250,171.20, $9,070,007.80, $789,341.00,
          $143,809,415.90, $23,427,208.04, $360,099.50, $22,301,503.33,
          $2,909,256.04, $125,183.33, $3,374,772.53, $352,411.47, $23,229.33,
          $99,838,185.33, $9,760,369.67,

                                      S-92

          $3,360,340.00, $158,143.33, $583,607,460.80, $585,073,379.80,
          $9,859,348.80, $26,690,630.23, $27,198,543.65, $13,120,567.17,
          $13,278,710.50 and $3,518,483.33, respectively, in each case including accrued interest;

     o    the initial pass-through rates on the Class A-1, Class A-2, Class A-3,
          Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9,
          Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class
          A-15, Class A-16, Class A-18, Class A-19, Class A-20, Class A-26,
          Class A-27, Class A-28, Class A-29 and Class A-30 Certificates are
          described on page S-10 of this prospectus supplement; and

     There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Adjustable
Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the tables or that the aggregate purchase price of the
Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an
Adjustable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-1 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
4.00%   4.65%   4.66%   4.67%   4.68%   4.70%
5.00%   5.67%   5.67%   5.67%   5.68%   5.68%
5.32%   5.99%   5.99%   5.99%   5.99%   5.99%
6.00%   6.69%   6.68%   6.68%   6.67%   6.66%
6.40%   7.10%   7.09%   7.08%   7.07%   7.06%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-2 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%       50%      100%      150%      200%
-----   ------   ------   -------   -------   -------
4.00%   90.60%   77.66%    63.72%    48.35%    30.90%
5.00%   48.56%   36.48%    23.20%     7.58%   (11.66)%
5.32%   35.81%   24.02%    10.92%    (5.13)%  (26.08)%
6.00%    8.56%   (2.34)%  (14.61)%  (31.02)%  (64.54)%
6.30%      *        *        *         *          *

----------
*    These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-3 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%       50%     100%     150%     200%
-----   ------   ------   ------   -----   -------
5.00%   42.73%   30.79%   17.58%   1.80%   (18.09)%
5.32%   42.73%   30.79%   17.58%   1.80%   (18.09)%
6.00%   42.73%   30.79%   17.58%   1.80%   (18.09)%
6.30%   42.73%   30.79%   17.58%   1.80%   (18.09)%
6.40%      *        *        *       *         *
----------
*    These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                                      S-93

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-4 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
4.00%   4.62%   4.57%   4.57%   4.55%   4.53%
5.00%   5.64%   5.57%   5.57%   5.55%   5.51%
5.32%   5.96%   5.89%   5.89%   5.86%   5.83%
6.00%   6.65%   6.57%   6.57%   6.54%   6.50%
6.40%   7.06%   6.97%   6.97%   6.94%   6.89%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-5 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%       50%     100%     150%     200%
-----   ------   ------   ------   ------   -----
4.00%   14.45%   14.79%   14.80%   14.90%   15.07%
5.00%    8.15%    8.58%    8.59%    8.73%    8.95%
5.32%    6.16%    6.62%    6.62%    6.78%    7.01%
6.00%    1.97%    2.49%    2.49%    2.68%    2.94%
6.30%    0.15%    0.69%    0.69%    0.88%    1.16%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-6 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%       50%     100%     150%     200%
-----   ------   ------   ------   -----   -------
5.00%   42.05%   15.46%   15.13%   4.87%   (13.55)%
5.32%   42.05%   15.46%   15.13%   4.87%   (13.55)%
6.00%   42.05%   15.46%   15.13%   4.87%   (13.55)%
6.30%   42.05%   15.46%   15.13%   4.87%   (13.55)%
6.40%      *        *        *       *         *

----------
*    These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-7 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
4.00%   4.62%   4.61%   4.61%   4.59%   4.57%
5.00%   5.64%   5.62%   5.62%   5.60%   5.58%
5.32%   5.96%   5.95%   5.95%   5.92%   5.90%
6.00%   6.66%   6.64%   6.64%   6.61%   6.58%
6.40%   7.06%   7.04%   7.04%   7.02%   6.98%

                                      S-94

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-8 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%       50%     100%     150%     200%
-----   ------   ------   ------   ------   -----
4.00%   18.17%   18.98%   18.98%   20.24%   21.97%
5.00%   10.40%   11.48%   11.48%   12.88%   14.67%
5.32%    8.01%    9.16%    9.16%   10.58%   12.38%
6.00%    3.11%    4.34%    4.34%    5.80%    7.61%
6.30%    1.04%    2.27%    2.27%    3.73%    5.54%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-9 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%       50%     100%     150%     200%
-----   ------   ------   ------   -----   ------
5.00%   18.15%   14.01%   14.01%   5.27%   (8.95)%
5.32%   18.15%   14.01%   14.01%   5.27%   (8.95)%
6.00%   18.15%   14.01%   14.01%   5.27%   (8.95)%
6.30%   18.15%   14.01%   14.01%   5.27%   (8.95)%
6.40%      *        *        *       *        *

----------
*    These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-10 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   ----
4.00%   4.65%   4.65%   4.65%   4.65%   4.66%
5.00%   5.67%   5.67%   5.67%   5.67%   5.67%
5.32%   5.99%   5.99%   5.99%   5.99%   5.99%
6.00%   6.69%   6.69%   6.69%   6.69%   6.68%
6.40%   7.10%   7.10%   7.10%   7.09%   7.09%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-11 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%       50%     100%     150%     200%
-----   ------   ------   ------   ------   -----
4.00%   22.93%   23.11%   23.11%   24.16%   28.06%
5.00%   13.11%   13.53%   13.53%   15.01%   19.34%
5.32%   10.15%   10.64%   10.64%   12.23%   16.66%
6.00%    4.30%    4.87%    4.87%    6.57%   11.11%
6.30%    1.92%    2.49%    2.49%    4.18%    8.73%

                                      S-95

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-12 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 5.00%  14.52%  13.72%  13.72%   9.83%  (7.19)%
 5.32%  14.52%  13.72%  13.72%   9.83%  (7.19)%
 6.00%  14.52%  13.72%  13.72%   9.83%  (7.19)%
 6.30%  14.52%  13.72%  13.72%   9.83%  (7.19)%
 6.40%    *       *       *        *       *

----------
*    These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-13 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%   4.69%   4.72%   4.90%   5.21%   5.46%
 5.00%   5.71%   5.73%   5.90%   6.18%   6.40%
 5.32%   6.04%   6.06%   6.22%   6.49%   6.70%
 6.00%   6.73%   6.76%   6.90%   7.15%   7.34%
 6.40%   7.14%   7.17%   7.30%   7.54%   7.72%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-14 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%  21.30%  22.57%  32.74%  47.31%  60.42%
 5.00%  10.71%  12.15%  22.10%  37.07%  50.07%
 5.32%   7.50%   8.94%  18.74%  33.86%  46.82%
 6.00%   1.09%   2.36%  11.65%  27.15%  40.03%
 6.30%   1.09%   2.36%  11.65%  27.15%  40.03%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-15 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%   9.21%   9.60%  12.11%  16.19%  19.47%
 5.00%   9.21%   9.60%  12.11%  16.19%  19.47%
 5.32%   9.21%   9.60%  12.11%  16.19%  19.47%
 6.00%   9.21%   9.60%  12.11%  16.19%  19.47%
 6.30%   0.33%   0.69%   3.09%   7.58%  10.99%

                                      S-96

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-16 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%     150%      200%
-----   -----   -----   ------   ------    ------
 5.00%  73.15%  70.39%   35.06%  (27.06)%  (77.41)%
 5.32%  73.15%  70.39%   35.06%  (27.06)%  (77.41)%
 6.00%  73.15%  70.39%   35.06%  (27.06)%  (77.41)%
 6.30%  73.15%  70.39%   35.06%  (27.06)%  (77.41)%
 6.40%    *       *        *        *         *

----------
*    These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-18 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%     150%      200%
-----   -----   -----   ------   ------    ------
 4.00%   4.65%   4.66%    4.67%    4.68%     4.70%
 5.00%   5.67%   5.67%    5.67%    5.68%     5.68%
 5.32%   5.99%   5.99%    5.99%    5.99%     5.99%
 6.00%   6.69%   6.68%    6.68%    6.67%     6.66%
 6.40%   7.10%   7.09%    7.08%    7.07%     7.06%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-19 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%     150%      200%
-----   -----   -----   ------   ------    ------
 4.00%   4.73%   4.72%    4.70%    4.68%     4.65%
 5.00%   5.75%   5.73%    5.70%    5.67%     5.63%
 5.32%   6.07%   6.05%    6.02%    5.98%     5.95%
 6.00%   6.77%   6.74%    6.70%    6.66%     6.61%
 6.30%   7.07%   7.04%    7.00%    6.96%     6.91%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-20 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%     150%      200%
-----   -----   -----   ------   ------    ------
 4.00%  86.62%  73.75%  59.89%    44.54%    27.03%
 5.00%  48.09%  36.03%  22.75%     7.12%   (12.17)%
 5.32%  36.35%  24.56%  11.44%    (4.58)%  (25.43)%
 6.00%  11.52%   0.49%  (11.93)% (28.51)%  (59.49)%
 6.40%    *       *        *        *         *

----------
*    These yields represent a loss of substantially all of the assumed purchase price of the certificates.

                                      S-97

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-26 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%  15.03%  15.91%  15.92%  16.26%  16.79%
 5.00%   8.53%   9.45%   9.45%   9.85%  10.44%
 5.32%   6.49%   7.41%   7.41%   7.83%   8.44%
 6.00%   2.20%   3.11%   3.11%   3.58%   4.23%
 6.30%   0.34%   1.23%   1.24%   1.72%   2.39%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-27 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%  15.36%  15.89%  15.89%  16.10%  16.42%
 5.00%   8.95%   9.54%   9.54%   9.79%  10.17%
 5.32%   6.93%   7.53%   7.53%   7.80%   8.19%
 6.00%   2.69%   3.30%   3.30%   3.61%   4.04%
 6.40%   0.23%   0.83%   0.84%   1.17%   1.62%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-28 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%  18.18%  19.25%  27.43%  39.39%  49.90%
 5.00%  10.34%  11.51%  19.55%  31.82%  42.30%
 5.32%   7.92%   9.10%  17.05%  29.44%  39.91%
 6.00%   2.98%   4.10%  11.77%  24.43%  34.87%
 6.30%   0.91%   1.95%   9.45%  22.25%  32.67%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-29 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%  18.76%  19.77%  27.51%  38.84%  48.77%
 5.00%  10.97%  12.08%  19.71%  31.34%  41.25%
 5.32%   8.56%   9.68%  17.23%  28.98%  38.89%
 6.00%   3.63%   4.71%  12.01%  24.02%  33.91%
 6.40%   0.86%   1.86%   8.95%  21.14%  31.01%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-30 CERTIFICATES TO PREPAYMENTS AND LIBOR

                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION

LIBOR     0%     50%     100%    150%    200%
-----   -----   -----   -----   -----   -----
 4.00%  11.72%  11.89%  13.02%  14.84%  16.30%
 5.00%  11.72%  11.89%  13.02%  14.84%  16.30%
 5.32%  11.72%  11.89%  13.02%  14.84%  16.30%
 6.00%  11.72%  11.89%  13.02%  14.84%  16.30%
 6.40%   0.17%   0.35%   1.53%   3.81%   5.50%

                                      S-98

     Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the
Adjustable Rate Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

     There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on any class of Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the
prospectus.

PRINCIPAL ONLY CERTIFICATES AND VARIABLE STRIP CERTIFICATES YIELD CONSIDERATIONS

     Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Discount Mortgage Loans.

     The pre-tax yield to maturity on the Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Variable
Strip Certificates should fully consider the risk that a rapid rate of prepayments on the Non-Discount Mortgage Loans could result in the failure of those investors to fully recover their investments.

     The following tables indicate the sensitivity of the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates to
various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Principal Only Certificates and Variable Strip
Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Principal Only
Certificates and Variable Strip Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                                      S-99

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE     0%    50%   100%    150%    200%
----------------------   ----   ----   ----   -----   -----
$5,881,742............   1.71%  4.79%  9.00%  13.66%  18.65%

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-V
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE     0%     50%     100%   150%     200%
----------------------   -----   -----   -----   ----   -------
$8,287,618............   37.42%  26.50%  15.00%  2.81%  (10.21)%

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates and
Variable Strip Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates and Variable Strip
Certificates, and thus do not reflect the return on any investment in the
Principal Only Certificates and Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the
Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of the prepayment assumption indicated in the tables above over any given time period or over the entire life of the certificates.

     A lower than anticipated rate of principal prepayments on the Discount
Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Discount
Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage
Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower
Net Mortgage Rates are likely to have lower mortgage rates, the Discount
Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Variable Strip
Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the
Variable Strip Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.
Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

     There can be no assurance that the mortgage loans will prepay at any particular rate or that the pre-tax yields on the Principal Only Certificates and Variable Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

                                      S-100

     For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the
prospectus.

CLASS M-2 CERTIFICATE AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

     If the aggregate Certificate Principal Balance of the Class B Certificates
is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates.

     The aggregate initial Certificate Principal Balance of the Class B
Certificates is equal to approximately 1.50% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the Certificate Principal
Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial
Certificate Principal Balance of the Class M-3 Certificates and Class B
Certificates is equal to approximately 2.40% of the aggregate principal balance of the mortgage loans as of the cut-off date.

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans,
100% SDA assumes a constant default rate of 0.60% per annum each month.
Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0%
SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly,
"200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The following tables indicate the sensitivity of the yields to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3
Certificates and computing the corresponding pre-tax yield to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (v), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

          o    defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

          o    each liquidation results in a Realized Loss allocable to
               principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

          o    there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption set forth in the table;

                                      S-101

          o    there are no Excess Special Hazard Losses, Excess Fraud Losses,
               Excess Bankruptcy Losses or Extraordinary Losses;

          o    clauses (a)(i), (b)(i) and (b)(ii) in the definition of the
               Senior Accelerated Distribution Percentage are not applicable;
               and

          o    the purchase prices of the Class M-2 Certificates and Class M-3
               Certificates will be approximately $7,298,587.26 and
               $4,010,381.45, respectively, including accrued interest.

     Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-2
Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yield on the Class M-2 Certificates and Class
M-3 Certificates may increase due to those prepayments, even if losses occur.
Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                             CLASS M-2 CERTIFICATES

                                             PERCENTAGE
                                   OF THE PREPAYMENT ASSUMPTION
                                -----------------------------------
PERCENTAGE OF   LOSS SEVERITY
    SDA           PERCENTAGE       0%      50%   100%   150%   200%
-------------   -------------   -------   ----   ----   ----   ----
0%...........        N/A          8.07%   8.50%  8.79%  9.00%  9.38%
100%.........        30%          8.07%   8.51%  8.79%  9.00%  9.38%
200%.........        30%          8.00%   8.54%  8.80%  9.00%  9.38%
300%.........        30%         (2.83)%  8.45%  8.81%  9.00%  9.38%
400%.........        30%        (23.15)%  4.95%  8.81%  9.01%  9.38%

                             CLASS M-3 CERTIFICATES

                                 PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                -----------------------------------------
PERCENTAGE OF   LOSS SEVERITY
    SDA           PERCENTAGE       0%       50%      100%    150%    200%
-------------   -------------   -------   -------   -----   -----   -----
0%...........        N/A         11.62%    12.95%   13.82%  14.43%  15.58%
100%.........        30%         11.62%    13.01%   13.83%  14.44%  15.58%
200%.........        30%         (0.30)%   12.47%   13.84%  14.45%  15.59%
300%.........        30%        (21.14)%    2.99%   13.87%  14.46%  15.59%
400%.........        30%        (33.36)%  (21.35)%   7.90%  14.46%  15.59%

     Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class
M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or Class M-3
Certificates, and thus do not reflect the return on any investment in the Class
M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

                                     S-102

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

                            AGGREGATE REALIZED LOSSES

                                            PERCENTAGE
                                  OF THE PREPAYMENT ASSUMPTION
                                --------------------------------
PERCENTAGE OF   LOSS SEVERITY
    SDA           PERCENTAGE     0%     50%   100%   150%   200%
-------------   -------------   ----   ----   ----   ----   ----
100%.........        30%        1.20%  0.75%  0.50%  0.34%  0.23%
200%.........        30%        2.35%  1.48%  0.98%  0.67%  0.46%
300%.........        30%        3.46%  2.19%  1.45%  0.99%  0.69%
400%.........        30%        4.53%  2.87%  1.92%  1.31%  0.91%

     Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class M-2
Certificates or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

     Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized
Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and
Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The Residual Certificateholders' after-tax rate of return on their Residual
Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of
Residual Certificates may have tax liabilities with respect to their Residual
Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their
Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the
Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the
Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

     The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal
Income Tax Consequences" in this prospectus supplement and "Material Federal
Income Tax Consequences" in the prospectus.

                                      S-103

                         POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued under a series supplement, dated as of July
1, 2007, to the standard terms of pooling and servicing agreement, dated as of
July 1, 2007, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Deutsche Bank Trust Company Americas, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

     The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the
President, Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

     Under the pooling and servicing agreement, transfers of Residual
Certificates are prohibited to any non-United States person. Transfers of the
Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and
Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations" and "--Noneconomic REMIC Residual Certificates" in the
prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See
"The Pooling and Servicing Agreement--The Trustee" in the prospectus.

CUSTODIAL ARRANGEMENTS

     The trustee will be directed to appoint Wells Fargo Bank, N.A., or Wells
Fargo, to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding is required to deliver only the notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

     Wells Fargo is acting as custodian of the mortgage files pursuant to the custodial agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity, and to assist in inventory management, files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and
Salt Lake City, Utah. As of December 31, 2006, Well Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE MASTER SERVICER AND SUBSERVICERS

     Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

          o    receiving funds from subservicers,

          o    reconciling servicing activity with respect to the mortgage loans,

          o    calculating remittance amounts to certificateholders,

          o    sending remittances to the trustee for distributions to
               certificateholders,

                                      S-104

          o    investor and tax reporting,

          o    coordinating loan repurchases,

          o    oversight of all servicing activity, including subservicers,

          o    following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,

          o    approval of loss mitigation strategies,

          o    management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,

          o    providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

     For a general description of the master servicer and its activities, see
"Sponsor and Master Servicer" in this prospectus supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of
Default" in the prospectus.

     Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

          o    communicating with borrowers;

          o    sending monthly remittance statements to borrowers;

          o    collecting payments from borrowers;

          o    recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

          o    accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

          o    accurate and timely accounting and administration of escrow and impound accounts, if applicable;

          o    accurate and timely reporting of negative amortization amounts, if any;

          o    paying escrows for borrowers, if applicable;

          o    calculating and reporting payoffs and liquidations;

          o    maintaining an individual file for each loan; and

          o    maintaining primary mortgage insurance commitments or
               certificates if required, and filing any primary mortgage
               insurance claims.

     See "The Pooling and Servicing Agreement -- Rights Upon Event of Default"
in the prospectus and "-- Certain Other Matters Regarding Servicing" for a
discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

     Homecomings Financial, LLC. Homecomings will subservice approximately 70.8%
by principal amount of the mortgage loans pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one- to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody
Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings' total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into
Homecomings' servicing operations. Approximately 85% of the mortgage loans currently master serviced by Residential Funding Company, LLC are subserviced by
Homecomings. As of December 31, 2006, Homecomings serviced approximately 880,000 mortgage loans with an aggregate principal balance of approximately $128 billion. In addition to servicing mortgage loans secured by first liens on one-
to four-family residential properties, Homecomings services mortgage loans

                                      S-105

secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--Subservicer responsibilities".

        Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

        The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and for the six months ended June 30, 2007. The percentages shown under "Percentage Change from
Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-106

                         HOMECOMINGS SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS

VOLUME BY OUTSTANDING                                                                                          SIX MONTHS ENDED
PRINCIPAL BALANCE             2002             2003             2004            2005              2006              6/30/07
-------------------------------------------------------------------------------------------------------------------------------

Prime Mortgages(1)      $27,343,774,000  $29,954,139,212  $31,943,811,060  $44,570,851,126  $ 67,401,832,594   $ 72,144,802,385
Non Prime Mortgages(2)  $27,384,763,000  $39,586,900,679  $44,918,413,591  $52,102,835,214  $ 49,470,359,806   $ 43,013,399,177
                        -------------------------------------------------------------------------------------------------------
Total                   $54,728,537,000  $69,541,039,891  $76,862,224,651  $96,673,686,340  $116,872,192,400   $115,158,201,562
                        =======================================================================================================
Prime Mortgages(1)                49.96%           43.07%           41.56%           46.10%            57.67%             62.65%
Non Prime Mortgages(2)            50.04%           56.93%           58.44%           53.90%            42.33%             37.35%
                        -------------------------------------------------------------------------------------------------------
Total                            100.00%          100.00%          100.00%          100.00%           100.00%            100.00%
                        =======================================================================================================
PERCENTAGE CHANGE FROM
   PRIOR YEAR(3)
Prime Mortgages(1)                 7.09%            9.55%            6.64%           39.53%            51.22%                --
Non Prime Mortgages(2)            60.71%           44.56%           13.47%           15.99%            (5.05)%               --
                        -------------------------------------------------------------------------------------------------------
Total                             28.55%           27.07%           10.53%           25.78%            20.89%                --
                        =======================================================================================================

JUNIOR LIEN MORTGAGE LOANS

VOLUME BY OUTSTANDING                                                                                          SIX MONTHS ENDED
PRINCIPAL BALANCE             2002             2003             2004            2005              2006              6/30/07
-------------------------------------------------------------------------------------------------------------------------------

Prime Mortgages(1)       $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087   $11,418,858,741    $11,134,597,105
Non Prime Mortgages(2)        -                 -               -                -                -
                         ------------------------------------------------------------------------------------------------------
Total                    $7,627,424,000   $7,402,626,296   $7,569,300,685   $7,442,264,087   $11,418,858,741    $11,134,597,105
                         ======================================================================================================
Prime Mortgages(1)               100.00%          100.00%          100.00%          100.00%           100.00%            100.00%
Non Prime Mortgages(2)               --               --               --               --                --                 --
                         ------------------------------------------------------------------------------------------------------
Total                            100.00%          100.00%          100.00%          100.00%           100.00%            100.00%
                         ======================================================================================================
PERCENTAGE CHANGE
   FROM PRIOR YEAR(3)
Prime Mortgages(1)                (4.94)%          (2.95)%           2.25%           (1.68)%           53.43%                --
Non Prime Mortgages(2)               --               --               --               --                --                 --
                         ------------------------------------------------------------------------------------------------------
Total                             (4.94)%          (2.95)%           2.25%           (1.68)%           53.43%                --
                         ======================================================================================================

----------
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-107

FIRST LIEN MORTGAGE LOANS

                                                                             SIX
                                                                            MONTHS
VOLUME BY NUMBER                                                            ENDED
OF LOANS                   2002      2003      2004      2005      2006    6/30/07
----------------------------------------------------------------------------------

Prime Mortgages(1)       125,209   143,645   150,297   187,773   252,493   264,077
Non Prime Mortgages(2)   257,077   341,190   373,473   394,776   361,125   316,998
                         ---------------------------------------------------------
Total                    382,286   484,835   523,770   582,549   613,618   581,075
                         =========================================================
Prime Mortgages(1)         32.75%    29.63%    28.70%    32.23%    41.15%    45.45%
Non Prime Mortgages(2)     67.25%    70.37%    71.30%    67.77%    58.85%    54.55%
                         ---------------------------------------------------------
Total                     100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                         =========================================================
PERCENTAGE CHANGE
FROM PRIOR YEAR(3)
Prime Mortgages(1)        (6.30)%    14.72%     4.63%    24.93%    34.47%       --
Non Prime Mortgages(2)    52.85%     32.72%     9.46%     5.70%    (8.52)%      --
                         ---------------------------------------------------------
Total                      26.66%    26.83%     8.03%    11.22%     5.33%       --
                         =========================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                             SIX
                                                                            MONTHS
VOLUME BY NUMBER                                                            ENDED
OF LOANS                   2002      2003      2004      2005      2006    6/30/07
----------------------------------------------------------------------------------

Prime Mortgages(1)       217,031   211,585   210,778   199,600   266,900   255,804
Non Prime Mortgages(2)        --        --        --        --        --        --
                         ---------------------------------------------------------
Total                    217,031   211,585   210,778   199,600   266,900   255,804
                         =========================================================
Prime Mortgages(1)        100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Non Prime Mortgages(2)        --        --        --        --        --        --
                         ---------------------------------------------------------
Total                     100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                         =========================================================
PERCENTAGE CHANGE
FROM PRIOR YEAR(3)
Prime Mortgages(1)        (5.20)%   (2.51)%   (0.38)%   (5.30)%   33.72%        --
Non Prime Mortgages(2)        --        --        --        --        --        --
                         ---------------------------------------------------------
Total                     (5.20)%   (2.51)%   (0.38)%   (5.30)%    33.72%       --
                         =========================================================

----------
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
     Line Loan Junior Lien programs.

(2)  Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                      S-108

ADDITIONAL SUBSERVICERS

     National City Mortgage Company, an Ohio corporation, will subservice approximately 11.8% by principal amount of the mortgage loans.

     GMAC MORTGAGE, LLC. GMAC Mortgage, LLC will subservice approximately 9.3%
by principal amount of the mortgage loans. GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential
Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital,
LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

     GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service
Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

     GMAC Mortgage, LLC maintains its executive and principal offices at 100
Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682
1000.

     In addition, GMAC Mortgage, LLC purchases mortgage loans originated by GMAC
Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of
ResCap and GMAC LLC, and which is an affiliate of GMAC Mortgage, LLC. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

     GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans
(and does not hold the corresponding mortgage servicing right asset).

     As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately
2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over
$73.5 billion.

     The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately
$207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-109

                 GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                                                                                       FOR THE THREE
                                                                                                        MONTHS ENDED
                                                      FOR THE YEAR ENDED DECEMBER 31,                    MARCH 31,
                                      --------------------------------------------------------------   -------------
                                         2002         2003         2004         2005         2006           2007
                                      ----------   ----------   ----------   ----------   ----------   -------------

Prime conforming mortgage loans
   No. of Loans....................    1,418,843    1,308,284    1,323,249    1,392,870    1,455,919     1,469,628
   Dollar Amount of Loans..........   $  150,421   $  153,601   $  165,521   $  186,364   $  203,894    $  207,037
   Percentage Change
      from Prior Year..............       N/A            2.11%        7.76%       12.59%        9.41%         1.54%
Prime non-conforming mortgage loans
   No. of Loans....................       36,225       34,041       53,119       69,488       67,462        66,981
   Dollar Amount of Loans..........   $   12,543      $13,937   $   23,604   $   32,385   $   32,220    $   31,797
   Percentage Change
      from Prior Year..............       N/A           11.12%       69.36%       37.20%       (0.51)%       (1.31)%
Government mortgage loans
   No. of Loans....................      230,085      191,023      191,844      181,679      181,563       179,431
   Dollar Amount of Loans..........   $   21,174      $17,594   $   18,328   $   18,098   $   18,843    $   18,692
   Percentage Change
      from Prior Year..............       N/A          (16.91)%       4.17%       (1.25)%       4.12%        (0.80)%
Second-lien mortgage loans
   No. of Loans....................      261,416      282,128      350,334      392,261      514,085       544,830
   Dollar Amount of Loans..........   $    6,666   $    7,023   $   10,374   $   13,034   $   20,998    $   22,446
   Percentage Change
      from Prior Year..............       N/A            5.36%       47.71%       25.64%       61.10%         6.90%
Total mortgage loans serviced
   No. of Loans....................    1,946,569    1,815,476    1,918,546    2,036,298    2,219,029     2,260,870
   Dollar Amount of Loans..........   $  190,804   $  192,155   $  217,827   $  249,881   $  275,955       279,972
   Percentage Change
      from Prior Year..............       N/A            0.71%       13.36%       14.72%       10.43%         1.46%

     As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage,
LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.

                                      S-110

            SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least 0.25% per annum and not more than1.25% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.2686% per annum. The servicing fees consist of subservicing and other related compensation payable to the subservicer and the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary compensation to be paid to the master servicer for its master servicing activities will be any investment income, and/or earnings on amounts on deposit in the Custodial Account. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing Compensation and
Payment of Expenses" in the prospectus for information regarding other possible compensation to the subservicers and for information regarding expenses payable by the master servicer.

     The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

  DESCRIPTION                        AMOUNT                   RECEIVING PARTY
-----------------------------------------------------------------------------
Subservicer Fee   at a minimum rate of 0.25% per annum        Subservicers
                  of the principal balance of each mortgage
                  loan serviced by a subservicer

     In addition, the Master Servicer or any applicable Subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal
Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website, at www.tss.db.com/invr.
For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. This URL can be accessed in an internet browser at https:// followed by the URL. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also
"Pooling and Servicing Agreement--Reports to Certificateholders" in the
prospectus for a more detailed description of certificateholder reports.

                                      S-111

VOTING RIGHTS

     There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 92% of all voting rights will be allocated among all holders of the certificates, other than the Interest Only
Certificates and Residual Certificates, in proportion to their then outstanding
Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class A-2 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class A-3 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class A-6 Certificates, 1.0%
of all voting rights will be allocated among the holders of the Class A-9
Certificates, 1.0% of all voting rights will be allocated among the holders of the Class A-12 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class A-16 Certificates, 1.0% of all voting rights will be allocated among the holders of the Variable Strip Certificates and 0.5% and 0.5%
of all voting rights will be allocated among the holders of the Class R-I
Certificates and Class R-II Certificates, respectively, in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the
Residual Certificates in specified circumstances. Voting rights of Exchangeable
Certificates will be allocated among Exchanged Certificates exchanged for such
Exchangeable Certificates, pro rata, in accordance with their respective
Certificate Principal Balances or Notional Amounts, as applicable.

TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates.
Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the
Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which
Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

     Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates.
The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the sum of the Accrued Certificate Interest
thereon, or with respect to the Interest Only Certificates, on their Notional
Amounts, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate
Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

     Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will be entitled to receive an amount equal to the
Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the

                                      S-112

then-applicable pass-through rate, or, with respect to the Interest Only
Certificates, interest for the immediately preceding Interest Accrual Period on their Notional Amounts, plus any previously unpaid Accrued Certificate Interest.
However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a Certificate
Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

THE TRUSTEE

     Deutsche Bank Trust Company Americas, or DBTCA, is the trustee. DBTCA is a
New York banking corporation. DBTCA has acted as trustee on numerous residential mortgage-backed securities transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, DBTCA is experienced in administering transactions of this kind. DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the certificates.

     DBTCA and its affiliates have provided trustee and custodial services on mortgaged-backed transactions since 1991 and has acted as trustee on over 2,000 mortgage-backed transactions. In 2005, Deutsche Bank and its affiliates acted as trustee in over 350 combined new asset-backed and mortgage-backed transactions involving the aggregate issuance of over 300 billion dollars in securities.

     DBTCA is providing the foregoing information at the issuing entity's and depositor's request in order to assist the issuing entity and depositor with the preparation of their disclosure documents to be filed with the SEC pursuant to
Regulation AB. Otherwise, DBTCA has not participated in the preparation of such disclosure documents and assumes no responsibility for their contents.

     Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

     The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

     The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the

                                      S-113

related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                LEGAL PROCEEDINGS

     There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Company, LLC, as sponsor and master servicer, Residential Accredit Loans, Inc. as depositor, RALI Series 2007-QS9
Trust as the issuing entity, Homecomings and GMACM, as subservicers, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

     Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding
Company, LLC or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or
Homecomings with a successor servicer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust (exclusive of the prepayment charges to which the Class P Certificates are entitled), will qualify as two REMICs under the Internal Revenue Code, which shall be referred to in this prospectus supplement as REMIC I and REMIC II

     For federal income tax purposes:

          o    the Class R-I Certificates will represent ownership of the sole class of "residual interests" in REMIC I;

          o    each class of Senior Certificates (other than the Class P
               Certificates and the Residual Certificates), the Class M
               Certificates and the Class B Certificates will represent
               ownership of "regular interests" in REMIC II which will generally be treated as debt instruments of REMIC II; and

          o    the Class R-II Certificates will represent ownership of the sole class of "residual interests" in REMIC II.

     See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

     For federal income tax purposes, the Interest Only Certificates and
Principal Only Certificates will, and all other classes of offered certificates
(other than the Residual Certificates) may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption. No representation is made that the mortgage loans will

                                      S-114

prepay at that rate or at any other rate. See "Material Federal Income Tax
Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" in the prospectus.

     Certificateholders will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

     The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount.
The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated REMIC regular interests represented by the
Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated
REMIC regular interests as a single debt instrument as described in the OID regulations.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

     In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

     Certain of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization of premium. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See
"Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" and "--Premium" in the prospectus.

     The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

     The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August
24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a

                                      S-115

specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     The offered certificates will be treated as assets described in Section
7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the REMIC underlying the certificates would be so treated. In addition, interest on the offered certificates or, in the case of
Residual Certificates, income allocated thereto, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal
Revenue Code. Moreover, offered certificates, other than the Residual
Certificates will be "qualified mortgages" within the meaning of Section
860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest in that REMIC.
However, prospective investors should note that, notwithstanding that treatment, any repurchase of an offered certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax under the Internal
Revenue Code. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--
Characterization of Investments in REMIC Certificates" in the prospectus.

     For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO EXCHANGEABLE AND EXCHANGED CERTIFICATES

     For a discussion of special tax considerations applicable to Exchangeable and Exchanged Certificates, see "Material Federal Income Tax
Consequences--Taxation of Classes of Exchangeable Certificates" in the
prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued REMIC regulations under the provisions of the Internal
Revenue Code that significantly affect holders of Residual Certificates. The
REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual
Certificates, including:

          o    the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

          o    is not a disqualified organization;

          o    is not acquiring the Residual Certificate on behalf of a
               disqualified organization; and

          o    will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently
               transfer a Residual Certificate;

          o    a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

                                      S-116

          o    a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual
Certificates may not be transferred to non-United States persons.

     The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual
Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See
"Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC
Residual Certificates--Noneconomic REMIC Residual Certificates" in the
prospectus.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii)
the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000, although certain of their provisions apply only to transfers of residual interests occurring on or after August 19, 2002. See "Material Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" in the prospectus.

     A Class R Certificateholder may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the related
REMIC that significantly exceeds the amount of cash distributions received by such Class R Certificateholder from the REMICs with respect to those periods.
Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, the Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the
Class R Certificates. In addition, the required inclusion of this amount of taxable income during REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the
Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

                                      S-117

     The rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Class R Certificates.

     An individual, trust or estate that holds, whether directly or indirectly through certain pass-through entities, a Class R Certificate, particularly a
Class R-I Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. Those expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-I Certificates and not to the Class R-II Certificates. However, it is possible that the IRS may require all or some portion of those fees and expenses to be allocable to the
Class R-II Certificates. See "Material Federal Income Tax Consequences--
REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through
of Miscellaneous Itemized Deductions" in the prospectus.

     The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

     Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than
0.01% of each class of the Class R Certificates.

     Purchasers of the Residual Certificates are strongly encouraged to consult their tax advisors as to the economic and tax consequences of investment in the
Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment
Considerations--Additional Yield Considerations Applicable Solely to the
Residual Certificates" in this prospectus supplement and "Material Federal
Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual
Certificates" in the prospectus.

PENALTY PROTECTION

     If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of a Greenwich underwriting agreement, dated July 27, 2007, Greenwich Capital Markets, Inc. will serve as the underwriter and has agreed to purchase, and the depositor has agreed to sell, the Senior Certificates, other than the Class A-P Certificates and Class
A-V Certificates, and a de minimis portion of each class of the Residual
Certificates. The de minimis portion of each class of the Residual Certificates, which are not offered hereby, and the Class A-P Certificates will be retained by
Residential Funding. The Senior Certificates being sold to Greenwich Capital
Markets, Inc. are referred to as the senior underwritten certificates.

     In accordance with the terms and conditions of a Class A-V underwriting agreement, dated July 27, 2007, Residential Funding Securities, LLC, an affiliate of the depositor, will serve as the Class A-V underwriter and

                                      S-118

has agreed to purchase, and the depositor has agreed to sell, the Class A-V
Certificates. The certificates being sold to Residential Funding Securities, LLC are referred to as the Class A-V underwritten certificates. It is expected that delivery of the senior underwritten certificates and the Class A-V underwritten certificates will be made only in book-entry form through the Same Day Funds
Settlement System of DTC on or about July 30, 2007 against payment therefor in immediately available funds, and that the delivery of the Residual Certificates will be made at the offices of Greenwich Capital Markets, Inc.

     The Greenwich underwriting agreement and the Class A-V underwriting agreement are collectively referred to in this prospectus supplement as the underwriting agreements and Greenwich Capital Markets, Inc. and the Class A-V
underwriter are referred to in this prospectus supplement as the underwriters.
The senior underwritten certificates and the Class A-V underwritten certificates are collectively referred to in this prospectus supplement as the underwritten certificates.

     In connection with the underwritten certificates, the related underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement, to purchase all of its related underwritten certificates if any of those underwritten certificates are purchased thereby.

     The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of their respective underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the underwritten certificates by the respective underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the senior underwritten certificates, before deducting expenses payable by the depositor, will be approximately 100.05% of the aggregate Certificate Principal Balance of the senior underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the Class A-V underwritten certificates, before deducting expenses payable by the depositor, will be approximately 1.12% of the aggregate Notional Amount of the Class A-V underwritten certificates plus accrued interest thereon from the cut-off date.

     The underwriters may effect these transactions by selling their respective underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the related underwritten certificates are also underwriters under the Securities Act of 1933. Any profit on the resale of the underwritten certificates positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act, as amended.

     The underwriting agreements provide that the depositor will indemnify the related underwriter, and that under limited circumstances the related underwriter will indemnify the depositor, against some liabilities under the
Securities Act, or contribute to payments required to be made in respect thereof.

     The Class A-P Certificates and Class M Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P Certificates or Class M Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

                                      S-119

     There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the underwritten certificates it is underwriting but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders" and in
this prospectus supplement under "Pooling and Servicing Agreement--Reports to
Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the offered certificates to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                                 LEGAL OPINIONS

     Certain legal matters relating to the certificates will be passed upon for the depositor and Residential Funding Securities, LLC by Orrick, Herrington &
Sutcliffe LLP, New York, New York and for Greenwich Capital Markets, Inc. by
Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered Senior Certificates, other than the Class A-17 Certificates, that they be rated "AAA" by Fitch Ratings, or
Fitch, "AAA" by Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or Standard & Poor's, and "Aaa" by Moody's
Investors Service, Inc. or Moody's. It is a condition of the issuance of the
Class A-17 Certificates that they be rated "AAA" by Fitch, "AAA" by Standard &
Poor's, and "Aa1" by Moody's. It is a condition of the issuance of the Class
M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than
"AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Interest
Only Certificates does not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of their respective Certificate Principal Balances. The rating on the Residual Certificates only addresses the return of its Certificate
Principal Balance and interest on the Residual Certificates at the related pass-through rate.

     The ratings assigned by Standard & Poor's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. The rating on the Principal Only Certificates only addresses

                                      S-120

the return of their respective Certificate Principal Balances. The rating on the
Residual Certificates only addresses the return of its Certificate Principal
Balance and interest on the Residual Certificates at the related pass-through rate. Standard & Poor's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain
Yield and Prepayment Considerations" herein.

     The ratings assigned by Moody's to the Senior Certificates address the likelihood of the receipt by the Senior Certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

     The depositor has not requested a rating on the Senior Certificates by any rating agency other than Fitch, Standard & Poor's and Moody's and, with respect to the Class M Certificates, by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate the
Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the
Senior Certificates by Fitch, Standard & Poor's and Moody's, and the Class M
Certificates by Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Interest Only Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

     The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                LEGAL INVESTMENT

     The Senior Certificates and Class M-1 Certificates will constitute
"mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in
SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of
SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute
"mortgage related securities" for purposes of SMMEA.

     The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates.
Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.

                                      S-121

                              ERISA CONSIDERATIONS

     A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset
Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A
Certificates, as well as the Class M Certificates, by or on behalf of, or with
ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the
RFC exemption, as described under "ERISA Considerations--Prohibited Transaction
Exemption" in the prospectus provided those certificates are rated at least
"BBB-" (or its equivalent) by Standard & Poor's, Fitch, Moody's, DBRS Limited or
DBRS, Inc. at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. The depositor expects that the specific conditions of the
RFC exemption should be satisfied with respect to the offered certificates so that the RFC exemption should provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

     Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor; (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M
Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch, Moody's, DBRS Limited or DBRS,
Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class
Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE
95-60 have been satisfied.

     If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     The rating of a security may change. If a class of certificates, such as the Class M Certificates, is no longer rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings, Moody's, DBRS Limited or DBRS, Inc., such certificate will no longer be eligible for relief under the RFC Exemption (although an ERISA plan that had purchased the offered certificate when it satisfied the rating condition would not be required by the RFC Exemption to dispose of it).
Consequently, transfers of any subordinate offered certificates rated below investment grade (collectively, "ERISA Restricted Offered Certificates") will not be registered by the trustee unless the trustee receives the following:

          o    a representation from the transferee of the ERISA Restricted
               Offered Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is neither an ERISA plan nor a person acting on behalf of, or using the assets of, any such ERISA plan or arrangement to effect the transfer;

          o    if the purchaser is an insurance company, a representation, acceptable to and in form and substance satisfactory to the trustee, that the purchaser is an insurance company which is purchasing ERISA

                                      S-122

               Restricted Offered Certificates with funds contained in an
               "insurance company general account," as that term is defined in
               Section V(e) of PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are eligible for exemptive relief under PTCE 95-60; or

          o    an opinion of counsel as described below with respect to the
               Residual Certificates.

     If an allowable combination of Exchangeable Certificates or Exchanged
Certificates is exchanged for the related Exchanged Certificates or Exchangeable
Certificates, as applicable, as shown in Annex II hereto, each class of certificates received in the exchange is expected to be eligible for the exemptive relief under the RFC Exemption to the extent that such class of certificates received in the exchange satisfies the ratings requirement of the
RFC Exemption. The purchase, sale or holding of any Exchangeable Certificates or
Exchanged Certificates received in an exchange that are not eligible for exemptive relief under the RFC Exemption may give rise to prohibited transactions if an ERISA plan and a "party in interest" as defined in Section
3(14) of ERISA or "disqualified person" as defined in Section 4975(e)(2) of the
Code with respect to such ERISA plan are involved in the transaction. Purchasers of such ineligible Exchangeable Certificates or Exchanged Certificates must deliver an opinion of counsel (as described below with respect to the Residual
Certificates) or be deemed to have represented that such purchaser is not an
ERISA plan nor a person using assets of any ERISA plan to effect such purchase.

     Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any
ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

          o    is permissible under applicable law;

          o    will not constitute or result in a non-exempt prohibited
               transaction under ERISA or Section 4975 of the Internal Revenue
               Code; and

          o    will not subject the depositor, the trustee or the master
               servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     As discussed in greater detail above under "Description of the Mortgage
Pool--Sharia Mortgage Loans", the trust will include certain residential financing transactions, referred to as Sharia Mortgage Loans, that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures. The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. However, since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the trust are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

     Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the
proposed investment. See "ERISA Considerations" in the prospectus.

                                      S-123

     The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by
ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                      S-124

                                     ANNEX I
                      MORTGAGE LOAN STATISTICAL INFORMATION

                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                            NUMBER OF        PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL   WEIGHTED AVERAGE
CREDIT SCORE RANGE        MORTGAGE LOANS      BALANCE     MORTGAGE LOANS        BALANCE           LTV RATIO
------------------        --------------   ------------   --------------   -----------------   ----------------

600 - 619 .............            1       $    112,000          0.02%          $112,000            95.00%
620 - 639 .............          186         42,537,867          6.02            228,698            74.81
640 - 659 .............          268         63,461,814          8.98            236,798            74.61
660 - 679 .............          366        102,143,239         14.45            279,080            75.75
680 - 699 .............          516        141,379,998         20.00            273,992            78.61
700 - 719 .............          365        100,720,310         14.25            275,946            76.84
720 - 739 .............          306         81,660,521         11.55            266,864            77.38
740 - 759 .............          241         70,761,616         10.01            293,617            77.28
760 - 779 .............          170         47,977,333          6.79            282,220            74.89
780 - 799 .............          131         40,770,188          5.77            311,223            75.93
800 or greater ........           54         15,274,190          2.16            282,855            76.65
                               -----       ------------        ------            -------            -----
Subtotal with Credit
   Score ..............        2,604        706,799,076         99.97            271,428            76.64%
Not Available .........            1            234,650          0.03            234,650            80.00
                               -----       ------------        ------            -------            -----
Total, Average or
   Weighted Average ...        2,605       $707,033,726        100.00%           271,414            76.64%
                               =====       ============        ======

     One mortgage loan indicates as having a credit score that is "Not
Available" where the credit score was not provided by the related seller and where no credit history can be obtained for the related mortgagor. The minimum and maximum credit scores of the mortgage loans were 618 and 816, respectively, and the weighted average credit score of the mortgage loans will be approximately 706.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                            NUMBER OF       PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL   WEIGHTED AVERAGE   WEIGHTED AVERAGE
OCCUPANCY TYPE           MORTGAGE LOANS      BALANCE     MORTGAGE LOANS        BALANCE          CREDIT SCORE         LTV RATIO
--------------           --------------   ------------   --------------   -----------------   ----------------   ----------------

Primary Residence.....         1,892      $556,320,309        78.68%           $294,038              701                77.43%
Second/Vacation.......            81        23,116,941         3.27             285,394              722                74.88
Non-Owner Occupied....           632       127,596,476        18.05             201,893              725                73.51
                               -----      ------------       ------            --------              ---                -----
Total, Average or
   Weighted Average...         2,605      $707,033,726       100.00%           $271,414              706                76.64%
                               =====      ============       ======

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                            NUMBER OF       PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL   WEIGHTED AVERAGE   WEIGHTED AVERAGE
LOAN PURPOSE             MORTGAGE LOANS      BALANCE     MORTGAGE LOANS        BALANCE          CREDIT SCORE         LTV RATIO
------------             --------------   ------------   --------------   -----------------   ----------------   ----------------

Purchase..............         1,055      $278,797,619        39.43%           $264,263              719               80.92%
Rate/Term Refinance...           679       186,325,320        26.35             274,411              698               75.27
Equity Refinance......           871       241,910,787        34.21             277,739              698               72.75
                               -----      ------------       ------            --------              ---               -----
Total, Average or
   Weighted Average...         2,605      $707,033,726       100.00%           $271,414              706               76.64%
                               =====      ============       ======

                                       I-1

                  MORTGAGE PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                                                       WEIGHTED
                                 NUMBER OF       PRINCIPAL     PERCENTAGE OF   AVERAGE PRINCIPAL   WEIGHTED AVERAGE    AVERAGE
PROPERTY TYPE                 MORTGAGE LOANS      BALANCE     MORTGAGE LOANS        BALANCE          CREDIT SCORE     LTV RATIO
-------------                 --------------   ------------   --------------   -----------------   ----------------   ---------

Single-family detached ....        1,626       $433,227,645        61.27%            $266,438              702          76.12%
Planned Unit Developments
(detached) ................          432        133,765,552        18.92              309,642              711          79.04
Two-to-four family units ..          276         74,486,635        10.54              269,879              716          74.41
Condo Low-Rise (less than 5
stories) ..................          154         37,915,022         5.36              246,201              714          78.15
Planned Unit Developments
(attached) ................           56         11,985,820         1.70              214,032              707          78.79
Townhouse .................           41          9,281,086         1.31              226,368              706          79.14
Condo High-Rise
(9 stories or more) .......           15          5,545,380         0.78              369,692              704          70.15
Condo Mid-Rise
(5 to 8 stories) ..........            5            826,586         0.12              165,317              700          71.92
                                   -----       ------------       ------             --------              ---          -----
Total, Average or Weighted
Average ...................        2,605       $707,033,726       100.00%            $271,414              706          76.64%
                                   =====       ============       ======

                                       I-2

                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS

                                                                               WEIGHTED
                          NUMBER OF                   PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                           MORTGAGE     PRINCIPAL    OF MORTGAGE   PRINCIPAL    CREDIT     AVERAGE
STATE                       LOANS        BALANCE        LOANS       BALANCE      SCORE    LTV RATIO
-----                     ---------   ------------   -----------   ---------   --------   ---------

Alaska ................         2     $    535,901       0.08%      $267,950      645       83.91%
Alabama ...............        39       10,402,703       1.47        266,736      718       75.88
Arkansas ..............        11        1,340,214       0.19        121,838      715       81.84
Arizona ...............        81       21,079,274       2.98        260,238      702       78.04
California ............       457      176,336,655      24.94        385,857      710       74.51
Colorado ..............       102       22,526,977       3.19        220,853      701       78.89
Connecticut ...........        29        7,676,924       1.09        264,722      694       75.39
District of Columbia ..         9        2,839,567       0.40        315,507      697       83.68
Delaware ..............         7        1,734,809       0.25        247,830      702       82.90
Florida ...............       258       67,994,907       9.62        263,546      702       76.51
Georgia ...............        67       12,696,865       1.80        189,505      703       80.07
Hawaii ................         7        3,102,750       0.44        443,250      679       64.97
Iowa ..................         4          489,036       0.07        122,259      701       88.05
Idaho .................        13        4,244,962       0.60        326,536      727       77.59
Illinois ..............        80       21,781,514       3.08        272,269      703       76.11
Indiana ...............        29        4,018,542       0.57        138,570      696       83.41
Kansas ................         7        1,158,419       0.16        165,488      673       86.08
Kentucky ..............        10        2,170,781       0.31        217,078      704       86.49
Louisiana .............        26        4,873,737       0.69        187,451      676       79.39
Massachusetts .........        54       18,245,222       2.58        337,874      709       74.59
Maryland ..............        89       32,617,481       4.61        366,489      695       76.42
Maine .................         9        1,455,680       0.21        161,742      710       77.79
Michigan ..............        41        5,680,323       0.80        138,544      696       79.03
Minnesota .............        57       12,307,448       1.74        215,920      715       77.97
Missouri ..............        30        5,364,289       0.76        178,810      694       83.20
Mississippi ...........         5          870,356       0.12        174,071      697       84.51
Montana ...............         4          640,423       0.09        160,106      716       90.47
North Carolina ........        48       10,895,057       1.54        226,980      702       75.03
North Dakota ..........         2          137,020       0.02         68,510      637       41.88
Nebraska ..............         4          520,221       0.07        130,055      676       88.17
New Hampshire .........        12        4,303,839       0.61        358,653      706       76.14
New Jersey ............       119       39,051,138       5.52        328,161      703       75.05
New Mexico ............        23        4,988,363       0.71        216,885      696       80.68
Nevada ................        32        8,903,554       1.26        278,236      702       79.27
New York ..............        72       22,088,740       3.12        306,788      702       75.55
Ohio ..................        13        1,503,168       0.21        115,628      697       82.33
Oklahoma ..............        17        2,112,854       0.30        124,286      701       81.89
Oregon ................        59       15,329,299       2.17        259,819      716       77.96
Pennsylvania ..........        67       12,997,357       1.84        193,990      696       78.86
Rhode Island ..........        13        3,648,545       0.52        280,657      715       79.13
South Carolina ........        29        6,204,885       0.88        213,962      704       75.98
Tennessee .............        31        5,345,637       0.76        172,440      706       80.64
Texas .................       192       33,023,910       4.67        172,000      704       79.39
Utah ..................        63       14,663,945       2.07        232,761      707       77.08
Virginia ..............        85       24,771,539       3.50        291,430      723       76.42
Vermont ...............         1          194,863       0.03        194,863      805       80.00
Washington ............       152       45,361,836       6.42        298,433      713       77.05
Wisconsin .............        42        6,448,899       0.91        153,545      713       78.90
West Virginia .........         1          242,801       0.03        242,801      710       90.00
Wyoming ...............         1          110,500       0.02        110,500      784       70.00
                            -----     ------------     ------       --------      ---       -----
Total, Average or
   Weighted Average ...     2,605     $707,033,726     100.00%      $271,414      706       76.64%
                            =====     ============     ======

                                       I-3

     No more than 0.8% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Alabama and no more than 0.5% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Alabama.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                           WEIGHTED
                                      NUMBER OF                   PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                                       MORTGAGE     PRINCIPAL    OF MORTGAGE   PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                      LOANS        BALANCE        LOANS       BALANCE      SCORE    LTV RATIO
------------------                    ---------   ------------   -----------   ---------   --------   ---------

Full/Alternate Documentation ......       679     $163,265,001      23.09%      $240,449      705       79.33%
Reduced Documentation(1) ..........     1,225      355,332,144      50.26        290,067      703       75.27
No Stated Income ..................       301       89,647,805      12.68        297,833      710       76.06
No Income/No Asset Verification ...       400       98,788,776      13.97        246,972      715       77.63
                                        -----     ------------     ------       --------      ---       -----
Total, Average or
   Weighted Average ...............     2,605     $707,033,726     100.00%      $271,414      706       76.64%
                                        =====     ============     ======

----------
(1)  Reduced Documentation indicates Mortgage Loans that were underwritten under a stated income or stated income/stated asset program.

     No more than 25.3% of such reduced, no stated income, and no income/no asset verification loan documentation mortgage loans will be secured by mortgaged properties located in California.

     Approximately 0.4% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the
prospectus.

                                       I-4

                      MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                               WEIGHTED
                          NUMBER OF                   PERCENTAGE    AVERAGE     AVERAGE    WEIGHTED
                           MORTGAGE     PRINCIPAL    OF MORTGAGE   PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)          LOANS        BALANCE        LOANS       BALANCE      SCORE    LTV RATIO
------------------        ---------   ------------   -----------   ---------   --------   ---------

5.500 - 5.624 .........         1     $    499,453       0.07%      $499,453      786       75.00%
5.625 - 5.749 .........         3        1,635,150       0.23        545,050      753       80.00
5.750 - 5.874 .........         7        2,071,937       0.29        295,991      760       77.48
5.875 - 5.999 .........         3          852,538       0.12        284,179      708       65.99
6.000 - 6.124 .........        15        6,452,881       0.91        430,192      750       78.16
6.125 - 6.249 .........        19        5,889,968       0.83        309,998      725       71.13
6.250 - 6.374 .........        36       14,925,456       2.11        414,596      727       69.38
6.375 - 6.499 .........        89       34,046,983       4.82        382,550      717       74.36
6.500 - 6.624 .........       142       45,056,580       6.37        317,300      708       72.30
6.625 - 6.749 .........       200       58,272,567       8.24        291,363      707       72.42
6.750 - 6.874 .........       214       65,121,347       9.21        304,305      713       72.57
6.875 - 6.999 .........       485      124,533,210      17.61        256,770      704       73.89
7.000 - 7.124 .........       148       42,081,520       5.95        284,335      703       76.69
7.125 - 7.249 .........       114       30,876,624       4.37        270,848      704       78.36
7.250 - 7.374 .........       178       49,802,182       7.04        279,788      698       77.65
7.375 - 7.499 .........       125       30,015,932       4.25        240,127      706       78.16
7.500 - 7.624 .........       159       39,027,868       5.52        245,458      699       80.47
7.625 - 7.749 .........       102       29,115,884       4.12        285,450      707       79.01
7.750 - 7.874 .........       102       25,291,275       3.58        247,954      710       80.72
7.875 - 7.999 .........       134       31,426,134       4.44        234,523      696       82.72
8.000 - 8.124 .........        63       16,307,157       2.31        258,844      701       83.78
8.125 - 8.249 .........        45       10,398,753       1.47        231,083      708       86.00
8.250 - 8.374 .........        69       14,454,207       2.04        209,481      704       82.61
8.375 - 8.499 .........        94       16,818,242       2.38        178,917      697       86.45
8.500 - 8.624 .........        18        3,724,175       0.53        206,899      687       85.78
8.625 - 8.749 .........         9        1,736,870       0.25        192,986      684       87.13
8.750 - 8.874 .........        13        2,171,013       0.31        167,001      694       88.44
8.875 - 8.999 .........        13        3,623,584       0.51        278,737      681       88.24
9.000 - 9.124 .........         2          527,300       0.07        263,650      689       90.00
9.125 - 9.249 .........         2           85,875       0.01         42,938      629       75.00
9.625 - 9.749 .........         1          191,060       0.03        191,060      664       90.00
                            -----     ------------     ------       --------      ---       -----
Total, Average or
   Weighted Average ...     2,605     $707,033,726     100.00%      $271,414      706       76.64%
                            =====     ============     ======

     As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 7.1062% per annum.

                                       I-5

                NET MORTGAGE RATES OF THE DISCOUNT MORTGAGE LOANS

                                                   PERCENTAGE
                        NUMBER OF                      OF        AVERAGE      WEIGHTED      WEIGHTED
                         MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL      AVERAGE      AVERAGE
NET MORTGAGE RATE (%)     LOANS        BALANCE        LOANS      BALANCE    CREDIT SCORE   LTV RATIO
---------------------   ---------   ------------   ----------   ---------   ------------   ---------

5.135                        1      $    501,500      0.07%      $501,500        783         85.00%
5.250                        1           499,453      0.07        499,453        786         75.00
5.375                        3         1,635,150      0.23        545,050        753         80.00
5.500                        7         2,071,937      0.29        295,991        760         77.48
5.510                        1           436,445      0.06        436,445        702         81.00
5.625                        3           852,538      0.12        284,179        708         65.99
5.750                       15         6,452,881      0.91        430,192        750         78.16
5.875                       19         5,889,968      0.83        309,998        725         71.13
6.000                       36        14,925,456      2.11        414,596        727         69.38
6.010                        1           149,162      0.02        149,162        783         90.00
6.075                        1           282,000      0.04        282,000        778        100.00
6.125                       88        33,545,483      4.74        381,199        716         74.20
6.200                        1           515,000      0.07        515,000        746        100.00
6.250                      143        45,191,280      6.39        316,023        708         72.34
6.300                        1           373,500      0.05        373,500        647         90.00
6.375                      201        58,384,986      8.26        290,473        707         72.45
6.385                        3         1,399,913      0.20        466,638        761         90.00
                           ---      ------------     -----       --------        ---        ------
Total, Average or
   Weighted Average        525      $173,106,651     24.48%      $329,727        715         73.15%
                           ===      ============     =====

     As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans will be approximately 4.81167523%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                        PERCENTAGE
                             NUMBER OF                      OF         AVERAGE      WEIGHTED      WEIGHTED
ORIGINAL MORTGAGE             MORTGAGE     PRINCIPAL     MORTGAGE     PRINCIPAL      AVERAGE      AVERAGE
LOAN BALANCE ($)               LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   LTV RATIO
--------------------------   ---------   ------------   ----------   ----------   ------------   ---------

100,000 or less                  298     $ 24,229,446       3.43%    $   81,307        707         75.76%
100,001 to 200,000               878      131,424,322      18.59        149,686        700         77.33
200,001 to 300,000               593      145,200,399      20.54        244,857        700         76.81
300,001 to 400,000               316      109,662,573      15.51        347,033        704         77.62
400,001 to 500,000               253      116,160,446      16.43        459,132        706         77.37
500,001 to 600,000               114       62,304,895       8.81        546,534        716         76.54
600,001 to 700,000                67       43,004,759       6.08        641,862        721         77.68
700,001 to 800,000                45       33,455,225       4.73        743,449        714         74.72
800,001 to 900,000                14       12,158,132       1.72        868,438        712         71.63
900,001 to 1,000,000              20       19,543,400       2.76        977,170        708         71.42
1,000,001 to 1,100,000             1        1,050,000       0.15      1,050,000        731         70.00
1,100,001 to 1,200,000             1        1,190,000       0.17      1,190,000        724         70.00
1,200,001 to 1,300,000             1        1,234,037       0.17      1,234,037        685         65.00
1,400,001 to 1,500,000             3        4,433,591       0.63      1,477,864        734         66.25
1,900,001 to 2,000,000             1        1,982,500       0.28      1,982,500        762         65.00
                               -----     ------------     ------     ----------        ---         -----
Total, Average or
   Weighted Average            2,605     $707,033,726     100.00%    $  271,414        706         76.64%
                               =====     ============     ======

                                       I-6

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                     PERCENTAGE
                          NUMBER OF                      OF        AVERAGE      WEIGHTED
ORIGINAL                   MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL      AVERAGE
LOAN-TO-VALUE RATIO (%)     LOANS        BALANCE        LOANS      BALANCE    CREDIT SCORE
-----------------------   ---------   ------------   ----------   ---------   ------------

00.01 - 50.00 .........        91     $ 23,377,202       3.31%     $256,892        704
50.01 - 55.00 .........        40       10,966,233       1.55       274,156        724
55.01 - 60.00 .........        71       20,782,733       2.94       292,715        711
60.01 - 65.00 .........       154       44,878,275       6.35       291,417        703
65.01 - 70.00 .........       201       59,031,591       8.35       293,690        704
70.01 - 75.00 .........       367       94,321,928      13.34       257,008        703
75.01 - 80.00 .........     1,220      341,305,030      48.27       279,758        707
80.01 - 85.00 .........        68       15,836,138       2.24       232,884        689
85.01 - 90.00 .........       245       57,462,711       8.13       234,542        712
90.01 - 95.00 .........       129       34,093,532       4.82       264,291        701
95.01 - 100.00 ........        19        4,978,352       0.70       262,019        746
                            -----     ------------     ------      --------        ---
Total, Average or
   Weighted Average         2,605     $707,033,726     100.00%     $271,414        706
                            =====     ============     ======

     The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately 76.64%.

                     AMORTIZATION TYPE OF THE MORTGAGE LOANS

                                                        PERCENTAGE
                             NUMBER OF                      OF        AVERAGE      WEIGHTED      WEIGHTED
                              MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL      AVERAGE      AVERAGE
AMORTIZATION TYPE              LOANS        BALANCE        LOANS      BALANCE    CREDIT SCORE   LTV RATIO
--------------------------   ---------   ------------   ----------   ---------   ------------   ---------

Fully Amortizing .........     1,499     $355,121,978      50.23%     $236,906        702         76.04%
Interest Only Period
   -60 Months ............         1          161,250       0.02       161,250        666         75.00
Interest Only Period
   -120 Months ...........     1,104      351,295,998      49.69       318,203        710         77.22
Interest Only Period
   -180 Months ...........         1          454,500       0.06       454,500        666         90.00
                               -----     ------------     ------      --------        ---         -----
Total, Average or Weighted
   Average ...............     2,605     $707,033,726     100.00%     $271,414        706         76.64%
                               =====     ============     ======

                 PROPERTY VALUATION TYPES OF THE MORTGAGE LOANS

                                                         PERCENTAGE
                              NUMBER OF                      OF        AVERAGE      WEIGHTED      WEIGHTED
                               MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL      AVERAGE      AVERAGE
PROPERTY VALUATION TYPE         LOANS        BALANCE        LOANS      BALANCE    CREDIT SCORE   LTV RATIO
---------------------------   ---------   ------------   ----------   ---------   ------------   ---------

Automated Valuation Model..       164     $ 39,495,239       5.59%     $240,825        692         76.51%
Appraisal..................     2,441      667,538,487      94.41       273,469        707         76.64
                                -----     ------------     ------      --------        ---         -----
Total, Average or
   Weighted Average........     2,605     $707,033,726     100.00%     $271,414        706         76.64%
                                =====     ============     ======

                                       I-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX II

               AVAILABLE COMBINATIONS OF EXCHANGEABLE CERTIFICATES

     Exchangeable Certificates may be exchanged for other related Exchanged
Certificates only in the proportions shown in this Annex II. In any exchange, the Certificate Principal Balance or Notional Amount of the Exchanged
Certificates to be received or delivered in such exchange will equal the proportions reflected by the outstanding Certificate Principal Balances or
Notional Amounts of the related Exchangeable Certificates at the time of exchange.

     If, as a result of a proposed exchange, a certificateholder would hold an
Exchanged Certificate of a class in an amount less than the applicable minimum denomination for the class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates--General" in this prospectus supplement.

  CLASSES OF EXCHANGEABLE CERTIFICATES         RELATED CLASSES OF EXCHANGED
            TO BE EXCHANGED                     CERTIFICATES TO BE RECEIVED
---------------------------------------   --------------------------------------
                                             RELATED
 CLASSES OF       MAXIMUM                    CLASSES       MAXIMUM
EXCHANGEABLE      ORIGINAL      INITIAL   OF EXCHANGED     ORIGINAL      INITIAL
CERTIFICATES    CERTIFICATE      PASS     CERTIFICATES   CERTIFICATE       PASS
   TO BE         PRINCIPAL     -THROUGH       TO BE       PRINCIPAL     -THROUGH
 EXCHANGED        BALANCE        RATE       RECEIVED       BALANCE       Rate(1)
-------------   ------------   --------   ------------   ------------   --------
COMBINATION 1

Class A-1       $313,992,000     5.920%    Class A-18    $583,128,000    5.920%
Class A-4       $143,244,000     5.920%
Class A-7       $ 22,200,000     5.920%
Class A-10      $  3,372,000     5.920%
Class A-13      $100,320,000     5.920%

At all times, the Class A-1, Class A-4, Class A-7, Class A-10, Class A-13 and
Class A-18 Certificates, in the aggregate, will receive interest at LIBOR plus
0.60% with a maximum rate of 7.00%, and, on the closing date, will have an initial aggregate principal balance of $583,128,000.

COMBINATION 2

Class A-1       $313,992,000     5.920%    Class A-19    $583,128,000    6.020%
Class A-3       $          0     0.100%
Class A-4       $143,244,000     5.920%
Class A-6       $          0     0.100%
Class A-7       $ 22,200,000     5.920%
Class A-9       $          0     0.100%
Class A-10      $  3,372,000     5.920%
Class A-12      $          0     0.100%
Class A-13      $100,320,000     5.920%
Class A-16      $          0     0.100%

At all times, the Class A-1, Class A-3, Class A-4, Class A-6, Class A-7, Class
A-9, Class A-10, Class A-12, Class A-13, Class A-16 and Class A-19 Certificates,
in the aggregate, will receive interest at LIBOR plus 0.70% with a maximum rate of 7.00%, and, on the closing date, will have an initial aggregate principal balance of $583,128,000.

                                      II-1

COMBINATION 3

Class A-2       $          0     0.980%    Class A-20    $          0    1.080%
Class A-3       $          0     0.100%

At all times, the Class A-2, Class A-3 and Class A-20 Certificates, in the
aggregate, will receive interest at 6.40% minus LIBOR with a maximum rate of
6.40%. The Class A-20 Certificates do not have a certificate principal balance.
For the purpose of calculating interest payments, interest on the Class A-20
Certificates will accrue on a notional amount equal to 100% of the principal balance of the Class A-1 Certificates immediately prior to the related distribution date, 100% of the principal balance of the Class A-31 Certificates immediately prior to the related distribution date, approximately 53.846% of the principal balance of the Class A-18 Certificates immediately prior to the related distribution date, approximately 53.846% of the principal balance of the
Class A-19 Certificates immediately prior to the related distribution date and approximately 50.00% of the principal balance of the Class A-33 Certificates immediately prior to the related distribution date, which, as of the closing date, would be equal to approximately $313,992,000.

COMBINATION 4

Class A-4       $143,244,000     5.920%    Class A-21    $167,118,000    6.000%
Class A-5       $ 23,874,000     5.880%
Class A-6       $          0     0.100%

At all times, the Class A-4, Class A-5, Class A-6 and Class A-21 Certificates,
in the aggregate, will receive interest at 6.00%, and, on the closing date, will have an initial aggregate principal balance of $167,118,000.

COMBINATION 5

Class A-7       $ 22,200,000     5.920%    Class A-22    $ 25,900,000    6.000%
Class A-8       $  3,700,000     5.880%
Class A-9       $          0     0.100%

At all times, the Class A-7, Class A-8, Class A-9 and Class A-22 Certificates,
in the aggregate, will receive interest at 6.00%, and, on the closing date, will have an initial aggregate principal balance of $25,900,000.

COMBINATION 6

Class A-10      $  3,372,000     5.920%    Class A-23    $  3,934,000    6.000%
Class A-11      $    562,000     5.880%
Class A-12      $          0     0.100%

At all times, the Class A-10, Class A-11, Class A-12 and Class A-23
Certificates, in the aggregate, will receive interest at 6.00%, and, on the closing date, will have an initial aggregate principal balance of $3,934,000.

COMBINATION 7

Class A-4       $143,244,000     5.920%    Class A-24    $196,952,000    6.000%
Class A-5       $ 23,874,000     5.880%
Class A-6       $          0     0.100%
Class A-7       $ 22,200,000     5.920%
Class A-8       $  3,700,000     5.880%
Class A-9       $          0     0.100%
Class A-10      $  3,372,000     5.920%
Class A-11      $    562,000     5.880%
Class A-12      $          0     0.100%

                                      II-2

At all times, the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class
A-9, Class A-10, Class A-11, Class A-12 and Class A-24 Certificates, in the
aggregate, will receive interest at 6.00%, and, on the closing date, will have an initial aggregate principal balance of $196,952,000.

COMBINATION 8

Class A-13      $100,320,000     5.920%    Class A-25    $117,040,000    6.000%
Class A-14      $ 13,072,000     5.219%
Class A-15      $  3,648,000     8.250%
Class A-16      $          0     0.100%

At all times, the Class A-13, Class A-14, Class A-15, Class A-16 and Class A-25
Certificates, in the aggregate, will receive interest at 6.00%, and, on the closing date, will have an initial aggregate principal balance of $117,040,000.

COMBINATION 9

Class A-5       $ 23,874,000     5.880%    Class A-26    $ 28,136,000    5.880%
Class A-8       $  3,700,000     5.880%
Class A-11      $    562,000     5.880%

At all times, the Class A-5, Class A-8, Class A-11 and Class A-26 Certificates,
in the aggregate, will receive interest at 37.80% minus (LIBOR multiplied by
6.00) with a maximum rate of 37.80%, and, on the closing date, will have an initial aggregate principal balance of $28,136,000.

COMBINATION 10

Class A-5       $ 23,874,000     5.880%    Class A-27    $ 28,136,000    6.480%
Class A-6       $          0     0.100%
Class A-8       $  3,700,000     5.880%
Class A-9       $          0     0.100%
Class A-11      $    562,000     5.880%
Class A-12      $          0     0.100%

At all times, the Class A-5, Class A-6, Class A-8, Class A-9, Class A-11, Class
A-12, and Class A-27 Certificates, in the aggregate, will receive interest at
38.40% minus (LIBOR multiplied by 6.00) with a maximum rate of 38.40%, and, on the closing date, will have an initial aggregate principal balance of
$28,136,000.

COMBINATION 11

Class A-14      $ 13,072,000     5.219%    Class A-28    $ 16,720,000    5.880%
Class A-15      $  3,648,000     8.250%

At all times, the Class A-14, Class A-15 and Class A-28 Certificates, in the
aggregate, will receive interest at 37.80% minus (LIBOR multiplied by 6.00) with a maximum rate of 37.80%, and, on the closing date, will have an initial aggregate principal balance of $16,720,000.

COMBINATION 12

Class A-14      $ 13,072,000     5.219%    Class A-29    $ 16,720,000    6.480%
Class A-15      $  3,648,000     8.250%
Class A-16      $          0     0.100%

At all times, the Class A-14, Class A-15, Class A-16 and Class A-29
Certificates, in the aggregate, will receive interest at 38.40% minus (LIBOR multiplied by 6.00) with a maximum rate of 38.40%, and, on the closing date, will have an initial aggregate principal balance of $16,720,000.

                                      II-3

COMBINATION 13

Class A-15      $  3,648,000     8.250%    Class A-30    $  3,648,000    11.000%
Class A-16      $          0     0.100%

At all times, the Class A-15, Class A-16 and Class A-30 Certificates, in the
aggregate, will receive interest at 176.00% minus (LIBOR multiplied by 27.50%)
with a maximum rate of 11.00%, and, on the closing date, will have an initial aggregate principal balance of $3,648,000.

COMBINATION 14

Class A-1       $313,992,000     5.920%    Class A-31    $313,992,000    7.000%
Class A-2       $          0     0.980%
Class A-3       $          0     0.100%

At all times, the Class A-1, Class A-2, Class A-3 and Class A-31 Certificates,
in the aggregate, will receive interest at 7.00%, and, on the closing date, will have an initial aggregate principal balance of $313,992,000.

COMBINATION 15

Class A-4       $143,244,000     5.920%   Class A-32     $313,992,000    6.000%
Class A-5       $ 23,874,000     5.880%
Class A-6       $          0     0.100%
Class A-7       $ 22,200,000     5.920%
Class A-8       $  3,700,000     5.880%
Class A-9       $          0     0.100%
Class A-10      $  3,372,000     5.920%
Class A-11      $    562,000     5.880%
Class A-12      $          0     0.100%
Class A-13      $100,320,000     5.920%
Class A-14      $ 13,072,000     5.219%
Class A-15      $  3,648,000     8.250%
Class A-16      $          0     0.100%

At all times, the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class
A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15,
Class A-16, Class A-32 Certificates, in the aggregate, will receive interest at
6.00%, and, on the closing date, will have an initial aggregate principal balance of $313,992,000.

COMBINATION 16

Class A-1       $313,992,000     5.920%    Class A-33    $627,984,000    6.500%
Class A-2       $          0     0.980%
Class A-3       $          0     0.100%
Class A-4       $143,244,000     5.920%
Class A-5       $ 23,874,000     5.880%
Class A-6       $          0     0.100%
Class A-7       $ 22,200,000     5.920%
Class A-8       $  3,700,000     5.880%
Class A-9       $          0     0.100%

                                      II-4

Class A-10      $  3,372,000     5.920%
Class A-11      $    562,000     5.880%
Class A-12      $          0     0.100%
Class A-13       100,320,000     5.920%
Class A-14      $ 13,072,000     5.219%
Class A-15      $  3,648,000     8.250%
Class A-16      $          0     0.100%

At all times, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class
A-13, Class A-14, Class A-15, Class A-16 and Class A-33 Certificates, in the
aggregate, will receive interest at 6.50%, and, on the closing date, will have an initial aggregate principal balance of $627,984,000.

(1)  If issued on the closing date.

                                      II-5

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

PROSPECTUS
MORTGAGE ASSET-BACKED AND MANUFACTURED HOUSING CONTRACT PASS-THROUGH
CERTIFICATES

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

OFFERED CERTIFICATES  The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust.
                      The certificates will not represent interests in or
                      obligations of Residential Accredit Loans, Inc.,
                      Residential Funding Company, LLC or any of their
                      affiliates. Each series may include multiple classes of
                      certificates with differing payment terms and priorities.
                      Credit enhancement will be provided for all offered
                      certificates.

MORTGAGE COLLATERAL   Each trust will consist primarily of:

                      o    mortgage loans or manufactured housing conditional
                           sales contracts or installment loan agreements
                           secured by first liens on one- to four-family
                           residential properties; or

                      o    mortgage securities and whole or partial
                           participations in mortgage loans.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                  April 9, 2007

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and
"Incorporation of Certain Information by Reference" in this Prospectus. You can request information incorporated by reference from Residential Accredit Loans,
Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                      -2-

                                      -3-

                                   (continued)

                                      -4-

                                  INTRODUCTION

     The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

                                   THE TRUSTS

GENERAL

     The mortgage loans, contracts and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and "--The Contracts" and in the
accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated interest, if any, as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

     o    mortgages;

     o    deeds of trust;

     o    manufactured housing conditional sales contracts and installment loan agreements;

     o    other similar security instruments creating a first lien on one- to four-family residential properties; or

     o    whole or partial participations in the mortgage loans or contracts, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

     o    manufactured housing conditional sales contracts; and

     o    installment loan agreements.

Mortgage collateral may include:

     o    mortgage loans; and

     o    contracts.

                                       -5-

     As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

     o    attached or detached one-family dwelling units;

     o    two- to four-family dwelling units;

     o    condominiums;

     o    units in condotels;

     o    townhouses;

     o    row houses;

     o    individual units in planned-unit developments;

     o    modular pre-cut/panelized housing;

     o    Cooperatives;

     o    manufactured homes; and

     o    the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

     The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

     o    mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

     o    assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the
          Custodial Account and in the related Certificate Account;

                                       -6-

     o    property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged
          Assets;

     o    hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

     o    any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, certificate insurance policy, surety bond or other similar types of credit enhancement as described under "Description of Credit Enhancement."

     The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

     Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

     o    either directly or through its affiliates, including Residential
          Funding Company, LLC;

     o    sellers who are affiliates of the depositor including Homecomings
          Financial, LLC and GMAC Mortgage, LLC; or

     o    savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban
          Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding
Company, LLC, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

     The mortgage loans or contracts may also be delivered to the depositor in a
Designated Seller Transaction. A "Designated Seller Transaction" is a
transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement.
Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for

                                       -7-

a Designated Seller Transaction will include information, provided by the related seller about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. All representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the
Designated Seller. The depositor will take reasonable steps to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the
Securities and Exchange Commission. The depositor will limit Designated Seller
Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the mortgage loans, together with an obligation to repurchase any mortgage loans that do not satisfy such representations and warranties. Furthermore, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

     If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including
Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder in their collateral and their cash flows. The primary collateral for both the mortgage securities and the related certificates will be the same pool of mortgage loans. Payments on the mortgage securities will be passed through to holders of the related certificates. The Agency Securities may have been guaranteed and/or issued by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the
Federal National Mortgage Association, known as Fannie Mae. As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

     For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the administrator, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

     The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form
8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial

                                       -8-

issuance of the certificates. If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

THE MORTGAGE LOANS

General

     If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the Expanded Criteria Program.

     The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

     The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the
Certificates--Assignment of Mortgage Loans."

Interest Rate Characteristics

     The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans, or ARM loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

     ARM LOANS. ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

     o    the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

     o    the weekly auction average investment yield of U.S. Treasury bills of various maturities;

                                       -9-

     o    the daily bank prime loan rate as quoted by financial industry news sources;

     o    the cost of funds of member institutions of any of the regional
          Federal Home Loan Banks;

     o    the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

     o    the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

     ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An
ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

     Other ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

     CONVERTIBLE MORTGAGE LOANS. On any conversion of a Convertible Mortgage
Loan, either the depositor will be obligated to repurchase or Residential
Funding Company, LLC, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding
Company, LLC or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions.
If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

Amortization Provisions

     The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans. The mortgage loans may include:

     o    loans with equal monthly payments;

                                      -10-

     o    GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;

     o    Interest Only Loans;

     o    simple interest loans;

     o    mortgage loans that experience negative amortization;

     o    bi-weekly or semi-monthly payment loans; and

     o    Balloon Loans.

     INTEREST ONLY LOANS. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an
"interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, when the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an
Interest Only Loan due to a default.

     SIMPLE INTEREST MORTGAGE LOANS. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize

                                      -11-

more quickly than scheduled. However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

     NEGATIVELY AMORTIZING ARM LOANS. Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan.
In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments. Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The accompanying prospectus supplement will specify whether the
ARM loans underlying a series allow for negative amortization.

     BI-WEEKLY OR SEMI-MONTHLY MORTGAGE LOANS. Certain mortgage loans may provide for payments by the borrowers every other week or twice each month during the term of the mortgage loan, rather than monthly payments.

     BALLOON LOANS. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon
Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Collateral Characteristics

                                      -12-

     The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans. In addition to mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

     o    Pledged Asset Mortgage Loans; and

     o    Additional Collateral Loans.

     PLEDGED ASSET MORTGAGE LOANS. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related
Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

     If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the custodian will be instructed to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders, since the bankruptcy court may prevent the custodian from making these payments. At the mortgagor's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released from the pledge if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

     ADDITIONAL COLLATERAL LOANS. The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally will not be more than
80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

     The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any
Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional
Collateral upon any liquidation would be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

     The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional
Collateral Requirement. This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates or a similarly rated financial institution. For additional

                                      -13-

considerations concerning the Additional Collateral Loans, see "Certain Legal
Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and
Other Limitations on Lenders."

Other Attributes

     Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

     COOPERATIVE LOANS. Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and
mortgages may include security agreements with respect to Cooperative Notes.

     PREPAYMENT CHARGES ON THE MORTGAGE LOANS. In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments."

     "EQUITY REFINANCE" AND "RATE AND TERM REFINANCE" MORTGAGE LOANS. Some of
the mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be
"rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, primarily in order to change the interest rate or other terms of the existing mortgage loan. All of these types of loans are nevertheless secured by mortgaged properties.

     BUY-DOWN MORTGAGE LOANS. In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

     o    Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

                                      -14-

     o    if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

     o    additional Buy-Down Funds to be contributed over time by the mortgagor's employer or another source.

     All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See "Description of the
Certificates--Payments on Mortgage Collateral--Buy-Down Mortgage Loans."

THE MORTGAGED PROPERTIES

     The mortgaged properties may consist of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular pre-cut/panelized housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain
Legal Aspects of Mortgage Loans and Contracts."

     The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

     o    the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

     o    a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

     o    the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

                                      -15-

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

     In the case of most purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation.
An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

     In the case of certain other mortgage loans, including purchase money, refinance, or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

     o    a representation by the related mortgage collateral seller, as described below, as to such value;

     o    a broker's price opinion, automated valuation, drive-by appraisal or other certification of value;

     o    an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

     o    the sales price, if the mortgaged property was purchased within the previous twelve months; or

     o    with respect to a contract made in connection with the mortgagor's purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

     In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

                                      -16-

     o    a statistical analysis;

     o    a broker's price opinion;

     o    an automated valuation, drive-by appraisal or other certification of value; or

     o    an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

     The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying prospectus supplement. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor's underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

     Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing.
Under the depositor's underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

UNDERWRITING POLICIES

     The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. All of the mortgage loans constituting the mortgage pool for a series of certificates will have been acquired either directly or indirectly by the depositor through the Expanded Criteria Program, which is described below under "--The Expanded Criteria Mortgage Program."

     The mortgage loans in any mortgage pool may be underwritten by Residential
Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. For additional information regarding automated underwriting systems that are used by

                                      -17-

Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "--Automated
Underwriting," below.

General Standards

     In most cases, under a traditional "full documentation" program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

     If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement.

     If specified in the accompanying prospectus supplement, some mortgage loans may have been originated under "limited documentation," "stated documentation"
or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under "--Loan-to-Value Ratio."
Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines will have

                                      -18-

required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal
Aspects of Mortgage Loans and Contracts." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

     Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors. Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by
Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding
Company, LLC may also take into consideration the mortgagor's actual payment history in assessing a mortgagor's current ability to make payments on the mortgage loan. In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties.
Those

                                      -19-

procedures may consist of drive-by appraisals, automated valuations or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential
Funding Company, LLC may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

     With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the accompanying prospectus supplement.

     Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. In addition, Credit Scores may be obtained by Residential Funding Company, LLC or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC or the designated seller a
Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit
Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans generally amortize over a 15- to 30- year period. Furthermore,
Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the

                                      -20-

mortgage loan, or the debt to income ratio. There can be no assurance that the
Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down
Mortgage Loans and graduated payment mortgage loans will increase periodically.
If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

The Expanded Criteria Mortgage Program

     Residential Funding Company, LLC's Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as a LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment. The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria
Program will in most cases conform to those published in Residential Funding
Company, LLC's Expanded Criteria Seller Guide as it applies to the Expanded
Criteria Program, or Seller Guide, as modified from time to time. The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the depositor's affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I,
Inc. For example, the Expanded Criteria Program may include mortgage loans with higher LTV ratios and larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment

                                      -21-

properties, mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage insurance and mortgage loans made to borrowers who are self-employed or are not required to state their income. The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates and may also be waived by Residential Funding Company,
LLC from time to time. The prospectus supplement for each series of certificates secured by mortgage loans purchased pursuant to the Expanded Criteria Program will describe the general underwriting criteria applicable to such mortgage loans, as well as any material changes to the general standard described above.

     A portion of the mortgage loans typically will be reviewed by Residential
Funding Company, LLC or by a designated third party for compliance with applicable underwriting criteria. Residential Funding Company, LLC may conduct this review using an automated underwriting system. See "--Automated
Underwriting" below. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. See "Underwriting
Policies" above. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC or the designated seller. The sellers who sell to Residential Funding Company, LLC or the designated seller pursuant to master commitment agreements will represent to
Residential Funding Company, LLC or the designated seller that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable.
Some other mortgage loans will be purchased from Expanded Criteria Program
Sellers who will represent to Residential Funding Company, LLC or the designated seller that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to Residential Funding Company, LLC or the designated seller.
Residential Funding Company, LLC or the designated seller may accept a certification from an insurance company as to the mortgage loan's insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the mortgage loan by Residential
Funding Company, LLC, the designated seller, or the depositor.

Automated Underwriting

     In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC's
Seller Guide as the underwriting criteria necessary to satisfy each underwriting program. In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller
Guide for that underwriting program are not satisfied.

     In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential
Funding Company, LLC by

                                      -22-

the mortgage collateral seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before
Residential Funding Company, LLC will accept or reject the mortgage loan. For most mortgage collateral sellers, Residential Funding Company, LLC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria,
Residential Funding Company, LLC will approve that mortgage loan for purchase.

     In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential
Funding Company, LLC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation. For most mortgage collateral sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller's mortgage loans.

     Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in
Residential Funding Company, LLC's Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC's underwriting criteria.

THE CONTRACTS

General

     The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon
Loans.

     The manufactured homes securing the contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. Section 5402(6), which are treated as
"single family residences" for the purposes of the REMIC provisions of the
Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a
manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of
8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the

                                      -23-

required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

Underwriting Policies

     Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

     With respect to a contract made in connection with the mortgagor's purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home.
However, an appraisal of the manufactured home generally will not be required.

THE AGENCY SECURITIES

Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as
amended, referred to in this prospectus as the Housing Act, authorizes Ginnie
Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d)
of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by
Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie
Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

                                      -24-

Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the
Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981,
Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by
Freddie Mac must meet certain standards described in the Freddie Mac Act.
Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional
Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any
Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter
Act (12 U.S.C. Section 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See
"Additional Information" for the availability of further information respecting
Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

                                      -25-

Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie
Mae, except with respect to any stripped mortgage-backed securities issued by
Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any
Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

MORTGAGE COLLATERAL SELLERS

     The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Company, LLC or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, credit unions, insurance companies, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may include Homecomings Financial, LLC and GMAC Mortgage, LLC and its affiliates, each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

     o    one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

     o    one or more direct or indirect purchases through the Expanded Criteria
          Program; or

     o    one or more purchases from affiliated sellers.

     Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC. The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

QUALIFICATIONS OF SELLERS

     Each Expanded Criteria Program Seller is selected by Residential Funding
Company, LLC on the basis of criteria described in the Seller Guide. In determining whether to approve a mortgage collateral seller, Residential Funding
Company, LLC generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. In order

                                      -26-

to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least
$500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present. An Expanded Criteria
Program Seller may be an affiliate of the depositor, and the depositor presently anticipates that GMAC Mortgage, LLC and Homecomings Financial, LLC, each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

     There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of certificates, or thereafter. If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded
Criteria Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller. Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See "--Repurchases of Mortgage Collateral" below.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

     Except in the case of a Designated Seller Transaction, Residential Funding
Company, LLC will provide with respect to each mortgage loan, including Expanded
Criteria Program loans, or contracts constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of certificates. In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect. Residential
Funding Company, LLC will generally represent and warrant that:

     o    as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

     o    except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or an attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

     o    to the best of Residential Funding Company, LLC's knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

     o    Residential Funding Company, LLC had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the
          Servicemembers Civil Relief Act, as amended, or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

     o    each mortgaged property is free of material damage and is in good repair;

                                      -27-

     o    each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

     o    the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

     o    there is no delinquent tax or assessment lien against the related mortgaged property.

     In the event of a breach of a representation or warranty made by
Residential Funding Company, LLC that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding
Company, LLC will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below. In addition, except in the case of a Designated Seller Transaction, Residential Funding
Company, LLC will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a
Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

     o    liens of real property taxes and assessments not yet due and payable;

     o    covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

     o    other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

     In addition, except in the case of a Designated Seller Transaction, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Company, LLC will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under "--Repurchases of Mortgage Collateral" and
"--Limited Right of Substitution."

     Mortgage collateral sellers will typically make certain representations and warranties regarding the characteristics of the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, Residential Funding Company, LLC and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral or any remedies provided for any breach of those representations and warranties. Accordingly, unless the accompanying prospectus supplement discloses that additional

                                      -28-

representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Company,
LLC described above. If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

REPURCHASES OF MORTGAGE COLLATERAL

     If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller or Residential Funding Company, LLC as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under "Description of the
Certificates--Review of Mortgage Loan or Contract Documents," if the designated seller or Residential Funding Company, LLC cannot cure certain documentary defects with respect to a mortgage loan or contract, the designated seller or
Residential Funding Company, LLC, as applicable, will be required to repurchase the item of mortgage collateral. The purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

     Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither Residential Funding Company, LLC nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

     The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or Residential Funding Company,
LLC of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer is not obligated to review, and will not

                                      -29-

review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

     Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding
Company, LLC or seller arising from any misrepresentation by the designated seller, Residential Funding Company, LLC or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. In the case of a
Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Company, LLC nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential
Funding Company, LLC. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by Residential Funding Company, LLC in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

     Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a designated seller defaults on its obligation to do so, and no assurance can be given that the designated sellers will carry out those obligations with respect to mortgage loans. This type of default by a designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or
Residential Funding Company, LLC, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust. With respect to a trust for which a REMIC election is to be made, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either
(a) an opinion of counsel is delivered to the effect that such substitution would not result in a

                                      -30-

prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

     In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

     o    have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

     o    have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net
          Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

     o    have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

     o    have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

     o    be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

     o    comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of
          substitution.

     If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. The prospectus supplement will indicate whether a Designated Seller will have the option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part.
Each pooling and servicing agreement or trust agreement will be filed with the
Securities and Exchange

                                      -31-

Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement. All references to a "pooling and servicing agreement" and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

     Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying pool of assets.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the
                                 principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

Companion.....................   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component.....................   A class consisting of "components." The
                                 components of a class of component certificates
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Interest Only.................   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the

                                      -32-

                                 determination of interest distributions.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Lockout.......................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 pool of assets that are allocated
                                 disproportionately to the senior certificates
                                 because of the shifting interest structure of
                                 the certificates in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 pool of assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying pool of assets
                                 that the lockout class is locked out of will be
                                 distributed to the other classes of senior
                                 certificates.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the principal balance of the class on
                                 each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Planned Principal or PACs.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 pool of assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

Scheduled Principal...........   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance

                                      -33-

                                 schedule but is not designated as a planned
                                 principal class or targeted principal class. In
                                 many cases, the schedule is derived by assuming
                                 two constant prepayment rates for the
                                 underlying pool of assets. These two rates are
                                 the endpoints for the "structuring range" for
                                 the scheduled principal class.

Senior Support................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior class after the
                                 related classes of subordinated certificates
                                 are no longer outstanding.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of certificates may be identified as a
                                 sequential pay class.

Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "senior support
                                 class" until the class certificate balance of
                                 the support class is reduced to zero.

Targeted Principal or TACs....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 pool of assets.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying mortgage
                                 loans).

     Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under
"Subordination" or by any combination of the foregoing.

                                      -34-

FORM OF CERTIFICATES

     As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

     If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.

     Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through
Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the
Euroclear system.

     Because DTC will be the only registered owner of the global securities,
Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of
DTC.

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

                                      -35-

     No beneficial owner of an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

     Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants.

     Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of
DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or
Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

                                      -36-

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The
Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in
Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum

                                      -37-

amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

EXCHANGEABLE CERTIFICATES

     General

     If specified in the accompanying prospectus supplement, one or more classes of certificates will be exchangeable certificates. Any class of exchangeable certificates will be listed on the cover of the prospectus supplement relating to that series. At any time after the initial issuance of exchangeable certificates, the holders of such certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those certificates for proportionate interests in one or more other classes of exchangeable certificates. The classes of certificates that are exchangeable for each other will be referred to in the related prospectus supplement as "related" to one another, and each related grouping of exchangeable certificates will be referred to as a "combination." Each combination of exchangeable certificates will be issued by the related exchangeable certificate trust fund and, in the aggregate, will represent a distinct combination of interests in such trust fund. In some series, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates. Exchanges of certificates will be allowed only if the aggregate payments on the certificates received in the exchange will be made in the same amounts and at the same times as the aggregate payments that would have been made on the certificates being exchanged.

     If one or more classes of certificates of a series will be exchangeable certificates, the related prospectus supplement will describe each class of exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement and tax, ERISA and legal investment considerations. The related prospectus supplement will also separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates in a combination. For example, if applicable, separate decrement tables and yield tables will be included for each class of a combination of exchangeable certificates.

     Exchanges

     The following three conditions must be satisfied in order for a holder to exchange its exchangeable certificates for related exchangeable certificates:

     o    immediately after the exchange, the aggregate certificate principal balance of the exchangeable certificates received in the exchange must equal the aggregate certificate principal balance of the exchanged certificates immediately prior to the exchange;

                                      -38-

     o    the aggregate annual amount of interest payable on the certificates received in the exchange must equal the aggregate annual amount of interest payable on the exchanged certificates; and

     o    the class or classes of exchangeable certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     Various combinations of exchangeable certificates may exist. Some examples of combinations of exchangeable certificates that have different interest characteristics include:

     o    A class of exchangeable certificates with an interest rate that varies directly with changes in an index and a class of exchangeable certificates with an interest rate that varies indirectly with changes in the same index may be exchanged, together, for a single class of certificates with a fixed interest rate. In this case, the two classes of certificates with interest rates that vary with an index would be exchanged for a single class of certificates with a fixed interest rate. In addition, the aggregate certificate principal balance of the two classes of certificates would equal the certificate principal balance of the class of certificates with the fixed interest rate.

     o    An interest only class of exchangeable certificates and a principal only class of exchangeable certificates may be exchanged, together, for a single class of certificates that is entitled to both principal and interest payments. The certificate principal balance of the new principal and interest class would be equal to the certificate principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate, if the interest only class had a fixed rate, that when applied to the certificate principal balance of this class, if the interest only class had a notional balance equal to the certificate principal balance of the principal only class, would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

     o    Two classes of exchangeable certificates, each a principal and interest class with different fixed interest rates, may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a certificate principal balance equal to the aggregate certificate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the certificate principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

     In some series, a holder may be permitted to exchange its exchangeable certificates for other certificates that have different principal payment characteristics. Examples of these types of combinations include:

     o    A class of exchangeable certificates that is an accrual class that accretes interest for a specified period, with the accreted amount added to the certificate principal balance of that accrual class, and a class of exchangeable certificates that is an accretion-directed class that receives principal payments from these accretions, may be exchanged, together, for a single class

                                      -39-

          that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

     o    A class of exchangeable certificates that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made according to schedule, may be exchanged, together, for a single class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     These examples of combinations of exchangeable certificates describe exchanging multiple classes of certificates for a single class of certificates.
If specified in the accompanying prospectus supplement, a single class of exchangeable certificates may be exchanged for two or more classes of certificates in the same types of combinations as these examples describe.

     Certain factors may limit the ability of a holder of exchangeable certificates to make an exchange. For example, the holder must own the class or classes of certificates required to make the exchange in the necessary proportions at the time of the proposed exchange. If a holder does not own the required classes or does not own the required classes in the necessary proportions, the certificateholder may not be able to exchange its certificates.
The holder wishing to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the required class may no longer be available due to principal payments or prepayments that have been applied to that class.

     Procedures

     The procedures that must be followed in order for a certificateholder to exchange its exchangeable certificates for other exchangeable certificates will be set forth in the prospectus supplement for that series. A certificateholder will be required to provide notice to the trustee a certain number of days prior to the proposed exchange date as specified in the related prospectus supplement.
The notice must include the proposed exchange date and the outstanding principal or notional amount of the certificates to be exchanged and to be received. Upon receipt of this notice, the trustee will provide instructions to the certificateholder regarding delivery of the exchangeable certificates and payment of the administrative fee. A certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. If any exchangeable certificates are in book-entry form, those certificates will be subject to the rules, regulations and procedures of DTC applicable to book-entry securities.

                                      -40-

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

     If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic
Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through
Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or to the custodian, the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee. In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as elected by the depositor, a set of the remaining legal documents relating to each mortgage loan that are in possession of the depositor, which may include the following:

     o    the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

     o    an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

     o    if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any

                                      -41-

          other documents at such times as described in the related pooling and servicing agreement.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

     If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

     Any mortgage for a mortgage loan secured by mortgaged property located in
Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto
Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

     Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R)
System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

ASSIGNMENT OF THE CONTRACTS

     The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread. Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

                                      -42-

     In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of Mortgage
Loans and Contracts--The Contracts."

REVIEW OF MORTGAGE LOAN OR CONTRACT DOCUMENTS

     The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold documents delivered to it by the depositor in trust for the benefit of the certificateholders. Within 45 days after receipt thereof, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it. If any such mortgage note is found to be defective in any material respect, the trustee or the custodian shall promptly notify Residential
Funding Company, LLC or the designated seller, if any, and the depositor. If
Residential Funding Company, LLC or the designated seller, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given,
Residential Funding Company, LLC or designated seller, as applicable will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under "The Trust -- Repurchases of Mortgage
Collateral." The obligation of Residential Funding Company, LLC and designated seller to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

ASSIGNMENT OF MORTGAGE SECURITIES

     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. The trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

                                      -43-

SPREAD

     The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral, which will be an uncertificated interest in the mortgage collateral. The payment of any Spread will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral.
Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon. The interest portion of a
Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE COLLATERAL

Collection of Payments on Mortgage Loans and Contracts

     The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

     o    all payments on account of principal of the mortgage loans or contracts comprising a trust;

     o    all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

     o    Liquidation Proceeds;

     o    all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

     o    Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

     o    any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

                                      -44-

     o    all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Company, LLC, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under "The Trusts--
          Representations with Respect to Mortgage Collateral" and
          "--Repurchases of Mortgage Collateral;"

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the
          Custodial Account; and

     o    any amounts required to be transferred from the Certificate Account to the Custodial Account.

     In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and
the Certificate Account must be either:

     o    maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

     o    an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

     o    in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

     o    in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

     o    any other Eligible Account.

     The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this section below. The
Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

                                      -45-

     Not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial
Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

     o    the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

     o    any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate
          Account from a reserve fund, as described under "Description of Credit
          Enhancement" below;

     o    any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance
          Policies on Mortgage Loans or Contracts" below;

     o    any distributions received on any mortgage securities included in the trust; and

     o    any other amounts as described in the related pooling and servicing agreement.

     The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the
Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted
Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. All income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate
Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

     For each Buy-Down Mortgage Loan, the subservicer will deposit the related
Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing
Account. Generally, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or
(ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

                                      -46-

     Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the
Buy-Down Funds, and, if applicable, investment earnings thereon, for each
Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The
Buy-Down Funds will in no event be a part of the related trust.

     If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the
Buy-Down Period together with Buy-Down Funds will result in full prepayment of a
Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down
Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any
Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

     Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down
Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

     Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

                                      -47-

Collection of Payments on Mortgage Securities

     The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date.
If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the
Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

     o    to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under "--Payments on Mortgage Collateral;"

     o    to reimburse itself or any subservicer for Advances, or for Servicing
          Advances, out of late payments, Insurance Proceeds, Liquidation
          Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

     o    to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

     o    to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

     o    to pay to itself, a subservicer, Residential Funding Company, LLC, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the

                                      -48-

          pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

     o    to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the
          Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

     o    to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the pooling and servicing agreement;

     o    to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is indemnified under the pooling and servicing agreement;

     o    to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

     o    to clear the Custodial Account of amounts relating to the
          corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination;
          Retirement of Certificates."

DISTRIBUTIONS

     Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register. The final distribution in retirement of the

                                      -49-

certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

     As a result of the provisions described below under "--Realization upon
Defaulted Mortgage Loans or Contracts," under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. The applicable prospectus supplement will describe the manner of interest accruals and payments. In general, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. The accompanying prospectus supplement will describe the method of calculating interest on the certificates. In general, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution
Amount.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class.

     On or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate Administrator, as applicable, will

                                      -50-

determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the determination date, the master servicer or the
Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

     The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

      DATE          NOTE                        DESCRIPTION
-----------------   ----   -----------------------------------------------------
July 1               (A)   Cut-off date.

July 2-31            (B)   Servicers or subservicers, as applicable, receive any
                           partial Principal Prepayments.

July 16-August 15    (C)   The servicers or the subservicers, as applicable,
                           receive any Principal Prepayments in full.

July 31              (D)   Record date.

July 2-August 1      (E)   The due dates for payments on a
                           mortgage loan or contract.

August 18            (F)   Servicers or subservicers remit to the master
                           servicer or servicer, as applicable, scheduled
                           payments of principal and interest due during the
                           related Due Period and received or advanced by them.

August 23            (G)   Determination date.

August 25            (H)   Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A)  The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on July 1 after deducting principal payments due on or before that date or such other date as may be specified in the accompanying prospectus supplement. Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

                                      -51-

(B)  Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)  Any Principal Prepayments in full that are received during the Prepayment
     Period will be remitted to the master servicer or servicer as described in
     (F) below for distribution to certificateholders as described in (G) below.
     When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

(D)  Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)  Scheduled principal and interest payments are due from mortgagors.

(F)  Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or by the servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the
     Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on August 18, 2005 together with any required Advances by the servicer or subservicers, except that
     Principal Prepayments in full received by subservicers during the related
     Prepayment Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(G)  On the determination date, the master servicer or servicer will determine the amounts of principal and interest that will be passed through on August
     25 to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period that have been received from subservicers or servicers prior to and including August 18, as well as all partial Principal
     Prepayments received on mortgage loans in July and Principal Prepayments in full during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B)
     above. Distributions to the holders of senior certificates, if any, on
     August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in
     "Subordination" and "--Advances."

(H)  On August 25, the amounts determined on August 23 will be distributed to certificateholders.

                                      -52-

     If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

     As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds,
Insurance Proceeds or otherwise.

     The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Mortgage
Collateral," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential
Funding Company, LLC, a subservicer, the designated seller or a mortgage collateral seller.

     Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under "--Servicing and
Administration of Mortgage Collateral." For any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard
Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and
Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make Servicing
Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums

                                      -53-

not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

     The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the
Principal Prepayment is made. A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such
Principal Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

     If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full during the preceding Prepayment Period or in part during the preceding calendar month equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

     Compensating Interest on any distribution date will be limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. If so disclosed in the accompanying prospectus supplement, Prepayment
Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield
Considerations."

FUNDING ACCOUNT

     A pooling and servicing agreement or other agreement may provide for the transfer of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding
Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are

                                      -54-

transferred. A Funding Account will be required to be maintained as an Eligible
Account. All amounts in the Funding Account will be required to be invested in
Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer or the Certificate
Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. The information will include the following (as applicable):

     o    the applicable record date, determination date and distribution date;

     o    the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

     o    the servicing fee payable to the master servicer and the subservicer;

     o    the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

     o    the amount, if any, of the distribution allocable to principal;

     o    the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

     o    the outstanding principal balance or notional amount of each class of certificates before and after giving effect to the distribution of principal on that distribution date;

     o    updated pool composition information, including weighted average interest rate and weighted average remaining term;

     o    the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

     o    if applicable, the Special Hazard Amount, Fraud Loss Amount and
          Bankruptcy Amount at the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

                                      -55-

     o    the principal balances of the senior certificates as of the closing date;

     o    in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

     o    the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

     o    based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

     o    the amount of any losses on the mortgage loans during the reporting period;

     o    information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

     o    any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

     o    any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

     o    for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

     In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

                                      -56-

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

General

     The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of certificates for which the trust includes mortgage securities, the master servicer's or Certificate Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

     Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

     The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be under the terms of those mortgage securities.

     In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related

                                      -57-

certificateholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan or contract, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications. Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

     Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under "--Payments on Mortgage
Collateral."

Special Servicing

     The pooling and servicing agreement for a series of certificates may name a
Special Servicer, which may be an affiliate of Residential Funding Company, LLC.
The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement. The
Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

                                      -58-

     In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

     o    instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation
          Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

     o    instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

     o    become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

     In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of "Due-on-Sale" Clauses

     When any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of Mortgage Loans and
Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions" and
"--The Contracts -- 'Due-on-Sale' Clauses."

     If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the

                                      -59-

mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

REALIZATION UPON DEFAULTED MORTGAGE LOANS OR CONTRACTS

     For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt.
In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

     Any acquisition of title and cancellation of any REO Mortgage Loan or REO
Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage
Loan or Liquidated Contract.

     For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

     For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a

                                      -60-

representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an
Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee. Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the
Pledged Assets are held.

     Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract.
Alternatively, for purposes of determining the amount of related Liquidation
Proceeds to be distributed to certificateholders, the amount of any Realized
Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

     For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

     If a final liquidation of a mortgage loan or contract resulted in a
Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to

                                      -61-

which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and
Fraud Losses in excess of the amount of coverage provided therefor and
Extraordinary Losses, have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of
Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

     In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the Certificate Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see "Description of Credit Enhancement" and "Insurance
Policies on Mortgage Loans or Contracts."

     For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of
Mortgage Loans and Contracts."

     The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit support for each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

     o    Defaulted Mortgage Losses;

     o    Special Hazard Losses;

     o    Bankruptcy Losses; and

     o    Fraud Losses.

                                      -62-

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses
and Fraud Losses in excess of the amount of coverage provided therefor and
Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

     As described in this prospectus and in the accompanying prospectus supplement,

     o    coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

     o    coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

     o    coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

     o    coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

     In addition, if stated in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under
"Subordination," or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

     In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy.

                                      -63-

As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

     Each prospectus supplement will include a description of:

     o    the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

     o    any conditions to payment not otherwise described in this prospectus;

     o    the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions of any agreement relating to the credit support.

     Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered. See
"Description of Credit Enhancement--Reduction or Substitution of Credit
Enhancement." If specified in the accompanying prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and
Exchange Commission in connection with the issuance of the related series of certificates.

                                      -64-

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

     A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement.
Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

     For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

     If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See "Description of the
Certificates--Servicing and Administration of Mortgage Collateral--Special
Servicing" above.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

                                      -65-

     Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how Realized
Losses are allocated. In general, Realized Losses will be allocated on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances. If described in the accompanying prospectus supplement, some classes of senior certificates may be allocated
Realized Losses before other classes of senior certificates.

     The accompanying prospectus supplement will describe how Special Hazard
Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates. In general, such losses will be allocated among all outstanding classes of certificates of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and
Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the
subordinate certificates may provide no coverage with respect to Extraordinary
Losses or other specified types of losses, which will be described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances as described in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud
Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

     In most cases, any allocation of a Realized Loss, including a Special
Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the
Realized Loss was incurred.

     The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some
Realized Losses will be allocated first to subordinate certificates by reduction of their

                                      -66-

outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

     If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit
Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate certificates to receive the
Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the
Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     The exact terms and provisions of the subordination of any subordinate certificate will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION

     If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted
Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders.
The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

     As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable

                                      -67-

mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard
Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation
Proceeds or Insurance Proceeds.

     A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of a representation made by Residential Funding Company, LLC or a designated seller may also have occurred. If the breach of that representation materially and adversely affects the interests of certificateholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of Residential
Funding Company, LLC or a designated seller, as described under "The Trusts
--Representations with Respect to Mortgage Collateral."

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the

                                      -68-

date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans and
Contracts." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an
Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances."

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans or Contracts--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

     Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement.
Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate

                                      -69-

to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

     If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount.
Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

     To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided by means of a representation of the depositor or Residential Funding Company,
LLC.

MORTGAGE INSURANCE POLICIES

     If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans or contracts in a mortgage pool or contract pool, or covered loans, with current
LTV ratios in excess of a percentage stated in the prospectus supplement. Any insurance policy for the covered loans will be issued by a mortgage insurer. The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan. If stated in the accompanying prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a mortgagor and a filing under
Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral, at a Deficient
Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

                                      -70-

     In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service
Reduction. See "Certain Legal Aspects of Mortgage Loans and Contracts--The
Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."
Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

RESERVE FUNDS

     If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or
Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

     For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

     The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

     Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

                                      -71-

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The
master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

     The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified
Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

     If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through
Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make

                                      -72-

the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud
Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the Certificate
Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank

                                      -73-

Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as
U.S. Treasury Bill rates).

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

     Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy.
The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

     In general, and except as described below, (i) each mortgage loan having an
LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance policy insuring against default on the

                                      -74-

mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding Company, LLC will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered.
Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under "Description of Credit
Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

     Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated.
The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and
(iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

     If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

     Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits that would have required coverage upon their origination.

                                      -75-

     Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

     While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

     o    the insured percentage of the loss on the related mortgaged property;

     o    the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o    at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any
          Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

     o    rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

     o    hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

     o    amounts expended but not approved by the primary insurer;

     o    claim payments previously made on the mortgage loan; and

     o    unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o    advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

                                      -76-

     o    tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80%
and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the accompanying prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan.
The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans.
The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood

                                      -77-

area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and
"Description of Credit Enhancement--Special Hazard Insurance Policies" for a
description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

     The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

     If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

                                      -78-

                                  THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage
Group, LLC, which is a wholly-owned subsidiary of GMAC LLC. The depositor is a
Delaware corporation incorporated in August 1995. The depositor was organized for the purpose of acquiring "Alt-A" mortgage loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such mortgage loans and contracts. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Company, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC

     The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

     The depositor maintains its principal office at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                        RESIDENTIAL FUNDING COMPANY, LLC

     Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or Certificate Administrator for each series of certificates, except in the case of a Designated Seller Transaction.

                       THE POOLING AND SERVICING AGREEMENT

     As described in this prospectus under "Introduction" and "Description of the Certificates--General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. The servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial
Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer

                                      -79-

or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or
Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, and, if required, file with the
Commission as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

     o    a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

     o    with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

     o    a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

                                      -80-

     o    A review of the master servicer's activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer's supervision;
          and

     o    To the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The master servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

     Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

CERTAIN OTHER MATTERS REGARDING SERVICING

     Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the
Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any

                                      -81-

liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

     The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

     A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

EVENTS OF DEFAULT

     Events of default under the pooling and servicing agreement for a series of certificates will include:

     o    any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

     o    any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate
          Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

     A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

                                      -82-

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or the Certificate
Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate
Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of certificates includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the certificateholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae-
or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.
However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                                      -83-

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

     o    to cure any ambiguity;

     o    to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     o    to change the timing and/or nature of deposits in the Custodial
          Account or the Certificate Account or to change the name in which the
          Custodial Account is maintained, except that (a) deposits to the
          Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

     o    if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the
          REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

     o    to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

     o    to amend any provision that is not material to holders of any class of related certificates.

     The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and

                                      -84-

servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of

     o    the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

     o    the purchase by the master servicer or the servicer from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement. If the holder of a class of certificates may terminate the trust and cause the outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still outstanding, the term "callable" will be included in the title of the related certificates. In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

                                      -85-

     Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call
Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. The Call Class will not be offered under the prospectus supplement.
Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call
Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the
Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                      -86-

                              YIELD CONSIDERATIONS

     The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

     In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. Mortgage loans or contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs, such as those run by Fannie Mae or Freddie Mac or by the company's affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities
I, Inc. The rate of default on refinance, limited documentation, stated
documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to international borrowers may be higher than on other mortgage loans or manufactured housing contracts.

     In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies.
In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral," in
connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

     The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only Loans."

     The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United
States residents and citizens or that are secured by properties located in the
United States. See "Certain Legal Aspects of Mortgage Loans and Contracts."

                                      -87-

     To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee.
See "Description of the Certificates -- Assignment of Mortgage Loans" and
"--Assignment of Contracts."

     The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Certificates - Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

     A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net
Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage
Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See "The Trusts -
Representations with Respect to Mortgage Collateral."

     In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of

                                      -88-

purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest.
In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net
Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity.
As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a Principal Prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates on the related distribution date, if such distribution date occurs in the following calendar month, by an amount of up to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if such shortfall is not covered by Compensating Interest. See
"Description of the Certificates--Prepayment Interest Shortfalls." Partial
Principal Prepayments will be distributed on the distribution date in the month following receipt. Principal Prepayments in full received during a Prepayment
Period will be distributed on the distribution date in the month in which such
Prepayment Period ends. See "Maturity and Prepayment Considerations."

     For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable

                                      -89-

underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

     The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

     If stated in the accompanying prospectus supplement, a trust may contain
GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                                      -90-

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Trusts," the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

     If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under "Description of the Certificates--Funding Account," and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

     Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

     o    homeowner mobility;

     o    economic conditions;

     o    changes in mortgagors' housing needs;

     o    job transfers;

     o    unemployment;

     o    mortgagors' equity in the properties securing the mortgages;

     o    servicing decisions;

     o    enforceability of due-on-sale clauses;

     o    mortgage market interest rates;

                                      -91-

     o    mortgage recording taxes;

     o    solicitations and the availability of mortgage funds; and

     o    the obtaining of secondary financing by the mortgagor.

     All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

     Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See
"The Trusts--The Mortgage Loans--Interest Only Loans."

     To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See "The Trusts--The Contracts."

     The accompanying prospectus supplement will specify whether the mortgage loans contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

     An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the Certificates --
Servicing and Administration of Mortgage Collateral -- Enforcement of
'Due-on-Sale' Clauses" and "Certain Legal Aspects of Mortgage Loans and
Contracts -- The Mortgage Loans -- Enforceability of

                                      -92-

Certain Provisions" and "--The Contracts" for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

     In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates.
Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

     Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools "limited documentation," "stated documentation" and "no documentation" mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers, that are secured by investment properties and that have other characteristics not present in those programs. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

     The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

     A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal
Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                      -93-

     While most manufactured housing contracts will contain "due-on-sale"
provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract.

     Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

     o    not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

     o    not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

     o    be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

     As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

     No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of property securing
Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of
Mortgage Loans and Contracts." In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under
"Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment

                                      -94-

experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

     Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing
Agreement--Termination; Retirement of Certificates." Any repurchase will shorten the weighted average lives of the related certificates. Furthermore, as described under "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates," a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related certificates.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature.
Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

General

     The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a

                                      -95-

mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

     If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative
Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.
This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.
This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     The accompanying prospectus supplement will specify the geographic location of the collateral for Cooperative Loans. In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the
Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate

                                      -96-

all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.
Similarly, a land lease has an expiration date and the inability of the
Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a
Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives"
below.

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the
Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections
163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the

                                      -97-

gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the
Cooperative Loans will qualify under this section for any particular year. If a
Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated
within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

                                      -98-

     Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys'
fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See
"Description of Credit Enhancement."

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior
Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be

                                      -99-

as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy

                                      -100-

agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the
Cooperative as required by the proprietary lease before transferring the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property

                                      -101-

from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

                                      -102-

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a
Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property.
Any such reduction would be treated as a Bankruptcy Loss.

     Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal
Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement
Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as
implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act
and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In

                                      -103-

some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors' rescinding the mortgage loans either against either the originators or assignees.

Homeownership Act and Similar State Laws

     Some mortgage loans and contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal
Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or
Homeownership Act, if such trust assets were originated on or after October 1,
1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels.
The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of a mortgage loan subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.
Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Except in the case of a Designated Seller Transaction, Residential Funding will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

                                      -104-

     Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

     Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.
The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions
Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property.
Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

                                      -105-

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of
1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.
The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o    state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
          Currency with respect to the origination of alternative mortgage instruments by national banks,

     o    state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
          Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

     o    all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

                                      -106-

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

THE CONTRACTS

General

     A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

     Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. The accompanying prospectus supplement will specify whether substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the

                                      -107-

manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential Funding Company, LLC or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders. See
"Description of the Certificates -- Assignment of the Contracts." If a
manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

                                      -108-

     To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.
Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The
Mortgage Loans" above.

Enforcement of Security Interests in Manufactured Homes

     The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"
or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract.
However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans --
Anti-Deficiency Legislation and Other Limitations on Lenders" above.

Consumer Protection Laws

     If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course"

                                      -109-

rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

     Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the
Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit
Reporting Act, the Real Estate Settlement Procedures Act, as implemented by
Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In particular, the originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by
Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding contracts against either the originators or assignees. In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions as discussed under "--The Mortgage Loans--Homeownership Act and Similar State
Laws."

"Due-on-Sale" Clauses

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. The depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor's ability to do so will depend on the enforceability under state law of the
"due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale"
clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing "due-on-sale" clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

     Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see "--The
Mortgage Loans -- Applicability of Usury Laws" above. Residential Funding
Company, LLC or a designated seller specified in the accompanying prospectus supplement will represent that all of the contracts comply with applicable usury laws.

                                      -110-

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996,
or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation
Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates.
Moreover, some federal statutes and some states by statute impose an
Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

                                      -111-

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     At the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air
Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration and assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act.
For mortgage loans or contracts included in a trust, application of the Relief
Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract that goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

                                      -112-

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty.
The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

     Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative
Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

                                      -113-

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. The following discussion is based on the advice of Orrick, Herrington & Sutcliffe
LLP and Mayer, Brown, Rowe & Maw LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances,, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

     The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or
Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal
Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests"
and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

     If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used whereby notes are being issued by and owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

     The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

                                      -114-

     In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the
Internal Revenue Service or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable
Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities.
Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See "State and Other Tax Consequences."

OPINIONS

     Upon the issuance of each series of REMIC Certificates, Orrick, Herrington
& Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the
Internal Revenue Code, as it may be amended from time to time, and applicable
Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

     Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP
has been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has "excess inclusion income;" however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

                                      -115-

     In addition, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw
LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income
Tax Consequences", if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

     Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See "--State and Local Tax
Consequences."

REMICS

Classification of REMICs

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax
Consequences." Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.
It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

     In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal
Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code.
In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to

                                      -116-

the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not
be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans,
the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage
Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue
Code. Furthermore, foreclosure property will qualify as "real estate assets"
under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal
Revenue Code, and "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

                                      -117-

Original Issue Discount

     Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code.
Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6)
of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated
interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master

                                      -118-

servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the
Internal Revenue Service, or IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.
It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated
principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market
Discount" below for a description of that election under the OID regulations.

                                      -119-

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     The accompanying prospectus supplement will describe the applicable accrual period. In general, each "accrual period," that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated
redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than

                                      -120-

its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the
REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated
principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount,

                                      -121-

presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

     o    on the basis of a constant yield method,

     o    in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

     o    in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a
REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which

                                      -122-

the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a
REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized
Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

                                      -123-

Taxation of Owners of REMIC Residual Certificates

General

     As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate.
For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in
"--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be
"portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May
11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated

                                      -124-

weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates.
The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the
REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis.

                                      -125-

See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

     An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated
redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests"
in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under
"-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount,"
except that the de minimis rule and the adjustments for subsequent holders of
REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

     If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue
Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the
deductions

                                      -126-

allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue
Code, as to which the certificateholders are encouraged to consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust.
However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the
REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC
Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the
REMIC residual certificate would have had in the hands of the original holder, see "--General."

                                      -127-

Excess Inclusions

     Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the
REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the
REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the
REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

     See, however, "--Foreign Investors in REMIC Certificates."

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not

                                      -128-

below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

     Effective August 1, 2006, temporary regulations issued by the IRS (the
"Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income.
The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

     Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal
Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

     Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity)
are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

                                      -129-

Noneconomic REMIC Residual Certificates

     Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions
(discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code)
than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

                                      -130-

     The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal
Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially

                                      -131-

owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations

     If a REMIC residual certificate is transferred to a Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

     (1)  the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     (2)  the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    residual interests in the entity are not held by Disqualified
          Organizations; and

     o    information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     (1)  requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a
          Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

     (2)  providing that any transfer of a REMIC residual certificate to a
          Disqualified Organization shall be null and void; and

                                      -132-

     (3)  granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any
          REMIC residual certificate that shall become owned by a Disqualified
          Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the
REMIC residual certificate that are allocable to the interest in the
Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a
Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

     If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions."
Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the
REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the

                                      -133-

period the certificate was held. See "--Taxation of Owners of REMIC Regular
Certificates-- Discount."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code)
within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders'
adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

     Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS
Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon

                                      -134-

demand. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC residual certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions.
In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a
REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the
REMIC will be borne by the related master servicer, the Certificate
Administrator or the trustee in any case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the
Certificate Administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related
REMIC certificates.

                                      -135-

Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a
REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal
Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The master servicer or the
Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person"
for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

     As the tax matters person, the master servicer or the Certificate
Administrator, as applicable, will have the authority to act on behalf of the
REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the
Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the
IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was

                                      -136-

requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS.
Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax"
under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United
States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws

                                      -137-

of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal
Revenue Code), and which was treated as a United States person on August 19,
1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to
United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     Transfers of REMIC residual certificates to investors that are not United
States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

TAXATION OF CLASSES OF EXCHANGEABLE CERTIFICATES

     General

     The arrangement pursuant to which the classes of exchangeable certificates are created, sold and administered (referred to herein as the exchangeable certificate trust fund) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of certificates that have been exchanged for exchangeable certificates will be the

                                      -138-

assets of the exchangeable certificate trust fund, and the exchangeble certificates will represent beneficial ownership of these interests in the classes of certificates.

     Tax Status

     Exchangeable certificates will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section
7701(a)(19)(C) of the Code, and original issue discount and interest accruing on the exchangeable certificates will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
Code, in each case, to the extent the certificates that have been exchanged or income thereon would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable certificates will be
"qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the certificates, the interest in which is represented by such exchangeable certificates would be qualifying if held directly.

     Tax Accounting for Exchangeable Certificates

     An exchangeable certificate represents beneficial ownership of an interest in one or more classes of certificates on deposit in an exchangeable certificate trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of certificates, a purchaser must allocate its basis in the exchangeable certificate among the interests in the classes of certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable certificate, the holder must allocate the amount received on the sale among the interests in the classes of certificates in accordance with their relative fair market values as of the time of sale.

     The holder of an exchangeable certificate must account separately for each interest in a class of certificates (there may be only one such interest). Where the interest represents a pro rata portion of a class of certificates that are
REMIC regular certificates, the holder of the exchangeable certificate should account for such interest as described under "REMICs-- Taxation of Owners of
REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of certificates (a "Strip"), the holder is treated as owning, pursuant to
Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of certificates. The master servicer or the Certificate
Administrator, as applicable, intends to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of certificates to the extent that the
Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

     A holder of an exchangeable certificate should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity

                                      -139-

based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of certificates. Further, if the related class of certificates is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of certificates. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

     If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). The master servicer or the Certificate Administrator, as applicable, intends to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the mortgage loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.
The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2)
if the certificates are REMIC regular certificates to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under
Section 1274(d) of the Code.

     If a holder exchanges a single exchangeable certificate, an "Exchanged
Certificate", for several exchangeable certificates, each, a "Received
Certificate," and then sells one of the Received Certificates, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code.
The holder must allocate its basis in the Exchanged Certificate between the portion of such Exchanged Certificate underlying the Received Certificate that was sold and the portion of the Exchanged Certificate underlying the Received
Certificates that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest.

                                      -140-

The holder must calculate original issue discount with respect to the retained interest as described above.

     Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable certificates that may be exchanged for a single exchangeable certificate that is identical to a class of certificates that is on deposit in the related exchangeable certificate trust fund should be treated as owning the relevant class of certificates.

     Exchanges of Exchangeable Certificates

     An exchange of an interest in one or more exchangeable certificates for an interest in one or more other related exchangeable certificates that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the exchangeable certificates that it owned immediately before the exchange.

     Tax Treatment of Foreign Investors

     A foreign holder of an exchangeable certificate is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading "REMICs--Foreign Investors in REMIC
Certificates."

     Backup Withholding

     A holder of an exchangeable certificate is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "REMICs-- Backup Withholding With
Respect to REMIC Certificates."

     Reporting and Administrative Matters

     Reports will be made to the IRS and to holders of record of exchangeable certificates that are not excepted from the reporting requirements.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee

                                      -141-

pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in
Section 408 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to the ERISA requirements discussed in this prospectus.
Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503(b)
of the Internal Revenue Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan.
In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code
prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest"
under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax)
imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue
Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA PLAN ASSET REGULATIONS

     An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, contracts, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan. The U.S.
Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section
2510.3-101, as modified by Section 3(42) of ERISA, concerning whether or not an
ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest," such as a certificate, in that entity.

     Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment.
Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates in reliance upon the availability of any

                                      -142-

exception under the DOL regulations. For purposes of this section, the terms
"ERISA plan assets" and "assets of an ERISA plan" have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

     Under the DOL regulations, the prohibited transaction provisions of Section
406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate
Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the
Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates.
Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL has issued an individual prohibited transaction exemption, or PTE,
94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by 2002-41,
67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the "RFC exemption," to Residential Funding Company, LLC and a number of its affiliates.
The RFC exemption generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of

                                      -143-

the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or mortgage securities, which are held in a trust or by another "issuer" and the purchase, sale and holding of pass-through certificates or other "securities" issued by a trust or other issuer as to which:

     o    the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

     o    the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are satisfied. For purposes of this section, the term "underwriter" includes:

     o    the depositor and a number of its affiliates;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

     o    any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

     o    any entity which has received from the DOL an exemption, called an asset-backed exemption, relating to securities which is substantially similar to the RFC exemption.

     The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

     o    The certificates issued by an issuer must represent a beneficial ownership interest in the assets of an issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the trust.

     o    The assets of the trust must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above.
          Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The RFC exemption also requires that each trust meet the following requirements:

                                      -144-

          o    the trust must consist solely of assets of the type that have been included in other investment pools;

          o    securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed
               exemption; and

          o    securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

     o    The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

     o    Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

     o    At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill
          Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings,
          called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

     o    If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the issuer.

     o    The RFC exemption will not apply to any of the certificates if:

          o    any mortgage loan or other asset held in the trust (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

          o    any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125%
               at the date of issuance of the certificates.

                                      -145-

     o    The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

     o    The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

     o    The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of
          1933, as amended.

     o    For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

     o    If a particular class of securities held by an ERISA plan involves a
          "ratings dependent swap" or a "non-ratings dependent swap"
          (collectively, a "swap" or "swap agreement") entered into by the trust that issued such securities, then each particular swap transaction relating to such securities must be (a) an "eligible swap," (b) with an "eligible counterparty," (c) meet certain additional conditions which depend on whether the swap is a "ratings dependent swap" or a
          "non-ratings dependent swap" and (d) permit the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by
          "qualified plan investors."

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap related, or (ii)
the portion of the principal balance of such class represented by obligations
("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable

                                      -146-

notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e)
has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f)
does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

     An "eligible counterparty" means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a "qualified professional asset manager"
("QPAM") under PTCE 84-14, (b) be an "in-house asset manager" under PTCE 96-23 or (c) have total assets (both plan and non-plan) under management of at least
$100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty,

                                      -147-

the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
(c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

     The RFC exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S.
dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     An ERISA Plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

     If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded
ERISA plan. For purposes of the certificates, an "excluded ERISA plan" is an
ERISA plan sponsored by any member of the restricted group.

     If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section
4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

     o    the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

                                      -148-

               o    a mortgagor with respect to 5% or less of the fair market
                    value of the assets of a trust; or

               o    an affiliate of that person;

          provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the
          RFC exemption are met;

     o    the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

     o    the holding of certificates by an ERISA plan or with ERISA plan assets.

     Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption from the application of the prohibited transaction provisions of Sections 406(a)
and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for
transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the
RFC exemption are satisfied.

     The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and
Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

     The issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures ("Sharia Mortgage Loans"). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

     Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute "securities"
for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability

                                      -149-

of the exemptive relief provided in the RFC exemption, the fiduciary or other
ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

     Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets are encouraged to consult with its counsel on the potential applicability of ERISA and the
Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of
PTCE 83-1 for various transactions involving mortgage pool investment trusts.
However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include contracts or
Cooperative Loans, or some types of private securities, or which contain a swap.
In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an "in-house asset manager" (each, an "Investor-Based Exemption"). In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an
ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the "Service
Provider Exemption"). The Investor-Based Exemptions and the Service Provider
Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer Exemption. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, the Investor-Based Exemptions, other DOL exemptions or the Servicer Provider Exemption for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000 and became generally applicable on July 5, 2001.

                                      -150-

REPRESENTATIONS FROM INVESTING ERISA PLANS

     If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

     o    is permissible under applicable law;

     o    will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o    will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

     The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate
(or interest therein), that either:

     o    it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

     o    it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

     o    (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein)
          is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor,

                                      -151-

the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL CERTIFICATES

     An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal
Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax
Consequences-- Taxation of Owners of REMIC Residual Certificates--Excess
Inclusions." In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

CONSULTATION WITH COUNSEL

     There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective
ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

     Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a "security"
for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

     Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for

                                      -152-

those entities. Under SMMEA, if a State enacted legislation on or prior to
October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. Section 24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the
Office of the Comptroller of the Currency, the FDIC, the National Credit Union
Administration, or NCUA and the OTS with an effective date of May 26, 1998. The
1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex
Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require

                                      -153-

divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla"
mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

     o    that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o    that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o    that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     o    conduct a pre-purchase portfolio sensitivity analysis for any
          "significant transaction" involving securities or financial derivatives, and

     o    conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

     Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

                                      -154-

     There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

     The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

     o    by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o    by placements by the depositor with institutional investors through dealers; and

     o    by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

                                      -155-

     If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933, as amended, in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                      -156-

                                  LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New
York, New York, or Mayer, Brown, Rowe & Maw LLP, New York, New York, as
specified in the prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement, file number 333-140610, with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the
Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the
Exchange Act can be read and copied at the Commission's Public Reference Room at
100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at
1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at
http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Commission allows the depositor to "incorporate by reference" the information filed with the Commission by the depositor, under Section 13(a),
13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as
may be required in connection with the related trust fund.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Accredit Loans, Inc., 8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by
telephone at (952) 857-7000.

                                      -157-

     The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

                                      -158-

                                    GLOSSARY

     1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     ADDITIONAL COLLATERAL--With respect to an Additional Collateral Loan, (1)
financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

     ADDITIONAL COLLATERAL LOANS--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by
Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

     ADDITIONAL COLLATERAL REQUIREMENT--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed
30% of the principal amount of such mortgage loan.

     ADVANCE--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related
Due Period which was not received as of the close of business on the business day preceding the related determination date.

     AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or
Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States.
None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States.
Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

     BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS--Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

     BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

                                      -159-

     BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     BUY-DOWN ACCOUNT--As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

     BUY-DOWN FUNDS--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the
Buy-Down Account.

     BUY-DOWN MORTGAGE LOAN--A mortgage loan subject to a temporary buy-down plan.

     BUY-DOWN PERIOD--The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage
Loan, the resulting difference to be made up from the Buy-Down Funds.

     CALL CERTIFICATE--Any certificate evidencing an interest in a Call Class.

     CALL CLASS--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

     CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CERTIFICATE ACCOUNT--An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

     CERTIFICATE ADMINISTRATOR--In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Certificate
Administrator may be an affiliate of the depositor or the master servicer.

     COMPENSATING INTEREST--As to any distribution date, for any mortgage loan or contract that prepaid in full during the portion of the related Prepayment
Period that occurs during the prior calendar month or that prepaid in part during the prior calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

     CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

                                      -160-

     COOPERATIVE--For a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative
Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES--A promissory note for a Cooperative Loan.

     CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     DEBT SERVICE REDUCTION--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSSES--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses,
Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the mortgage loan or contract and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

     DESIGNATED SELLER TRANSACTION--A transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE--For any Puerto Rico Mortgage Loan, a Mortgage
to secure a specific obligation for the benefit of a specified person.

     DISQUALIFIED ORGANIZATION--For these purposes means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include
          instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or Freddie Mac),

                                      -161-

     o    any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal
          Revenue Code,

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code,

     o    an "electing large partnership" (as described in Section 775 of the
          Internal Revenue Code), or

     o    any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the
          Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

     DISTRIBUTION AMOUNT--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

     o    any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

     o    any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

     o    Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

     ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico Mortgage Loan, a
mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

                                      -162-

     EXPANDED CRITERIA PROGRAM--Residential Funding Company, LLC's mortgage loan origination program for mortgage loans with loan characteristics that are not permitted under some of Residential Funding Company, LLC's other mortgage loan purchase programs.

     EXPANDED CRITERIA PROGRAM SELLER--A mortgage collateral seller that participates in the Expanded Criteria Program.

     EXTRAORDINARY LOSS--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

     FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

     FRAUD LOSSES--A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

     FUNDING ACCOUNT--An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

     GPM LOAN--A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

     GROSS MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

     INTEREST ONLY LOANS--Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

     ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED CONTRACT--A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation
Proceeds and Insurance Proceeds have been received.

     LIQUIDATED MORTGAGE LOAN--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable
Liquidation Proceeds and Insurance Proceeds have been received.

                                      -163-

     LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

     MARK-TO-MARKET REGULATIONS--The final regulations of the IRS, released on
December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Spread.

     NONRECOVERABLE ADVANCE--Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from
Liquidation Proceeds, Insurance Proceeds or otherwise.

     NOTE MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     OID - Original issue discount, as determined in accordance with the
Internal Revenue Code.

     PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     PERMITTED INVESTMENTS--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

     PLEDGED ASSET MORTGAGE LOANS--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

     PLEDGED ASSETS--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2)
a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

     PREPAYMENT INTEREST SHORTFALL--With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment
Period but prior to the calendar month of the distribution date.

     PREPAYMENT PERIOD--With respect to each distribution date and Principal
Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

                                      -164-

     PRINCIPAL PREPAYMENTS--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

     REMIC - A real estate mortgage investment conduit as described in section
860D of the Internal Revenue Code.

     REMIC PROVISIONS - Sections 860A through 860G of the Internal Revenue Code.

     REO CONTRACT--A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     REO MORTGAGE LOAN--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     SERVICING ADVANCES--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

     SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

     SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property;
any loss above that

                                      -165-

amount would be a Defaulted Mortgage Loss or other applicable type of loss.
Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

     SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

     SPREAD--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

     STATED PRINCIPAL BALANCE--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

     SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

     SUBSEQUENT RECOVERIES - Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

     SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the requirements described in the Seller Guide and is otherwise acceptable to the master servicer.

     TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section
401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

     TIERED REMICS - Two or more REMICs created pursuant to Treasury Regulation
Section 1.860F-2(a)(2).

                                      -166-

                        RESIDENTIAL ACCREDIT LOANS, INC.

                                  $696,428,029

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                                 SERIES 2007-QS9

                              PROSPECTUS SUPPLEMENT

GREENWICH CAPITAL                                            GMAC RFC SECURITIES

                                  UNDERWRITERS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE
TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER
IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement. Such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.